AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 2002
                                                 REGISTRATION NO. 333-39044
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------
                                 SB MERGER CORP.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

            DELAWARE                         6770                      38-3506266
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)

                               5860 STERLING DRIVE
                             HOWELL, MICHIGAN 48843
                                 (517) 586-4009
              (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE
                    OFFICES AND PRINCIPAL PLACE OF BUSINESS)

                               RICHARD L. CAMPBELL
                                 SB MERGER CORP.
                         5860 STERLING DRIVE, SUITE 530
                             HOWELL, MICHIGAN 48843
                                 (517) 586-4009
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:
                             JAMES D'ESPOSITO, ESQ.
                          GUSRAE, KAPLAN & BRUNO, PLLC
                                 120 WALL STREET
                               NEW YORK, NY 10005
                                 (212) 269-1400

                                ----------------

      APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                PROXY STATEMENT/
                             RECONFIRMATION OFFERING
                                   PROSPECTUS

                                 SB MERGER CORP.

                         125,000 SHARES OF COMMON STOCK
                                 $.001 PER SHARE

            The boards of directors of SB Merger Corp. and RxBazaar, Inc. have approved a transaction in which we will acquire RxBazaar by merging our wholly-owned subsidiary into RxBazaar. Under the terms of the merger, the holders of RxBazaar common stock and preferred stock will receive shares of SB Merger common stock and SB Merger preferred stock. We will assume all options and warrants to purchase RxBazaar common stock and they will become options and warrants to purchase SB Merger common stock.

            Assuming 100% of the investors in the offering reconfirm their investment, and assuming conversion of all shares of preferred stock into common stock, then after the merger it is expected that pre-merger SB Merger stockholders will own approximately 7% of the outstanding shares of the new merged company, or approximately 5% after giving effect to the exercise of all outstanding options and warrants, or approximately 4% giving additional effect to the issuance of additional shares that may become issuable to RxBazaar stockholders upon the achievement of certain earnings targets. There is currently no market for our common stock.

            The merger cannot be completed unless our stockholders approve the merger, including the issuance of shares of SB Merger common stock and preferred stock to be delivered in connection with the merger, and RxBazaar's stockholders also approve the merger. The board of directors of SB Merger has called a special meeting of SB Merger stockholders to be held on [June____], 2002 to vote on these matters. SB Merger stockholders who own shares of SB Merger common stock as of the record date, which is the close of business on [May ___, 2002], may vote at the SB Merger special meeting or by proxy. RxBazaar stockholders will vote on the merger by written consent. Holders of shares of RxBazaar common stock and preferred stock at the close of business on the date the first written consent is given are entitled to submit written consents.

            THE BOARDS OF DIRECTORS OF SB MERGER AND RXBAZAAR ARE FURNISHING THIS DOCUMENT TO YOU TO PROVIDE YOU WITH IMPORTANT INFORMATION ABOUT THE MERGER AND OTHER MATTERS. IN ADDITION TO FURNISHING YOU WITH THIS IMPORTANT INFORMATION, THIS DOCUMENT ALSO CONSTITUTES NOTICE TO THE STOCKHOLDERS OF RXBAZAAR OF RIGHTS TO DISSENT AND TO DEMAND APPRAISAL IN ACCORDANCE WITH THE DELAWARE GENERAL CORPORATION LAW. Holders of RxBazaar shares who are not in favor of the merger and who wish to assert appraisal rights must comply with the relevant procedures detailed under Delaware law, which are set forth in the statutory provisions reproduced in Appendix C to this proxy statement/ prospectus. A more detailed discussion of RxBazaar stockholders' appraisal rights is set forth beginning on page 28 of the proxy statement/prospectus. SB Merger stockholders are not entitled to appraisal rights under the Delaware General Corporation Law, but will have the opportunity to elect whether to reconfirm their investment decision to purchase the shares of SB Merger common stock offered in the public offering. Those rights are explained in the section titled "Reconfirmation Offering."

            THE PROPOSED MERGER IS A COMPLEX TRANSACTION. SB MERGER AND RXBAZAAR STRONGLY URGE YOU TO READ AND CONSIDER THIS PROXY STATEMENT/ PROSPECTUS IN ITS ENTIRETY, INCLUDING THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING ON PAGE 11.


/s/ Judith Haselton                      /s/ C. Robert Cusick
President of SB Merger Corp.             Chairman and Chief Executive Officer of
                                         RxBazaar, Inc.

            NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SB MERGER COMMON STOCK TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            This proxy statement/prospectus is dated ____________, 2002, and was first mailed to stockholders on or about _____________, 2002.

                     SB MERGER CORP. RECONFIRMATION OFFERING

            This prospectus relates to the reconfirmation offering required by Rule 419 of Regulation C under the Securities Act of 1933 concerning 125,000 shares of common stock, $.001 par value, of SB Merger Corp. The shares were initially sold in an initial public offering completed in January 2001. In February 2002, we executed an agreement with RxBazaar, Inc., a Delaware corporation, to acquire RxBazaar by merging our wholly-owned subsidiary into it. In the merger we will become obligated to issue approximately:

            o 3,333,955 shares of our common stock, 345,333 shares of Series A Preferred Stock and 1,500,000 shares of Series B Preferred Stock;
            o up to 1,834,653 shares of our common stock upon exercise of outstanding options and warrants to purchase RxBazaar common stock; and
            o up to 2,363,118 additional shares of our common stock, if the merged company meets earnings targets in the first or second year after the merger.

            Assuming 100% of the investors in the offering reconfirm their investment, and assuming conversion of all shares of preferred stock into common stock, then after the merger it is expected that pre-merger SB Merger stockholders will own approximately 7% of the outstanding shares of the new merged company, or approximately 5% after giving effect to the exercise of all outstanding options and warrants, or approximately 4% giving additional effect to the issuance of additional shares that may become issuable to RxBazaar stockholders upon the achievement of certain earnings targets. There is currently no market for our common stock.

            This prospectus is being furnished to investors in the offering so they may consider reconfirming their investment as a result of the proposed merger.

            Prior to the initial offering and this reconfirmation offering, there has been no market for our common stock and we cannot assure you that a market will exist after the proposed acquisition is completed.

                             ----------------------

            The offering and the reconfirmation offering are being conducted under Rule 419 of Regulation C under the Securities Act of 1933.

                             ----------------------

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal for anyone to tell you otherwise.

            THE INITIAL OFFERING AND THE RECONFIRMATION OFFERING INVOLVE A SPECULATIVE INVESTMENT AND A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION TITLED "RISK FACTORS" BEGINNING ON PAGE 11.

                             ----------------------

                              OFFERING INFORMATION

                                TABLE OF CONTENTS

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
  ON [JUNE ___,] 2002..........................................................4

ABOUT THIS PROXY STATEMENT/PROSPECTUS..........................................5

WHERE YOU CAN FIND MORE INFORMATION............................................5

QUESTIONS AND ANSWERS ABOUT THE MERGER.........................................5

PROSPECTUS SUMMARY.............................................................8

SELECTED FINANCIAL DATA........................................................9

RISK FACTORS..................................................................11

YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419; DEPOSIT OF
  OFFERING PROCEEDS AND SECURITIES............................................17

THE SB MERGER SPECIAL MEETING.................................................19

THE MERGER....................................................................20

RXBAZAAR SOLICITATION OF WRITTEN CONSENTS.....................................26

APPRAISAL RIGHTS FOR DISSENTING RxBAZAAR STOCKHOLDERS.........................28

CAPITALIZATION................................................................30

DILUTION......................................................................31

PLAN OF OFFERING..............................................................32

USE OF PROCEEDS...............................................................32

DIVIDEND POLICY...............................................................32

MANAGEMENT'S DISCUSSION AND ANALYSIS/PLAN OF OPERATION........................33

BUSINESS......................................................................37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................44

MANAGEMENT....................................................................46

EXECUTIVE COMPENSATION........................................................48

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................52

LEGAL PROCEEDINGS.............................................................53

MARKET FOR OUR COMMON STOCK...................................................54

DESCRIPTION OF SECURITIES.....................................................55

SHARES ELIGIBLE FOR FUTURE RESALE.............................................57

REPORTS TO STOCKHOLDERS.......................................................57

LEGAL MATTERS.................................................................57

EXPERTS.......................................................................57

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES...................................................................58

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
  FINANCIAL DISCLOSURE........................................................58

FINANCIAL STATEMENTS.........................................................F-1

Appendix A  --  Form of Proxy Card for SB Merger Stockholders................A-1
Appendix B  --  Merger Agreement dated February 1, 2002......................B-1
Appendix C  --  Section 262 of the Delaware General Corporation Law..........C-1

            You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                                 SB MERGER CORP.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON [JUNE ___,] 2002



            TO THE STOCKHOLDERS OF SB MERGER CORP.:

            NOTICE IS HEREBY GIVEN that a special meeting of stockholders of SB Merger Corp., a Delaware corporation, will be held on [June ___], 2002 at 9:00 a.m. local time at Gusrae, Kaplan & Bruno, PLLC, 120 Wall Street, New York, New York 10005, to consider and vote upon the following proposal:

            o To approve the merger agreement and plan of reorganization by and among SB Merger, our wholly-owned subsidiary RxB Acquisition Corp., a Delaware corporation, and RxBazaar, Inc., a Delaware corporation, to approve the merger of SB Merger and RxBazaar, and to approve the issuance of shares of SB Merger common stock and SB Merger preferred stock to RxBazaar stockholders in the merger. See "Proposal No. 1 -- Approval of Merger."

            Immediately after the merger, RxBazaar will become a wholly-owned subsidiary of SB Merger. Assuming 100% of the investors in the offering reconfirm their investment, and assuming conversion of all shares of preferred stock into common stock, then after the merger it is expected that pre-merger SB Merger stockholders will own approximately 7% of the outstanding shares of the new merged company, or approximately 5% after giving effect to the exercise of all outstanding options and warrants, or approximately 4% giving additional effect to the issuance of additional shares that may become issuable to RxBazaar stockholders upon the achievement of certain earnings targets. A copy of the merger agreement is included as Appendix B to the accompanying proxy statement/prospectus.

            The foregoing proposal is more fully described in the accompanying proxy statement/prospectus. The SB Merger board of directors unanimously recommends that you vote in favor of the proposals listed above.

            The board of directors has fixed the close of business on [May ___,] 2002 as the record date for the determination of stockholders entitled to notice of and to vote at this special meeting of stockholders and at any adjournments or postponements thereof.

                                          By Order of the Board of Directors

                                          /s/ Judith Haselton
                                          President

            TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SB MERGER SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SB MERGER SPECIAL MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                      ABOUT THIS PROXY STATEMENT/PROSPECTUS

            You should rely only on the information contained or incorporated by reference in this document to vote or consent with respect to the matters submitted to you. Neither SB Merger nor RxBazaar has authorized anyone to provide you with information that is different from what is contained in this document. This proxy statement/prospectus is dated [ ], 2002. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and the issuance of SB Merger common stock in the merger will not create any implication to the contrary. SB Merger provided the information concerning SB Merger, and RxBazaar provided the information concerning RxBazaar, in this proxy statement/prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

            We file public reports under the reporting requirements of the Exchange Act of 1934, as amended. We filed a registration statement with the Securities and Exchange Commission on Form SB-2 to register the offer and sale of our shares. This prospectus is part of that registration statement, and, as permitted by the Securities and Exchange Commission's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules, and other public reports we have filed, at the public reference facility maintained by the Securities and Exchange Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

            IF YOU ARE AN SB MERGER STOCKHOLDER OR AN RXBAZAAR STOCKHOLDER AND WOULD LIKE TO REQUEST DOCUMENTS FROM SB MERGER, PLEASE DO SO BY ________, 2002 TO RECEIVE THEM BEFORE THE SB MERGER SPECIAL MEETING OR THE RXBAZAAR WRITTEN CONSENT.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.          WHEN IS IT EXPECTED THAT THE MERGER WILL BE COMPLETE?

A: SB Merger and RxBazaar signed the merger agreement on February 1, 2002. The parties are working toward completing the merger as quickly as possible, and hope to complete the merger shortly following the SB Merger special meeting to be held on June __, 2002. In order to complete the merger, the stockholders of both SB Merger and RxBazaar must approve the merger. Following approval by the SB Merger and RxBazaar stockholders, the merger will be complete when all of the other conditions to completion of the merger are satisfied or waived. The merger will become effective when a certificate of merger is filed with the Secretary of State of Delaware. If we do not complete the merger on or before July 28, 2002, then under the rules that apply to this offering, SB Merger will be required to unwind the offering and return the funds raised in this offering to the investors.

Q.          AS AN RXBAZAAR STOCKHOLDER, WHAT WILL I RECEIVE IN THE MERGER?

A: You will receive shares of SB Merger common stock in exchange for the shares of RxBazaar stock that you own, based on the number and class of RxBazaar shares that you own and subject to some adjustments provided for in the merger agreement. For example, if you own 1,000 shares of RxBazaar common stock, you will receive 700 shares of SB Merger common stock. You will receive only whole shares. You may also become eligible to receive additional shares of SB Merger if, during the first two years after the merger, the merged company achieves certain earnings targets. See "The Merger."

Q.          WHAT WILL HAPPEN TO RXBAZAAR'S OUTSTANDING OPTIONS AND WARRANTS?

A: In accordance with the terms of the merger agreement, each option and warrant outstanding as of the date of the completion of the merger will be assumed by SB Merger, which is changing its name to RxBazaar, Inc., and automatically will become options to purchase the number of shares of SB Merger common stock that would be issuable if the option or warrant were exercised in full immediately before the merger, on the same terms and conditions as the old RxBazaar option.

Q. AS A STOCKHOLDER OF SB MERGER, WILL I RECEIVE ADDITIONAL SHARES OF SB MERGER COMMON STOCK IN THE MERGER?

A: No, you will continue to hold the same number of shares of SB Merger common stock after the merger. Shares of SB Merger common stock will be issued only to RxBazaar stockholders in the merger. The merger will result in SB Merger stockholders holding a smaller percentage of the combined company's stock than the percentage of SB Merger stock they currently hold. Assuming 100% of the investors in the offering reconfirm their investment, and assuming conversion of all shares of preferred stock into common stock, then after the merger it is expected that pre-merger SB Merger stockholders will own approximately 7% of the outstanding shares of the new merged company, or approximately 5% after giving effect to the exercise of all outstanding options and warrants, or approximately 4% giving additional effect to the issuance of additional shares that may become issuable to RxBazaar stockholders upon the achievement of certain earnings targets.

Q. HAS SOMEONE DETERMINED THAT THE MERGER IS ADVISABLE FOR THE SB MERGER AND RXBAZAAR STOCKHOLDERS?

A: Yes. The boards of directors of SB Merger and RxBazaar have determined that the merger is advisable for their respective stockholders. The board of directors of each of SB Merger and RxBazaar has approved the merger and the merger agreement, and the board of directors of SB Merger has approved the issuance of SB Merger stock in the merger.

Q.          WILL SB MERGER STOCKHOLDERS VOTE ON THE MERGER?

A: Yes, SB Merger stockholders will vote on the merger at SB Merger's special meeting of stockholders.

Q.          ARE RXBAZAAR STOCKHOLDERS ENTITLED TO APPROVE THE MERGER?

A: Yes, RxBazaar stockholders will have the opportunity to approve the merger and the merger agreement by written consent. The merger and the merger agreement require the approval of a majority of the issued and outstanding shares of RxBazaar's voting stock.

Q.          WHAT DO SB MERGER STOCKHOLDERS NEED TO DO NOW?

A: SB Merger stockholders should promptly mail their signed proxy card in the enclosed postage-paid envelope so that their shares will be represented at the SB Merger special meeting.

Q. CAN SB MERGER STOCKHOLDERS CHANGE THEIR VOTE AFTER THEY HAVE DELIVERED THEIR PROXIES?

A: Yes, SB Merger stockholders can change their votes by (i) delivering a written notice of revocation with SB Merger's secretary, (ii) sending in later-dated, signed proxy cards to SB Merger's secretary, or (iii) attending the SB Merger special meeting and voting in person.

Q.          WHAT DO RXBAZAAR STOCKHOLDERS NEED TO DO NOW?

A: RxBazaar stockholders should promptly mail their signed written consents in the enclosed postage-paid envelope to vote their shares of RxBazaar stock on the proposed merger.

Q. CAN RXBAZAAR STOCKHOLDERS CHANGE THEIR VOTES AFTER THEY HAVE MAILED IN THEIR WRITTEN CONSENTS?

A: An RxBazaar stockholder can only revoke or change an action by written consent prior to the time that RxBazaar has received the requisite number of consents to approve the merger. This will be a short period of time, as RxBazaar expects to receive sufficient consents to approve the merger promptly.

Q.          SHOULD RXBAZAAR STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A: No. After the merger is complete, SB Merger's exchange agent will send RxBazaar stockholders a letter of transmittal and written instructions for exchanging their stock certificates. RxBazaar stockholders should not surrender their RxBazaar stock certificates until after the merger and until they receive the letter of transmittal.

Q.          WHO CAN ANSWER QUESTIONS REGARDING THE MERGER?

A: If you would like additional copies of this proxy statement/prospectus, or if you have questions about the merger or the other matters discussed in this document, you should contact:

            For SB Merger Corp.:                  For RxBazaar:

            SB Merger Corp.                       RxBazaar, Inc.
            5860 Sterling Drive, Suite 530        200 Highland Avenue
            Howell, Michigan  48843               Needham, MA  02494
            Attention:  Richard L. Campbell       Attention:  C. Robert Cusick

                               PROSPECTUS SUMMARY

SB MERGER CORP.

            We were organized as a Delaware corporation on January 3, 2000 for the purpose of creating a corporate vehicle to seek, investigate and, if the investigation warrants, acquire an interest in business opportunities presented to us by persons or firms who or which desire to employ our funding in their business or to seek the perceived advantages of a publicly-held corporation.

            Our executive offices of SB Merger are located at 5860 Sterling Drive, Suite 530, Howell, Michigan 48843. The telephone number is (517)586-4009.

            In January 2001, we completed an initial public offering for 125,000 shares of our common stock for $1.00 per share pursuant to a Registration Statement that became effective with the Securities and Exchange Commission on January 28, 2001.

RXBAZAAR, INC.

            RxBazaar, Inc., a pharmaceutical distribution company, was incorporated in the State of Delaware on October 25, 1999. See "Business -- RxBazaar."

RXBAZAAR ACQUISITION

            On February 1, 2002, we executed an agreement with RxBazaar, Inc., a Delaware corporation, to acquire RxBazaar by merging a wholly-owned subsidiary of ours into RxBazaar. In the merger we will become obligated to issue approximately:

            o 3,333,955 shares of our common stock, 345,333 shares of Series A Preferred Stock and 1,500,000 shares of Series B Preferred Stock;
            o up to 1,834,653 shares of our common stock upon exercise of outstanding options and warrants to purchase RxBazaar common stock; and
            o up to 2,363,118 additional shares of our common stock, if the merged company meets earnings targets in the first or second year after the merger.

            As of the effective date of the merger, and without giving effect to the contingent issuance of any additional shares, RxBazaar's current stockholders will own approximately 95% of the outstanding shares in the post-merger entity on a fully-diluted basis.

            We believe, after examining RxBazaar's business plan, interviewing its management, and examining its products and services, that RxBazaar can successfully compete with other companies in the pharmaceutical distribution industry.

THE OFFERING

            Shares outstanding prior to the offering                 406,000

            Shares sold in the offering                              125,000 (1)

            Shares to be issued to RxBazaar stockholders           7,013,941 (2)

            Shares outstanding after the merger                    7,419,941 (2)

            ---------------------
            (1) Assumes that 100% of the purchasers reconfirm their investment. There were 144 purchasers in the offering. This number does not include an aggregate of 75,000 shares held in escrow that were issued in February 2002 in connection with an 8-for-5 stock split effected as a dividend of .6 shares of SB Merger common stock for each outstanding share.

            (2) Consists of common share equivalents, assuming conversion of all preferred stock in accordance with the terms of SB Merger's certificate of incorporation. Includes shares issuable upon the exercise of stock options and warrants issued by RxBazaar, which we are assuming. Does not include up to 2,363,118 shares that may become issuable upon the achievement of certain earnings targets in the first or second year following the merger.

EXPIRATION DATE

            In accordance with Rule 419, any SB Merger stockholder who purchased shares in this offering will have 20 business days from the date of this prospectus to reconfirm your investment. IF YOU DO NOT MAKE ANY DECISION WITHIN THE 20 BUSINESS DAY PERIOD THEN YOUR INVESTMENT WILL BE RETURNED TO YOU AUTOMATICALLY. This offering will terminate in accordance with Rule 419 on the 45th business day after the effective date of this proxy-statement/prospectus.

            Rule 419 further provides that if we do not complete an acquisition meeting the specified criteria within 18 months of the effective date of the initial public offering, all of the deposited funds in the escrow account must be returned to investors. Therefore, if the merger is not completed on or before July 28, 2002, the offering will terminate and the investors' original amounts invested will be returned.

BOARD RECOMMENDATIONS

            Our board believes that the proposed merger is in the best interests of our stockholders and recommends that the investors elect to accept the reconfirmation offering. The merger agreement was approved by the unanimous consent of the directors of SB Merger dated as of February 1, 2002. The directors of RxBazaar approved the merger agreement at a meeting held on January 27, 2002. See "The Merger."

                             SELECTED FINANCIAL DATA

            The following selected financial data is derived from the financial statements of SB Merger Corp. and RxBazaar, Inc. This data is qualified by reference to and should be read in conjunction with SB Merger's and RxBazaar's financial statements.

                                 SB MERGER CORP.

                                                       JANUARY 3,   JANUARY 3,
                                                          2000         2000
                                          YEAR ENDED   (INCEPTION)  (INCEPTION)
                                          DECEMBER 31, TO DECEMBER  TO DECEMBER
                                             2001       31, 2000     31, 2001
                                          ----------   ----------   ----------
STATEMENT OF LOSS DATA:
   Revenues                               $       --   $       --   $       --
   Operating expenses                         11,010       22,264       33,274
                                          ----------   ----------   ----------
   Net loss                               $  (11,010)  $  (22,264)  $  (33,274)
                                          ==========   ==========   ==========
   Net loss per share-basic               $     (.05)  $     (.18)
                                          ==========   ==========
   Weighted average shares outstanding       204,110      125,000
                                          ==========   ==========

                                          DECEMBER 31, DECEMBER 31,
                                             2001         2000
                                          ----------   ----------
BALANCE SHEET DATA:
    Total assets                          $  125,381   $    9,699
    Total liabilities                          7,405        1,963
    Stockholders' equity                     117,976        7,736

                                 RXBAZAAR, INC.

                                                                      OCTOBER 25, 1999
                                           YEAR ENDED     YEAR ENDED   (INCEPTION) TO
                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                              2001           2000           1999
                                          ------------   ------------   ------------
STATEMENTS OF LOSS DATA:
    Sales, net                            $ 17,244,283   $    734,493   $         --
    Cost of sales                           14,479,743        726,273             --
                                          ------------   ------------   ------------
    Gross profit                             2,764,540          8,220             --
    Operating expenses                       8,584,401      3,158,803         50,452
                                          ------------   ------------   ------------
    Operating loss                          (5,819,861)    (3,150,583)       (50,452)
    Other income (expense), net               (717,432)       (57,645)            --
                                          ------------   ------------   ------------
    Net loss                                (6,537,293)    (3,208,228)       (50,452)
    Dividends on preferred stock               257,682             --             --
                                          ------------   ------------   ------------
    Net loss applicable to common stock   $ (6,794,975)  $ (3,208,228)  $    (50,452)
                                          ============   ============   ============
    Net loss per share - basic            $      (1.59)  $      (0.82)  $      (0.01)
                                          ============   ============   ============
    Weighted average shares outstanding      4,264,128      3,928,369      4,000,000
                                          ============   ============   ============


                                          DECEMBER 31, DECEMBER 31, DECEMBER 31,
                                             2001         2000         1999
                                          ----------   ----------   ----------
BALANCE SHEET DATA:
    Current assets                        $5,878,706   $1,525,498   $   56,964
    Total assets                           8,714,793    2,259,440       59,405
    Current liabilities                    7,024,979    2,245,145       27,857
    Long-term debt                         2,250,000           --           --
    Total liabilities                      9,274,979    2,245,145       27,857
    Stockholders' equity (deficit)          (560,186)      14,295       31,548
    Working capital (deficit)             (1,146,273)    (719,647)      29,107

                                  RISK FACTORS

            THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE, INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. ACCORDINGLY, YOU SHOULD CAREFULLY CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO IN THIS PROXY STATEMENT/PROSPECTUS, THE FOLLOWING RISK FACTORS IN EVALUATING THIS OFFERING AS WELL AS RXBAZAAR AND ITS BUSINESS.

IF RXBAZAAR DOES NOT OBTAIN A SUBSTANTIAL AMOUNT OF ADDITIONAL FINANCING, YOU COULD LOSE YOUR ENTIRE INVESTMENT.

            After completing the merger, RxBazaar will require substantial additional financing in order to carry out its business plan. We can give no assurance that RxBazaar will be able to obtain such financing or that such financing will be available on satisfactory terms. Future financing transactions, if we are able to complete any, could be completed at a lower valuation causing the shares of SB Merger to be diluted and lose value. If RxBazaar is unable to obtain additional financing it may have to curtail or suspend operations, causing you to lose your entire investment.

            RxBazaar plans to raise substantial additional capital to fund its future operations. To raise additional financing, RxBazaar intends to pursue various possible financing options, including one or more public offerings or private placements of our debt or equity securities. It is possible that additional financing transactions will be dilutive to the equity issuable to existing investors. We can give no assurance that RxBazaar will be successful in raising additional financing or that it will be able to do so on commercially reasonable terms or in the time period required to meet its expected obligations. RxBazaar's failure to obtain additional financing would have a material and adverse effect on our business and prospects, and would likely render your investment worthless.

IF RXBAZAAR CONTINUES TO LOSE MONEY ON ITS OPERATIONS, YOU COULD LOSE YOUR ENTIRE INVESTMENT.

            RxBazaar is not profitable. In the year ended December 31, 2001 RxBazaar incurred a net loss of $6,537,293 and as of December 31, 2001, RxBazaar had an accumulated deficit of $10,053,655. RxBazaar anticipates future losses and negative cash flow to continue for the foreseeable future. In addition, there is no public market for RxBazaar's common stock and RxBazaar has made no undertaking to provide stockholders liquidity now or at any time in the future. Because of RxBazaar's history of operating losses and working capital deficit, its independent auditors have expressed doubt as to its ability to continue as a going concern.

            We can give no assurance that RxBazaar will be able to operate profitably or produce a positive cash flow. In general, RxBazaar's ability to become profitable depends on its ability to generate and sustain substantially higher revenues while maintaining reasonable expense levels. If RxBazaar were to achieve profitability, we cannot give any assurance that it would be able to sustain or increase profitability on a quarterly or annual basis in the future. As a result, you may lose your entire investment.

            RxBazaar's efforts to operate profitably will depend on, among other things:

            o developing the RxBazaar brand, marketing and other promotional activities;
            o   expanding its product offerings;
            o developing marketing and distribution relationships with strategic business partners;
            o expanding general and administrative functions to support any growth that may occur; and
            o establishing and developing relationships in the healthcare industry, particularly with manufacturers of prescription and over the counter drug products.

PERCEPTION OF RXBAZAAR AS A "DOT-COM" COMPANY COULD HARM ITS EFFORTS TO ENACT ITS BUSINESS PLAN AND ADVERSELY AFFECT YOUR INVESTMENT.

            In the past several years, many entrepreneurs and business analysts voiced expectations that the internet and the World Wide Web would become widely used by consumers and businesses to effect transactions. Many business enterprises were organized to address business opportunities perceived to have arisen because of this trend toward "e-commerce." In many cases, though, hoped-for business opportunities failed to materialize as anticipated or the enterprises formed to address the opportunities failed to do so successfully. Many investors in failed "dot-com" companies, so termed because of their common reliance on internet-based business methods, lost significant amounts.

            RxBazaar was originally incorporated under the name "RxBazaar.com, Inc." and maintains its on-line marketplace at www.rxbazaar.com. RxBazaar later changed its name to "RxBazaar, Inc." in order to more accurately reflect its business model of integrating traditional and on-line business methods. Its success, however, does depend on its successful integration of internet-based methods. Therefore, RxBazaar risks being seen by potential investors as a "dot-com" company. In the current business climate, we believe that this perception could impose additional obstacles to RxBazaar's raising sufficient capital to carry out its business plan. If that happens, you could lose your entire investment.

THE OFFERING PRICE OF THE SB MERGER COMMON STOCK DOES NOT NECESSARILY RELATE TO THE VALUE OF OUR ASSETS OR OTHER OBJECTIVE CRITERIA OF VALUE.

            Investors should not consider the price they paid for the SB Merger common stock any objective indication of our actual value. We have arbitrarily determined the offering price of our common stock and the price is not necessarily related to our net worth, our assets, earnings, book value or any other objective financial statement criteria of value. The offering price should not be regarded as an indication of any future market price of any of our securities. If a market were to develop for our common stock, its market price could be below the price of the common stock that we have sold to investors in this offering, and is likely to be highly volatile.

ISSUANCE OF SHARES IN THE MERGER WILL RESULT IN SUBSTANTIAL ADDITIONAL DILUTION.

            Our amended and restated certificate of incorporation authorizes the board to issue 75,000,000 shares of our common stock, $.001 par value. The proposed merger, if completed, will result in our becoming obligated to issue approximately:

            o 3,333,955 shares of our common stock, 345,333 shares of Series A Preferred Stock and 1,500,000 shares of Series B Preferred Stock;
            o up to 1,834,653 shares of our common stock upon exercise of outstanding options and warrants to purchase RxBazaar common stock; and
            o up to 2,363,118 additional shares of our common stock, if the merged company meets earnings targets in the first or second year after the merger.

            The merger will result in substantial dilution in the percentage of the common stock held by SB Merger's present stockholders.

MANAGEMENT WILL HAVE BROAD DISCRETION IN THE USE OF PROCEEDS FROM THE OFFERING.

            We intend to use all of the net proceeds of the offering for business development and working capital. Accordingly, management will have broad discretion in the application of such net proceeds. Investors in the offering will not have the opportunity to evaluate the economic, financial or other information that we will use to determine application of such proceeds. See "Use of Proceeds."

THERE IS NO PUBLIC MARKET FOR OUR STOCK.

            Currently, there is no public market for our securities. It is unlikely that a regular trading market will develop when the reconfirmation offering is concluded. If a trading market for our securities were to develop, we could give no assurance that such a market could be sustained, or that our securities purchased by the public in the offering could be resold at their original offering price or at any other price. Any market for our securities that may develop will very likely be a limited one. While we intend to continue to timely file periodic reports under the Securities Exchange Act of 1934 for so long as we may be required to do so, we can give no assurances that we will continue to file these reports on a voluntary basis. In any event, due to the low price of our securities, many brokerage firms may choose not to engage in market making activities or effect transactions in our securities. Purchasers of our securities may have difficulties in reselling them and many banks may not grant loans using our securities as collateral. Our securities will not be eligible for listing on the Nasdaq Stock Market when this reconfirmation offering is completed.

WE WILL ISSUE PREFERRED STOCK WITH RIGHTS SUPERIOR TO THOSE OF THE COMMON STOCK, AND FUTURE ISSUANCES OF PREFERRED STOCK COULD FURTHER DILUTE EXISTING HOLDERS' INTERESTS AND IMPEDE OR DELAY A TAKEOVER ATTEMPT.

            In the merger we will issue 345,333 shares of Series A Preferred Stock and 1,500,000 shares of Series B Preferred Stock. These shares are entitled to preferential dividends and preferential treatment upon liquidation, as well as other advantages over our common stock. Also, our amended and restated certificate of incorporation, if it is approved by our stockholders, will permit our board of directors to designate and to issue, without stockholder approval, series of preferred stock with voting, conversion and other rights and preferences that could differentially and adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock by the board of directors could adversely affect the rights of holders of common stock by, among other matters, establishing preferential dividends, liquidation rights and voting power. The issuance of preferred stock or of rights to purchase preferred stock could also be used to discourage an unsolicited acquisition proposal. Although we have no present intention to issue additional shares of preferred stock, except in connection with the merger, the issuance thereof might render more difficult, and therefore discourage, an unsolicited takeover proposal such as a tender offer, a proxy contest or an attempt to remove incumbent management, even if such actions would be in the best interest of our stockholders.

RXBAZAAR'S LIMITED OPERATING HISTORY MAKES FORECASTING FUTURE RESULTS DIFFICULT.

            RxBazaar incorporated on October 25, 1999 and it acquired FPP Distribution, Inc., formerly known as Superior Pharmaceutical Company, in February 2001. Before acquiring FPP Distribution, RxBazaar's activities consisted primarily of developing its web site and creating recognition for the RxBazaar.com web site. Thus, RxBazaar has a limited operations history. As a result, it is difficult to accurately forecast RxBazaar's revenues and it has no meaningful historical financial data upon which to base planned operating expenses. RxBazaar's revenues and operating results are difficult to forecast because:

            o it lacks working capital sufficient to obtain a steady and sufficient supply of products to sell;
            o it operates on a short sales cycle with substantially no backlog; and
            o while it has achieved some sales increases, it has not been able to predict accurately the rate of growth.

            As a result, we may be unable to adjust our spending in a timely enough manner to compensate for any unexpected revenue shortfall or, potentially, to deal effectively with an unexpected increase in sales activities, should one occur. This inability could cause our net losses in a given quarter to be greater than expected.

IF RXBAZAAR FAILS TO ESTABLISH THE RXBAZAAR BRAND OR ATTRACT REPEAT CUSTOMERS, IT MAY NOT BE ABLE TO INCREASE ITS REVENUES SUFFICIENTLY TO FUND ITS OPERATIONS.

            RxBazaar must develop and strengthen the RxBazaar brand, particularly because of the early stage of RxBazaar's development and the highly competitive nature of its business. If RxBazaar fails to establish the RxBazaar brand quickly, it will be at a competitive disadvantage and may lose the opportunity to obtain a sufficient number of customers. The development of the RxBazaar brand will depend largely on the success of RxBazaar's marketing efforts and its ability to provide consistent, high quality customer experiences. RxBazaar cannot be certain that its brand promotion activities will be successful, or will result in increased revenues. If RxBazaar achieves increased revenues, there can be no assurance that these revenues will be sufficient to offset the expenditures incurred in building its brand.

RXBAZAAR MAY NOT BE ABLE TO COMPETE SUCCESSFULLY AGAINST CURRENT AND FUTURE COMPETITORS.

            RxBazaar does business in a market that is highly competitive, and we expect competition in Rxbazaar's market to intensify in the future. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could harm RxBazaar's net revenue and results of operations. RxBazaar competes or will potentially compete with a variety of companies, many of which have significantly greater financial, technical, marketing and other resources. RxBazaar's competitors include:

            o   on-line businesses that sell prescription drugs;
            o   national wholesalers; and
            o   national and regional distributors.

            Nationally, five major distributors whose aggregate annual sales exceeded $79 billion in 2000 dominate the wholesale drug distribution business. These companies and many of RxBazaar's other competitors and potential competitors have operated for a longer period of time than it has, have greater financial resources, have established marketing relationships with leading manufacturers and advertisers and have a secured presence in distribution channels. Some of these companies may also commence or expand their presence on the internet. Finally, RxBazaar is aware of other similar entrepreneurial companies that are focusing significant resources on developing and marketing products and services that will compete directly with those RxBazaar offers.

            RxBazaar may face a significant competitive challenge from alliances entered into between and among its competitors and major pharmacy benefit managers, major HMOs or chain drugstores, as well as from larger competitors created through industry consolidation. The combined resources of these partnerships or consolidated entities could pose a significant competitive challenge to RxBazaar and their existence could impede RxBazaar in or prevent it from establishing relationships with the member pharmacy benefit managers, HMOs or chain drugstores. See "Business -- Competition."

RXBAZAAR'S FAILURE TO COMPLY WITH EXTENSIVE GOVERNMENT REGULATION OF ITS BUSINESS COULD CAUSE ADVERSE EFFECTS TO RXBAZAAR.

            The purchase and sale of pharmaceuticals is a highly regulated industry, and RxBazaar must maintain licenses in every territory in which it intends to conduct its business. Although RxBazaar believes that it presently has all of the needed licenses and governmental authorizations necessary to conduct its current business, RxBazaar can give no assurance:

            o that it will obtain or maintain the needed licenses and regulatory authorizations from the U.S. Drug Enforcement Agency and state regulators;
            o that the process to obtain such authorizations will not take too long or cost too much; or
            o that it will have sufficient funds to obtain such authorizations.

            If RxBazaar fails to receive or maintain needed licenses and authorizations, or if obtaining such approvals takes too long or costs too much, then RxBazaar may not be able to carry out its business plan and would suffer a materially adverse effect to its business and financial condition and results of operations. See "Business -- Government Regulation."

            Moreover, many of RxBazaar's on-line competitors currently have all required licensing. Therefore, RxBazaar's competitors could continue to increase their market share and brand recognition, making it more difficult for RxBazaar to establish its brand and gain market share for its business. See "Business -- Competition."

CHANGES IN FEDERAL AND STATE REGULATION OF PRESCRIPTION DRUG DISTRIBUTION COULD HARM RXBAZAAR'S BUSINESS.

            RxBazaar is subject to regulation under the Federal Food, Drug and Cosmetic Act, the Prescription Drug Marketing Act, the Controlled Substances Act, and state laws and regulations applicable to the distribution of pharmaceutical products and controlled substances. Regulation in the drug distribution industry is subject to change, and changes in the relevant regulations could harm RxBazaar's business. RxBazaar's business is based partly on addressing market opportunities created by the laws and regulations in force now. Changes to the law, such as broader regulation of drug prices across different classes of purchasers, could harm RxBazaar's business. Also, if rules promulgated by the U.S. Food and Drug Agency under the Prescription Drug Marketing Act become effective, then distributors like RxBazaar might be required to provide buyers on its online market with detailed information about the source of the drug products sold there. RxBazaar believes that some sellers might be reluctant to provide this information and so might elect not to place products for sale on RxBazaar's web site. RxBazaar's business could suffer materially if it does not attract a sufficient number of sellers to post products for sale. Enactment of these rules has been delayed until April 1, 2003, and they may be modified before taking effect. However, RxBazaar can give no assurance that the regulations will be changed before their enactment, or that the regulations will not harm its business. See "Business -- Government Regulation."

RXBAZAAR DEPENDS UPON ITS ABILITY TO OBTAIN A SUFFICIENT SUPPLY OF PRODUCTS TO SELL.

            Because RxBazaar operates as a distribution business and an on-line exchange, it depends on an adequate supply of products to sell. This puts it at risk because:

            o   it has no long-term supply contracts;
            o it depends on suppliers electing to post products for sale on its web site; and
            o other competitors can use high-profile products to attract business, and RxBazaar does not presently have such a product.

            Rxbazaar's business depends in part on its ability to attract a sufficient number of wholesale distributors and others to place products for sale on its online marketplace. If RxBazaar does not obtain a sufficient amount of products to sell on a consistent basis, then it will not be able to achieve its business plan and its business will be materially and adversely affected.

RXBAZAAR MAY FACE LIABILITIES FOR WHICH IT IS NOT ADEQUATELY INSURED.

            RxBazaar's business of selling drug products for human use is inherently risky. RxBazaar faces risk of liability resulting from claims made directly by consumers or by buyers or sellers using its on-line marketplace. RxBazaar currently has property, general liability and product liability insurance in amounts that its management believes to be adequate, but it can give no assurance that such insurance will remain available at a reasonable cost or that any insurance policy would offer coverage sufficient to meet any liability arising as a result of a claim. RxBazaar can give no assurance that it will be able to obtain or maintain adequate insurance on reasonable terms or that, if obtained, such insurance will be sufficient to protect it against such potential liability or at a reasonable cost. The obligation to pay any substantial liability claim could have a material adverse affect on RxBazaar's business, financial condition and future prospects.

RXBAZAAR DOES NOT HAVE LONG-TERM PURCHASE AGREEMENTS WITH ITS CUSTOMERS, AND AS A RESULT ITS CUSTOMERS COULD STOP PURCHASING ITS PRODUCTS AND SERVICES AT ANY TIME.

            None of RxBazaar's customers has any long-term obligation to continue to purchase its products or services, and any customer could reduce or cease ordering its products or services. RxBazaar's failure to increase its customer base or to obtain orders from new or existing customers could seriously harm its business.

RXBAZAAR DEPENDS ON ITS CHIEF EXECUTIVE OFFICER AND ITS OTHER EXECUTIVE
OFFICERS.

            RxBazaar's future success depends significantly on the skills, experience and efforts of its chief executive officer, C. Robert Cusick, and its other executive officers and key personnel. Many of these individuals would be difficult to replace. The loss of the services of Mr. Cusick or any other key person could seriously harm RxBazaar's business.
See "Management-- Employment and Consulting Agreements."

RXBAZAAR MAY BE UNABLE TO PROTECT ITS PROPRIETARY TECHNOLOGY.

            RxBazaar's success may depend to some degree upon its source code and its other proprietary technology relating to its call center technology and other aspects of its business. The steps RxBazaar has taken to protect its technology may be inadequate. If so, it might not be able to prevent others from using what it regards as its technology to compete with RxBazaar. Existing trade secret, copyright and trademark laws offer only limited protection. In addition, the laws of some foreign countries do not protect RxBazaar's proprietary technology to the same extent as the laws of the United States. Other companies could independently develop similar or superior technology without violating RxBazaar's proprietary rights. Any misappropriation of its technology, or the development of competitive technology, could seriously harm RxBazaar's business.

            If RxBazaar were compelled to resort to legal proceedings to enforce its intellectual property rights, the proceedings could be burdensome and expensive and could involve a high degree of risk to stockholders.

CLAIMS BY OTHERS THAT RXBAZAAR INFRINGES THEIR PROPRIETARY TECHNOLOGY COULD HARM ITS BUSINESS.

            Third parties could claim that RxBazaar's products or technology infringe their patents or other proprietary rights. Any claim of infringement by a third party could cause RxBazaar to incur substantial costs defending against the claim, even if the claim is invalid, and could distract management from carrying on RxBazaar's business. Furthermore, a party making such a claim could secure a judgment that requires RxBazaar to pay substantial damages. A judgment could also include an injunction or other court order that could prevent RxBazaar from offering its products and services. Any of these events could seriously harm RxBazaar's business.

            If anyone asserts a claim against RxBazaar relating to proprietary technology or information, then RxBazaar might seek to license their intellectual property or to develop non-infringing technology. RxBazaar might not be able to obtain a license on commercially reasonable terms or on any terms. Alternatively, its efforts to develop non-infringing technology could be unsuccessful. RxBazaar's failure to obtain the necessary licenses or other rights or to develop non-infringing technology could prevent it from offering its products and services and could therefore seriously harm its business.

RXBAZAAR MAY NOT BE ABLE TO PROTECT OR USE ITS TRADEMARKS.

            Trademark protection is an important factor in establishing product recognition. RxBazaar's inability to protect its trademarks from infringement could result in injury to any goodwill that may be developed in such trademarks. Moreover, RxBazaar's inability to use one or more of its trademarks because of successful third-party claims could have a material adverse effect on its business, financial condition or results of operations.

RXBAZAAR DEPENDS ON THE CONTINUED AND WIDESPREAD DEVELOPMENT AND MAINTENANCE OF INTERNET INFRASTRUCTURE.

            The internet global computer network has been characterized by, and is expected to continue to experience, significant growth in the number of users and amount of traffic. The success of RxBazaar's on-line drug distribution marketplace will depend upon the development and maintenance of internet infrastructure to cope with this increased number of users and traffic. This will require a reliable network backbone with the necessary speed, data capacity and security, and the timely development of complementary products, including high-speed access products and services, for providing widely available, reliable internet access and services. RxBazaar cannot control or affect the rate of development or maintenance of internet infrastructure, or rate at which access providers will make high speed internet access available. Users of the internet and the World Wide Web have experienced outages and other delays as a result of damage to portions of its infrastructure and could face outages and delays in the future. Such outages and delays are likely to affect the level of internet usage generally and could have a material adverse effect on RxBazaar's business.

RXBAZAAR'S BUSINESS WILL BE ADVERSELY AFFECTED IF THE INTERNET DOES NOT BECOME A VIABLE AND SUBSTANTIAL COMMERCIAL MEDIUM.

            RxBazaar's future success depends heavily on the acceptance and wide use of the internet for e-commerce. However, to date internet-based e-commerce businesses have encountered significant obstacles in effecting their business plans. If e-commerce does not continue to grow or grows more slowly than expected, demand for RxBazaar's internet-based products and services may fail to develop. Consumers and businesses may reject the internet and the World Wide Web as a viable commercial medium for drug distribution for a number of reasons, including potentially inadequate network infrastructure, slow development of enabling technologies, insufficient commercial support or security and privacy concerns. In addition, delays in the development or adoption of new standards and protocols required to handle increased levels of e-commerce, or increased government regulation or taxation, could cause the internet to lose its viability as a commercial medium.

RXBAZAAR'S BUSINESS IS SUBJECT TO ON-LINE COMMERCE SECURITY RISKS.

            A significant risk to on-line commerce and communications is the secure transmission of confidential information over public networks. RxBazaar's security measures may not prevent security breaches. RxBazaar's failure to prevent security breaches could harm its business. It is likely that a significant number of users will authorize RxBazaar to bill their credit card accounts directly for payments made to RxBazaar. RxBazaar intends to rely on encryption and authentication technology licensed from third parties to provide the security and authentication technology to effect secure transmission of confidential information, including customer credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography, or other developments may result in a compromise or breach of the technology RxBazaar uses to protect customer transaction data. Any such compromise of RxBazaar's security could harm its reputation and, therefore, its business. In addition, a party who is able to circumvent RxBazaar's security measures could misappropriate proprietary information or cause interruptions in RxBazaar's operations. RxBazaar may need to expend significant resources to protect against security breaches or to address problems caused by breaches. Security breaches could damage its reputation and expose it to a risk of loss or litigation and possible liability. RxBazaar may not be adequately insured against losses caused by security breaches, and any such losses could have a material adverse effect on its financial condition.

RXBAZAAR FACES THE RISK OF SYSTEMS INTERRUPTIONS AND CAPACITY CONSTRAINTS ON ITS WEBSITE, POSSIBLY RESULTING IN ADVERSE PUBLICITY, REVENUE LOSSES AND EROSION OF CUSTOMER TRUST.

            The satisfactory performance, reliability and availability of RxBazaar's website, transaction processing systems and network infrastructure are critical to its reputation and its ability to attract and retain customers and to maintain adequate customer service levels. Any future systems interruption that results in the unavailability of the rxbazaar.com web site or reduced order fulfillment performance could result in negative publicity and reduce the volume of goods sold and the attractiveness of the web site, which could negatively affect RxBazaar's revenues. From time to time, RxBazaar has experienced temporary system interruptions for a variety of reasons, including power failures and software bugs. RxBazaar may not be able to correct any problem in a timely manner. Because RxBazaar outsources some aspects of its system and because some of the reasons for a systems interruption may be outside of its control, RxBazaar also may not be able to exercise sufficient control to remedy the problem quickly or at all.

            To the extent that customer traffic on the www.rxbazaar.com web site grows substantially, RxBazaar will need to expand the capacity of its systems to accommodate a larger number of visitors. RxBazaar's inability to scale its systems may cause unanticipated system disruptions, slower response times, degradation in levels of customer service, impaired quality and speed of order fulfillment, or delays in reporting accurate financial information. RxBazaar is not certain that it will be able to project the rate or timing of increases, if any, in the use of its website accurately or in a timely enough manner to permit it effectively to upgrade and expand its transaction-processing systems or to integrate smoothly any newly developed or purchased modules with its existing systems.

             YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419;
                   DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

            Rule 419 under the Securities Act requires that the proceeds of this offering, after deducting underwriting commissions, underwriting expenses and dealer allowances, if any, as well as the securities purchased by the investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. We have also placed in escrow 75,000 shares of common stock that we issued in February 2002 in connection with an 8-for-5 stock split effected as a dividend of .6 shares of common stock for each share outstanding. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

            o First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any. We have entered into such an agreement with RxBazaar.

            o Second, we must file a post-effective amendment to the registration statement that includes the results of this offering including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount and use of funds disbursed to us to date, including payments to officers, directors, controlling stockholders or affiliates, specifying the amounts and purposes of these payments. We must also disclose the terms of the reconfirmation offer with the conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements. This proxy statement/prospectus is part of a post-effective amendment filed to comply with this requirement.

            o Third, we will mail a copy of the prospectus to each investor within five business days of the effective date of the post-effective amendment. This prospectus is the reconfirmation prospectus. The reconfirmation offering will be made as described in the section of this proxy statement/prospectus titled "Prospectus Summary; Reconfirmation Offering." After we submit a letter to the escrow agent stating that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.

            We entered into an escrow agreement with Continental Stock Transfer & Trust Company, which provides that Continental will hold the public offering proceeds and the stock certificates of the public investors in escrow pursuant to Rule 419 of the rules and regulations of the Securities and Exchange Commission, until the approval of a business combination by our stockholders. If we have not completed a business combination by July 28, 2002 then all proceeds will be promptly returned to our stockholders and the stock certificates will be canceled. Under the terms of the escrow agreement, the funds may only be released upon written notice from us that we have met the three conditions described above and an opinion of counsel that the transaction was approved by a vote of a majority of our common stock, and not more than 20% of the stockholders have elected to redeem their common stock. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we have not released and do not intend to release these funds. The funds and any dividends or interest earned, are being held for the sole benefit of the investors and can only be invested in bank deposits, money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

                          THE SB MERGER SPECIAL MEETING

WHEN AND WHERE THE MEETING WILL BE HELD

            Our special meeting of stockholders will be held at the offices of Gusrae, Kaplan & Bruno, PLLC, located at 120 Wall Street, New York, NY 10005 on [June ___], 2002 at 10:00 a.m., local time.

            This proxy statement/prospectus is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting. This proxy statement/prospectus, and the accompanying proxy card, are first being mailed to holders of our common stock on or about [___________], 2002.

WHAT WILL BE VOTED UPON

            At our special meeting, holders of our common stock will be asked to consider and vote upon:

            o The merger, the merger agreement and the issuance of shares of SB Merger stock in the merger; and
            o Any other business that may properly come before our special meeting or any postponement or adjournment.

            Our board of directors does not presently intend to bring any business before our special meeting other than the specific proposal referred to above and specified in the notice of our special meeting. Our board of directors knows of no other matters that are to be brought before our special meeting. If any other business properly comes before our special meeting, including the consideration of a motion to adjourn the meeting for purposes of soliciting additional votes, it is the intention of persons named in the enclosed form of proxy to vote the shares they represent as our board of directors may recommend.

WHICH STOCKHOLDERS MAY VOTE

            Only holders of record of our common stock at the close of business on [May ____ ], 2002, our record date, are entitled to notice of and to vote at the SB Merger special meeting. As of the close of business on our record date, there were 406,000 shares of our common stock outstanding and entitled to vote, held of record by 163 stockholders. A majority, or 203,001, of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business.

HOW TO VOTE BY PROXY

            Our proxy card accompanying this proxy statement/prospectus is solicited on behalf of our board of directors for use at our special meeting. Stockholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to us. All proxies that are properly executed and returned, and that are not revoked, will be voted at our special meeting in accordance with the instructions indicated. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF ALL OF THE MATTERS LISTED ON THE PROXY CARD.

HOW TO CHANGE YOUR VOTE

            A stockholder who has given a proxy may revoke it at any time before it is exercised at our special meeting, by doing one of the following:

            o delivering a written notice of revocation to Ms. Judith Haselton, President, SB Merger Corp., 5860 Sterling Drive, Howell, Michigan 48843;

            o executing a subsequently dated proxy and delivering it to Judith Haselton, President, SB Merger Corp., 5860 Sterling Drive, Howell, Michigan 48843; or

            o   attending the SB Merger special meeting and voting in person.

            Attending our special meeting will not, by itself, revoke a proxy. The stockholder must also vote at the meeting.

VOTE REQUIRED TO APPROVE THE MERGER

            Under Delaware law and our certificate of incorporation, the proposal to approve the merger and the issuance of shares of our common stock in connection with the merger, requires the affirmative vote of a majority of the outstanding shares of our common stock.

            The proposed merger described in this proxy statement/prospectus is a matter of great importance to our stockholders. Accordingly, stockholders are urged to read and carefully consider the information presented in this proxy statement/prospectus, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope.

SOLICITATION OF PROXIES AND EXPENSES OF SOLICITATION

            Our management will bear the cost of the solicitation of proxies in the enclosed form from its stockholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, telegram, letter, email, facsimile or in person.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

            Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, a stockholder intending to present a proposal to be included in our proxy statement for our 2002 annual meeting of stockholders must deliver a proposal in writing to our executive offices a reasonable time before proxy materials are printed and mailed.

                                   THE MERGER

BACKGROUND OF THE MERGER

            We were organized for the purpose of creating a corporate vehicle to seek, investigate and, if the investigation warrants, effect a business combination with another company.

            In January 2001, we commenced a "blank check" offering under Rule 419 of the Securities Act. The offering was successful in raising $125,000 in gross proceeds from investors.

            Under Rule 419, $125,000 and 125,000 shares purchased by the investors were placed in escrow pending:

            o distribution of a reconfirmation prospectus to the investors describing the acquisition of RxBazaar; and
            o the subsequent reconfirmation by at least 80% of the investors that they have elected to remain investors.

            In December 2001 we began discussions with RxBazaar regarding a potential acquisition. After several discussions, we executed a non-binding letter of intent with RxBazaar in December 2001. RxBazaar was incorporated in the State of Delaware in October 1999. RxBazaar is a distributor of pharmaceutical and medical products produced by a range of manufacturers. RxBazaar sells products to distributors, wholesalers, pharmacies and other customers through traditional distribution channels, such as telemarketing, and also through an e-commerce trading portal.

            During January 2002, we negotiated the terms and conditions of the merger agreement. Also, during this time RxBazaar supplied us with corporate and other records and documents for the purpose of reviewing RxBazaar's business, and we supplied RxBazaar with similar information about us. RxBazaar's directors met to discuss the merger agreement in early January 2002, and approved continued discussions between the parties. After negotiations and due diligence review, RxBazaar's directors approved the merger and the merger agreement at a meeting on January 27, 2002. Our directors approved the merger by unanimous written consent dated February 1, 2002. The merger agreement between us and RxBazaar was executed as of February 1, 2002.

            On April 15, 2002, we filed a post-effective amendment to the registration statement on Form SB-2. This proxy statement/prospectus constitutes a reconfirmation prospectus under the registration statement, by which we are giving investors in our public offering the opportunity to reconfirm their investment decisions. Under Rule 419, $125,000 and 125,000 shares purchased by the investors, as well as 75,000 shares subsequently issued as a dividend on the common stock, are held in escrow pending:

            o distribution of a reconfirmation prospectus to the investors in our public offering describing the acquisition of RxBazaar; and
            o the subsequent reconfirmation by a sufficient number of investors in our public offering that they have elected to remain investors.

            In the event the merger is not approved by at least 80% of the investors, then the shares deposited in the escrow account will not be released to the investors. Instead, the $125,000 in offering proceeds in the escrow account will be returned to the investors, and their shares will be canceled. Under Rule 419, the value of RxBazaar must represent at least 80% of the maximum offering proceeds, or $100,000. Based upon our review of RxBazaar's business and financial statements, we have determined that RxBazaar's business value is more than $100,000.

            We also negotiated an agreement with RxBazaar regarding the failure to complete the merger. If the merger is not completed on or before July 28, 2002, then RxBazaar will pay us a termination fee of $86,000, and will also pay up to $10,000 to cover our legal expenses.

OUR REASONS FOR THE MERGER AND RECOMMENDATION

            Our board of directors has determined that the merger is advisable for our stockholders. In reaching its unanimous decision to approve the merger agreement, the board reviewed RxBazaar 's business, interviewed RxBazaar's management and conducted legal, accounting and business due diligence investigations. Our directors identified and considered several factors in its assessment, which, when taken as a whole, supported their decision.

            In reaching their decision to approve the merger and recommend approval to our stockholders, our board of directors also considered a number of potentially negative factors concerning the merger. These factors included the following:

            o the possibility that RxBazaar may not be able to achieve its business goals; and
            o the possibility that the termination fee may not be sufficient to repay all expenses.

            Our directors evaluated these factors in light of their due diligence investigation of RxBazaar's business. The foregoing discussion of the information and factors considered by our board of directors are not intended to be exhaustive but are believed to include all of the material factors considered by the board.

            After examining RxBazaar's business plan and interviewing its management, our board of directors believes that RxBazaar may be able to successfully compete with other distributors of pharmaceutical and medical products. However, neither we nor RxBazaar can assure you that the merger will be successful or that the merged company will be able to achieve its business goals. See "Risk Factors."

            WE HAVE APPROVED THE MERGER AND THE MERGER AGREEMENT, WE BELIEVE THAT THE TERMS OF THE MERGER AGREEMENT ARE ADVISABLE FOR SB MERGER AND ITS STOCKHOLDERS, AND WE RECOMMEND THAT YOU VOTE "FOR" THE MERGER BY EXECUTING AND RETURNING THE ENCLOSED PROXY.

COMPLETION AND EFFECTIVENESS OF THE MERGER

            The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including approval and adoption of the merger agreement and the merger by the stockholders of each of SB Merger and RxBazaar. The merger will become effective upon the filing of a certificate of merger with the State of Delaware.

TERMS OF THE MERGER AGREEMENT

            This section summarizes the material provisions of the merger agreement. The following is not a complete statement of all the provisions of the merger agreement. Detailed terms and conditions are contained in the merger agreement, a copy of which is attached to this proxy statement/prospectus as Appendix B and is incorporated into this proxy statement/prospectus by reference. For a complete presentation of this information, please read the full text of the merger agreement.

            STRUCTURE OF THE MERGER AND CONVERSION OF RXBAZAAR SECURITIES

            General
            -------

            RxBazaar will be merged with RxB Acquisition Corp., a newly formed and wholly-owned subsidiary of SB Merger, and RxBazaar will be the surviving corporation of the merger. In the merger we will become obligated to issue approximately:

            o 3,333,955 shares of our common stock, 345,333 shares of Series A Preferred Stock and 1,500,000 shares of Series B Preferred Stock;
            o up to 1,834,653 shares of our common stock upon exercise of outstanding options and warrants to purchase RxBazaar common stock; and
            o up to 2,363,118 additional shares of our common stock, if the merged company meets earnings targets in the first or second year after the merger

            Each SB Merger stockholder who bought shares in the public offering and who accepts this reconfirmation offer will, after the merger, hold the same number of shares held before the merger. Assuming 100% of the investors in the offering reconfirm their investment, and assuming conversion of all shares of preferred stock into common stock, then after the merger it is expected that pre-merger SB Merger stockholders will own approximately 7% of the outstanding shares of the new merged company, or approximately 5% after giving effect to the exercise of all outstanding options and warrants, or approximately 4% giving additional effect to the issuance of additional shares that may become issuable to RxBazaar stockholders upon the achievement of certain earnings targets.

            Our name will be changed to "RxBazaar, Inc." in the merger.

            Exchange Ratios
            ---------------

            According to the exchange ratios in the merger agreement, we will issue:

            o for each share of RxBazaar common stock, .7 shares of our common stock;
            o for each share of RxBazaar Series A Preferred Stock, .7 shares of our Series A Preferred Stock;
            o for each share of RxBazaar Series B Preferred Stock, 1 share of our Series B Preferred Stock.

We will not issue any fractional shares of SB Merger common stock in connection with the merger. Instead, the number of shares of SB Merger shall be rounded up to the nearest whole number.

            Conversion of Options and Warrants
            ----------------------------------

            When the merger becomes effective, each option and warrant to purchase shares of RxBazaar common stock will be converted into an option or warrant to purchase shares of SB Merger common stock. RxBazaar has informed us that as of March 31, 2002, there were outstanding options and warrants to acquire 2,620,933 shares of RxBazaar common stock.

            In connection with this conversion:

            o each assumed RxBazaar option or warrant will be exercisable only for SB Merger common stock;
            o the number of shares of SB Merger common stock issuable on exercise of the assumed RxBazaar option or warrant will be determined by multiplying the number of shares of RxBazaar common stock subject to the RxBazaar option or warrant by the conversion ratio of 0.7; and
            o the exercise price of the assumed RxBazaar option or warrant will be determined by dividing the exercise price of the RxBazaar option or warrant by the conversion ratio of 0.7.

            Additional Consideration
            ------------------------

            Holders of RxBazaar's common stock and Series A Preferred Stock may become eligible to receive additional consideration in the form of additional shares of SB Merger common stock if the surviving corporation meets certain performance targets. If the surviving corporation's consolidated income before taxes is

            o equal to or greater than $2,150,000 for the four fiscal quarters ending March 31, 2003, or

            o equal to or greater than $3,225,000 for the four fiscal quarters ending March 31, 2004,

then for each share of common stock and Series A Preferred Stock of SB Merger issued in the merger, another .4286 shares of our common stock will be issued as additional consideration. The target figures will be increased by $0.10 for every additional gross dollar of equity investment above $3,000,000 raised by RxBazaar after December 31, 2001, or the surviving corporation after the merger.

            Options and warrants to purchase RxBazaar common stock will also be eligible to receive the additional consideration. If an option or warrant holder exercises the option or warrant before the date on which the additional consideration, if any, is paid, the holder will receive additional consideration at the same time as other holders of SB Merger common stock on the shares of the SB Merger common stock issued upon exercise. If the option holder or warrant holder does not exercise the option or warrant before the date on which the additional consideration is paid, then the option or warrant will thereafter be exercisable for the original number of shares plus the additional consideration shares for the same aggregate exercise price.

            EXCHANGE OF RXBAZAAR STOCK CERTIFICATES FOR SB MERGER STOCK CERTIFICATES

            When the merger is completed, the exchange agent will mail to the former RxBazaar stockholders a letter of transmittal and instructions for use in surrendering RxBazaar stock certificates in exchange for SB Merger stock certificates. When the former RxBazaar stockholders deliver RxBazaar stock certificates to the exchange agent along with an executed letter of transmittal and any other required documents, the RxBazaar stock certificates will be canceled and the stockholders will receive SB Merger stock certificates representing the number of full shares of SB Merger stock to which they are entitled under the merger agreement.

            RxBazaar stockholders should not surrender their RxBazaar stock certificates for exchange until they receive the letter of transmittal from the exchange agent. RxBazaar stockholders are urged to notify Bruce Warwick immediately if their RxBazaar stock certificates are lost, stolen, destroyed or not properly registered, in order to begin the process of obtaining replacement RxBazaar stock certificates. Mr. Warwick can be reached at 781-449-4962.

            RxBazaar stockholders will not be entitled to receive any dividends or other distributions on SB Merger stock until the merger is completed and they have surrendered their RxBazaar stock certificates in exchange for SB Merger stock certificates. We do not anticipate paying any dividends with respect to our stock.

            We will issue a SB Merger stock certificate only in a name in which a surrendered RxBazaar stock certificate is registered. If you, as an RxBazaar stockholder, wish to have certificates issued in another name, you must present the exchange agent with all documents required to make the unrecorded transfer of ownership of your RxBazaar shares and show that you paid any applicable stock transfer taxes.

            RESTRICTIONS ON SALES OF SHARES HELD BY RXBAZAAR STOCKHOLDERS AND AFFILIATES OF SB MERGER

            Any shares of SB Merger common stock issued in the merger will be "restricted securities" under the Securities Act. Sale of these shares will be restricted under the Securities Act. Also, shares of SB Merger common stock issued to any person who is an affiliate of either SB Merger or RxBazaar will be subject to restrictions on resale. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of SB Merger or RxBazaar and include our respective officers and directors, as well as our respective principal stockholders. Affiliates and former RxBazaar stockholders holding restricted securities may not sell their shares of SB Merger stock except pursuant to:

            o an effective registration statement under the Securities Act covering the resale of those shares; or
            o   an applicable exemption under the Securities Act.

            FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO RXBAZAAR
STOCKHOLDERS

            The following is a summary of the material United States federal income tax consequences generally applicable to stockholders of RxBazaar. If an RxBazaar stockholder is a United States person as defined for United States federal income tax purposes then he or she holds shares of RxBazaar stock as a capital asset.

            For United States federal income tax purposes, you are a United States person if you are any of the following:

            o a United States citizen or resident alien as determined under the Internal Revenue Code, or the tax code;
            o a corporation or partnership, as defined by the tax code, that is organized under the laws of the United States or any state;
            o an estate, the income of which is subject to United States federal income taxation regardless of its source; or
            o a trust, if a court within the United States is able to exercise primary supervision over the trust's administration and at least one United States person is authorized to control all of the trust's major decisions.

            This summary is based on the tax code, existing and proposed treasury regulations and judicial and administrative determinations, as each is in effect as of the date of this prospectus/proxy statement. All of the foregoing are subject to change at any time, possibly with retroactive effect, and all are subject to differing interpretation. No advance ruling has been sought or obtained from the IRS, and no opinion of counsel has been sought or obtained, regarding the United States federal income tax consequences of the merger. The statements in this document are not binding on the IRS or a court. As a result, neither RxBazaar nor SB Merger can assure any RxBazaar stockholder that the tax considerations described here will not be challenged by the IRS or that any challenge will not be sustained by a court.

            This summary does not address aspects of United States taxation other than United States federal income taxation. It does not address all aspects of United States federal income taxation that may apply to you if you are subject to special rules under the tax code, including, among others, rules that apply to persons who acquired shares of RxBazaar common stock as a result of the exercise of employee stock options, tax-exempt organizations, financial institutions, broker-dealers, insurance companies, persons having a "functional currency" other than the United States dollar, persons who hold their shares of RxBazaar common stock as part of a straddle, wash sale, hedging or conversion transaction, and some United States expatriates. In addition, this summary does not address the state, local or foreign tax consequences of the merger.

            SB Merger and RxBazaar intend that the merger will constitute a reorganization within the meaning of Section 368(a) of the tax code and that each of SB Merger and RxBazaar will be a party to the reorganization within the meaning of Section 368(a) of the tax code.

            Assuming the merger is treated as a reorganization, RxBazaar stockholders will recognize no gain or loss upon their receipt of shares of SB Merger stock in partial exchange for shares of RxBazaar stock; they will recognize gain (but not loss) equal to the total amount of cash in lieu of a fractional share interest in SB Merger common stock at the effective time of the merger, which will be long-term or short-term capital gain or loss depending on the holding period for their RxBazaar stock.

            STOCKHOLDERS OF RXBAZAAR ARE URGED TO CONSULT AND RELY ON ADVICE FROM TAX ADVISORS WITH RESPECT TO THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER BASED ON EACH STOCKHOLDER'S PARTICULAR CIRCUMSTANCES.

            CONDITIONS TO THE MERGER

            Conditions to RxBazaar's Obligations
            ------------------------------------

            RxBazaar is not obligated to complete the merger unless various conditions are satisfied or waived, including:

            o   our stockholders have approved the merger;
            o our board of directors and officers have resigned, effective upon the consummation of the merger;
            o that since December 31, 2001, neither RxB Acquisition Corp. nor we have entered into any material transactions other than those in the ordinary course of business except with the prior written consent of RxBazaar;
            o that since December 31, 2001, neither RxB Acquisition Corp. nor we have had a material adverse change in our financial condition;

            o that the representations and warranties made by RxB Acquisition Corp. and us in the merger agreement are true and correct;
            o   that we have complied with state securities laws;
            o that we have complied with Rule 419, including the circulation of the reconfirmation offer to our investors;
            o that the SEC has declared the registration statement of which this proxy statement/prospectus forms a part effective; and
            o   that our counsel has issued a legal opinion to RxBazaar.

            Conditions to Our Obligations

            We are not obligated to complete the merger unless various conditions are satisfied or waived, including:

            o   the merger has been approved by the stockholders of RxBazaar;
            o that RxBazaar has delivered audited financial statements for the years ended December 31, 2001 and December 31, 2000;
            o that since December 31, 2001, RxBazaar has not had a material adverse change in its financial condition;
            o that the representations and warranties made by RxBazaar in the merger agreement are true and correct;
            o that counsel for RxBazaar has issued a legal opinion to SB Merger; and
            o that RxBazaar has raised a minimum of $3,000,000 of gross proceeds through a private placement of Series B Preferred Stock.

            TERMINATION

            Either SB Merger or RxBazaar can terminate the merger agreement if the merger has not occurred on or before July 28, 2002. If either party terminates the agreement for this reason, then neither party shall have any further right or obligation as against any other, except that RxBazaar will be obligated to pay the termination fee.

            PAYMENT OF EXPENSES

            RxBazaar agreed to pay us a fee of $86,000 if for any reason the merger is not completed. In addition, RxBazaar agreed to advance $10,000 to pay our accrued legal fees, upon RxBazaar's receipt of proceeds from any private placement. This payment, if made, would reduce the $86,000 fee. In addition, RxBazaar agreed to pay up to an additional $10,000 to defray certain of our legal fees.

            CONDUCT OF BUSINESS OF THE PARTIES

            In the merger agreement, RxBazaar and SB Merger each agreed to conduct their business in the ordinary course before the completion of the merger and not to take various actions that could affect their business without the prior consent of the other. Until the termination of the merger agreement or completion of the merger, the parties will not, except as previously disclosed to each other:

            o declare or pay any dividends or make other distributions on its capital stock;
            o   amend its certificate of incorporation or bylaws;
            o materially revalue any of its assets or, except as required by generally accepted accounting principles, make any change in accounting methods; or
            o take any action that would be reasonably likely to interfere with the treatment of the merger as a reorganization under the Internal Revenue Code.

            The merger agreement contains various representations and warranties of RxBazaar, including, among others, representations and warranties as to:

            o RxBazaar's valid existence and good standing and its corporate power and authority to carry on its business;
            o   RxBazaar's capitalization;
            o RxBazaar's power and authority to enter into and perform its obligations under the merger agreement;

            o the accuracy of RxBazaar's financial statements, and the absence of any material liabilities and material claims not disclosed therein;
            o   RxBazaar's timely filing of tax returns and payment of taxes;
            o RxBazaar's title to its property and the good condition of its leases;
            o the absence of any pending or threatened litigation against RxBazaar, its subsidiary, their properties and their businesses; and
            o RxBazaar's compliance with all applicable laws, rules and regulations.

            The merger agreement contains various joint and several representations and warranties of SB Merger and RxB Acquisition Corp., including, among others, the following:

            o our valid existence and good standing and our corporate power and authority to carry on our business;
            o   our capitalization;
            o our power and authority to enter into and perform our obligations under the merger agreement and related agreements;
            o the accuracy of our financial statements, SEC Reports, and Form 10-QSB and the lack of any material liabilities and material claims not disclosed therein;
            o   our timely filing of tax returns and payment of taxes;
            o the absence of any pending or threatened litigation against us or RxB Acquisition Corp.; and
            o   our compliance with all applicable laws, rules and regulations.

            AMENDMENT OF THE MERGER AGREEMENT

            SB Merger and RxBazaar may amend the merger agreement by signing a written agreement to do so, provided that they comply with applicable state law with respect to amending the agreement. SB Merger and RxBazaar may each extend the other's time to perform any obligation under the merger agreement, waive inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions in the merger agreement.

RECONFIRMATION LETTER

            If you decide to accept the reconfirmation offer, then in addition to signing and returning your proxy to vote for the merger you should sign a reconfirmation letter and return it to SB Merger Corp., Attention: Judith Haselton. We will forward each reconfirmation letter to our escrow agent. Any investor who fails to return his or her form so that it is received by us within 45 business days from the date of their reconfirmation prospectus will be deemed to have rejected the reconfirmation offer and will automatically be sent a check within five business days representing his or her pro rata share of the funds in the escrow account for the benefit of the investors.

                    RXBAZAAR SOLICITATION OF WRITTEN CONSENTS

PURPOSE OF CONSENT SOLICITATION

            RxBazaar is soliciting written consents from its stockholders to approve the merger with SB Merger and the merger agreement. See "The Merger."

            In accordance with RxBazaar's bylaws and Delaware law, the merger may be approved and adopted without a meeting of RxBazaar's stockholders by written consent of at least a majority of the shares of RxBazaar capital stock. If the holders of a majority of the shares of the RxBazaar capital stock consent to the merger and approve the merger agreement, no further action will be required by RxBazaar stockholders to approve the merger and the merger agreement.

RXBAZAAR'S REASONS FOR THE MERGER AND RECOMMENDATION

            RxBazaar's board has determined that the terms of the merger agreement and the merger are advisable for RxBazaar and its stockholders. In reaching its unanimous decision to approve the merger agreement, RxBazaar 's board consulted RxBazaar 's management and identified and considered several factors which, when taken as a whole, supported its decision. The RxBazaar board considered the following material factors:

            o the ability of the surviving company to raise capital as a public vehicle with increased liquidity;

            o the fact that RxBazaar stockholders would retain approximately 93% of the surviving company; and
            o the risks and potential rewards associated with continuing to operate as a privately held company as an alternative to the merger, including, among others, risks associated with raising additional capital.

            The RxBazaar board also considered the potential for stockholders to achieve liquidity in their investment in RxBazaar and the effect that the merger could have on that objective.

            In reaching its decision to approve the merger and recommend approval to RxBazaar's stockholders, RxBazaar's board of directors also considered a number of potentially negative factors concerning the merger. These factors included the following:

            o   the cost and time to complete the merger;
            o that immediately after the merger there will be no public market for our common stock; and
            o RxBazaar's obligation to pay the termination fee to us if the merger is not completed.

            In addition, RxBazaar's board of directors considered the interests that its officers and directors may have with respect to the merger in addition to their interests as RxBazaar stockholders. See "Interests of RxBazaar's Management and Certain Stockholders in the Merger," below, for a more complete discussion of these interests.

            RxBazaar's board of directors evaluated these factors in light of their knowledge of RxBazaar's business, RxBazaar's customers, the market for distribution of brand and generic pharmaceutical and medical products and their business judgment. The foregoing discussion of the information and factors considered by RxBazaar's board of directors is not intended to be exhaustive but is believed to include all of the material factors considered by RxBazaar's board.

            THE RXBAZAAR BOARD OF DIRECTORS HAS APPROVED THE MERGER AND THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE ADVISABLE FOR RXBAZAAR AND ITS STOCKHOLDERS, AND RECOMMENDS THAT THE RXBAZAAR STOCKHOLDERS VOTE FOR THE MERGER BY EXECUTING AND RETURNING RXBAZAAR WRITTEN CONSENTS.

INTERESTS OF RXBAZAAR'S MANAGEMENT AND CERTAIN STOCKHOLDERS IN THE MERGER

            In considering the recommendation of the RxBazaar board of directors with respect to the proposed merger, RxBazaar stockholders should note that some of RxBazaar 's stockholders, directors and officers have interests in the merger that are different from, or in addition to, the interests of RxBazaar stockholders generally. Our boards of directors and the RxBazaar board of directors were aware of these interests and took these interests into account in approving the proposed merger and the transactions contemplated by the merger documents.

            STOCK HELD BY RXBAZAAR DIRECTORS, OFFICERS AND OTHERS. As of April 12, 2002, assuming completion of the merger, and assuming that 100% of the investors in this offering reconfirm their investment, the directors and executive officers of RxBazaar beneficially owned or held voting control of 2,413,643 shares or 52.42% of SB Merger's outstanding stock, giving effect to the conversion of all preferred stock and exercise of all existing options and warrants to purchase common stock held by such persons that were exercisable within the 60-day period following that date. Additionally, Able Laboratories, Inc. owns 751,333 shares or 17.66% of SB Merger's outstanding stock and Able Laboratories' President and Chief Executive Officer owns 317,332 shares or 8.44%. See "Security Ownership of Certain Beneficial Owners and Management."

            ELECTION OF DIRECTORS AND APPOINTMENT OF OFFICERS. The merger agreement provides that as of the effective time of the merger all of our officers and directors will resign. The officers and directors of RxBazaar will replace them. RxBazaar's officers and directors may be compensated as our employees or consultants, and they will be entitled to salary, employee or other benefits, and they may receive grants of our stock options.

            INDEMNIFICATION; INSURANCE. The directors and officers of RxBazaar are entitled to indemnification by RxBazaar prior to the merger as provided in its certificate of incorporation and bylaws. The directors and officers of RxBazaar who continue as our directors or officers after the merger will be entitled to indemnification by us as provided in our certificate of incorporation and bylaws. We are also likely to obtain a directors' and officers' liability insurance policy covering these individuals.

RECORD DATE

            The date for determining stockholders of record entitled to give or withhold consent to the merger will be the date on which the first written consent is given. Only holders of shares of RxBazaar voting stock at the close of business on the record date will be entitled to elect whether to give written consent. As of April 12, 2002, there were approximately 131 holders of record of RxBazaar shares. There were 4,762,792 shares of RxBazaar common stock issued and outstanding, each share of which is entitled to one vote on the merger. 2,466,667 shares of RxBazaar Series A Preferred Stock are also issued and outstanding, convertible into 493,333 shares of common stock. The Series A Preferred Stock is not entitled to vote with the common stock on the merger. There were 1,500,000 shares of RxBazaar Series B Preferred Stock issued and outstanding, each of which is entitled to one vote, voting together with the common stock.

            A written consent may be revoked by delivery of written notice to the secretary of RxBazaar at any time prior to the time duly executed RxBazaar written consents have been returned, and not revoked, by the holders of a majority of the outstanding RxBazaar capital stock.

EXPENSES OF CONSENT SOLICITATION

            RxBazaar written consents are being solicited by and on behalf of the RxBazaar board of directors. RxBazaar will bear all expenses in connection with such solicitation. In addition to solicitation by use of the mail, RxBazaar written consents may be solicited by directors, officers and employees of RxBazaar in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated for, but may be reimbursed for, out-of-pocket expenses incurred in connection with any solicitations.

REQUIRED CONSENTS

            Approval of the merger and merger agreement requires the approval of the holders of a majority of the outstanding shares of RxBazaar capital stock. As of March 31, 2002, neither SB Merger nor any of its executive officers or directors beneficially owned any outstanding shares of RxBazaar stock.

            RxBazaar stockholders who receive a copy of this proxy statement/prospectus should read and carefully consider the information presented in this document, and complete, date, sign and promptly return the enclosed RxBazaar written consent in the enclosed postage-paid envelope.

              APPRAISAL RIGHTS FOR DISSENTING RXBAZAAR STOCKHOLDERS

            Under the Delaware General Corporation Law, RxBazaar stockholders may object to the merger and demand in writing that RxBazaar pay the fair value of their shares. Determination of fair value is based on all relevant factors, but excludes any appreciation or depreciation resulting from the anticipation or accomplishment of the merger. Stockholders who elect to exercise appraisal rights must comply with all of the procedures to preserve those rights. A copy of Section 262 of the Delaware General Corporation Law, which sets forth the appraisal rights, is attached as Appendix C to this document.

            Section 262 sets forth the procedures a stockholder requesting appraisal must follow. These procedures are complicated and must be followed completely. Failure to comply with the procedures may cause the appraisal rights to terminate. The following information is only a summary of the required procedures and is qualified in its entirety by the provisions of Section 262. Please review Section 262 for the complete procedures. Neither SB Merger nor RxBazaar nor we will give any notice of RxBazaar stockholders' appraisal rights other than as described in this document and as required by the Delaware General Corporation Law.

GENERAL REQUIREMENTS.  Section 262 generally requires the following:

            o WRITTEN DEMAND FOR APPRAISAL. A dissenting RxBazaar stockholder must deliver a written demand for appraisal to RxBazaar by the date that is twenty days after a copy of this proxy statement/prospectus is mailed to him or her. Failure to provide a written consent approving the merger, or returning the form of consent with a notation on it will not alone constitute demand for appraisal. RxBazaar stockholders should read the paragraphs below for more details on making a demand for appraisal.

            o REFRAIN FROM VOTING FOR THE MERGER PROPOSAL. RxBazaar stockholders must not vote in favor of the merger agreement or the merger. If an RxBazaar stockholder returns a written consent in favor of the merger agreement or the merger, his or her right to appraisal will terminate, even if the RxBazaar stockholder previously filed a written demand for appraisal.

            o CONTINUOUS OWNERSHIP OF RXBAZAAR SHARES. An RxBazaar stockholder must continuously hold his or her shares of RxBazaar stock from the date he or she makes the demand for appraisal through the closing of the merger.

REQUIREMENTS FOR WRITTEN DEMAND FOR APPRAISAL

            A written demand for appraisal of RxBazaar stock is only effective if it is signed by, or for, the stockholder of record who owns the shares at the time the demand is made. The demand must be signed as the stockholder's name appears on his or her stock certificate(s). Any person who is a beneficial owner of RxBazaar stock, but not a stockholder of record, must have the stockholder of record for his or her shares sign a demand for appraisal on his or her behalf.

            An RxBazaar stockholder who owns RxBazaar stock in a fiduciary capacity, such as a trustee, guardian or custodian, must disclose the fact that he or she is signing the demand for appraisal in that capacity.

            If an RxBazaar stockholder owns RxBazaar stock with one or more other persons, such as in a joint tenancy or tenancy in common, all of the owners must sign, or have signed for them, the demand for appraisal. An authorized agent, which could include one or more of the owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose who the stockholder of record is and that he or she is signing the demand as that stockholder's agent.

            A record owner, such as a broker, who holds RxBazaar stock as a nominee for others, may exercise a right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising that right for other beneficial owners. In such a case, the record owner should specify in the written demand the number of shares as to which he or she wishes to demand appraisal. If the record owner does not specify the number of shares, we will assume that the written demand covers all the shares of RxBazaar stock that are in the record owner's name.

            If you are an RxBazaar stockholder, you should address the written demand to RxBazaar, Inc., 200 Highland Avenue, Suite 301, Needham, Massachusetts 02494, Attention: Secretary. It is important that RxBazaar receive all written demands before the vote concerning the merger is taken. As explained above, this written demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of stock owned, and that the stockholder is thereby demanding appraisal of such stockholder's shares.

            WRITTEN NOTICE. Within 10 days after the closing of the merger, RxBazaar must give written notice that the merger has become effective to each stockholder who has fully complied with the conditions of Section 262.

            PETITION WITH THE CHANCERY COURT. Within 120 days after the closing of the merger, either RxBazaar or any stockholder who has complied with the conditions of Section 262 may file a petition in the Delaware Court of Chancery. This petition should request that the chancery court determine the value of the shares of RxBazaar stock held by all of the stockholders who are entitled to appraisal rights. An RxBazaar stockholder who intends to exercise his or her rights of appraisal should file a petition in the chancery court. RxBazaar has no intentions at this time to file a petition. Because RxBazaar has no obligation to file a petition, if no RxBazaar stockholder files such a petition within 120 days after the closing, then the dissenting RxBazaar stockholders will lose their rights of appraisal.

            WITHDRAWAL OF DEMAND. RxBazaar stockholders who change their minds and decide they no longer want appraisal may withdraw their demands for appraisal at any time within 60 days after the closing of the merger. RxBazaar stockholders may also withdraw their demands for appraisal after 60 days after the closing of the merger, but only with the written consent of RxBazaar. Any RxBazaar stockholder who withdraws his or her demand for appraisal will receive the merger consideration provided in the merger agreement.

            REQUEST FOR APPRAISAL RIGHTS STATEMENT. An RxBazaar stockholder who has complied with the conditions of Section 262 will be entitled to receive a statement from RxBazaar setting forth the number of shares for which appraisal rights have been exercised and the number of stockholders who own those shares. In order to receive this statement, an RxBazaar stockholder must send a written request to RxBazaar within 120 days after the closing of the merger. After the merger, RxBazaar will mail the statement to the stockholder requesting it either 10 days after receiving the request or, if later, ten days after the last date for RxBazaar stockholders to perfect their appraisal rights.

            CHANCERY COURT PROCEDURES. If an RxBazaar stockholder properly files a petition for appraisal in the chancery court and delivers a copy to RxBazaar, RxBazaar will then have 20 days to provide the chancery court with a list of the names and addresses of all stockholders who have demanded appraisal and have not reached an agreement with RxBazaar as to the value of their shares. The chancery court will then send notice to all of the stockholders who have demanded appraisal. The chancery court has the power, if it deems it appropriate, to conduct a hearing to determine whether the stockholders have fully complied with
Section 262 of the Delaware General Corporation Law and whether they are entitled to appraisal under that section. The chancery court may also require RxBazaar stockholders to submit their stock certificates to the Registry in Chancery so that it can note on the certificates that an appraisal proceeding is pending. RxBazaar stockholders who do not follow the chancery court's directions may be dismissed from the proceeding.

            APPRAISAL OF SHARES. After the chancery court determines which stockholders are entitled to appraisal rights, the chancery court will appraise the shares of stock. To determine the fair value of the shares, the chancery court will consider all relevant factors except for any appreciation or depreciation resulting from the anticipation or accomplishment of the merger. After the chancery court determines the fair value of the shares, it will direct RxBazaar to pay that value to the stockholders who are entitled to appraisal. The chancery court can also direct RxBazaar to pay interest, simple or compound, on that value if the chancery court determines that interest is appropriate. In order to receive the fair value for their shares, RxBazaar stockholders must surrender their stock certificates to RxBazaar.

            The chancery court could determine that the fair value of shares of RxBazaar stock is more than, the same as, or less than the merger consideration. In other words, RxBazaar stockholders who demand appraisal rights could receive less consideration than they would under the merger agreement.

            COSTS AND EXPENSES OF APPRAISAL PROCEEDING. The costs and expenses of the appraisal proceeding may be assessed against RxBazaar and the stockholders participating in the appraisal proceeding, as the chancery court deems equitable under the circumstances. RxBazaar stockholders can request that the chancery court determine the amount of interest, if any, that RxBazaar should pay on the value of stock owned by stockholders entitled to the payment of interest. They may also request that the chancery court allocate the expenses of the appraisal action incurred by any stockholder pro rata against the value of all of the shares entitled to appraisal.

            LOSS OF STOCKHOLDER'S RIGHTS. If an RxBazaar stockholder demands appraisal, after the closing of the merger he or she will not be entitled to:

            o vote the shares of stock, for any purpose, for which he or she has demanded appraisal;
            o receive payment of dividends or any other distribution with respect to the shares, except for dividends or distributions, if any, that are payable to holders of record as of a record date before the effective time of the merger; or
            o receive the payment of the consideration provided for in the merger agreement.

            A dissenting RxBazaar stockholder can regain these rights if no petition for an appraisal is filed within 120 days after the closing of the merger, or if the dissenting RxBazaar stockholder delivers to RxBazaar a written withdrawal of the demand for an appraisal and his or her acceptance of the merger, either within 60 days after the closing of the merger or with the written consent of RxBazaar. As explained above, these actions will also terminate the RxBazaar stockholder's appraisal rights. However, an appraisal proceeding in the chancery court cannot be dismissed without the chancery court's approval. The chancery court may condition its approval upon any terms that it deems just.

            AN RXBAZAAR STOCKHOLDER WHO FAILS TO COMPLY STRICTLY WITH THESE PROCEDURES WILL LOSE HIS OR HER APPRAISAL RIGHTS. CONSEQUENTLY, WE STRONGLY URGE ANY RXBAZAAR STOCKHOLDER WHO WISHES TO EXERCISE HIS OR HER APPRAISAL RIGHTS TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE APPRAISAL RIGHTS.

                                 CAPITALIZATION

            Our capitalization on December 31, 2001, and as adjusted to give effect to the issuance of shares to RxBazaar's stockholders after the proposed acquisition is completed, is as follows:

                                                                   SB Merger Corp.  RxBazaar, Inc.   Adjustments(1)   Pro forma(2)
                                                                   --------------   -------------    -------------    -----------
Short-term debt                                                     $        --       $3,081,373      $ (325,000)     $2,756,373
Long-term debt                                                               --        2,250,000              --       2,250,000
                                                                    -----------       ----------      ----------      ----------
          Total debt                                                         --        5,331,373        (325,000)      5,006,373
                                                                    -----------       ----------      ----------      ----------
Stockholders' equity (deficit):
    Preferred stock, $.001 par value, 10,000,000 shares authorized:
       Series A, none; 2,466,667 and 345,333 shares issued                   --        3,700,000              --       3,700,000
       Series B, 1,500,000 issued pro forma                                  --               --       3,000,000       3,000,000
    Common stock, $.001 par value, 75,000,000 shares authorized;
       250,000, 4,762,792 and 3,739,955 shares issued                       250            4,763          (1,273)          3,740
    Additional paid-in capital                                          151,000        5,885,100        (128,251)      5,907,849
    Accumulated deficit                                                 (33,274)     (10,053,655)         33,274     (10,053,655)
    Unearned stock-based compensation                                        --          (96,394)             --         (96,394)
                                                                    -----------       ----------      ----------      ----------
          Total stockholders' equity (deficit)                          117,976         (560,186)      2,903,750       2,461,540
                                                                    -----------       ----------      ----------      ----------
          Total capitalization                                      $   117,976       $4,771,187      $2,578,750      $7,467,913
                                                                    ===========       ==========      ==========      ==========

----------------------------
(1) Includes adjustments to give effect to (i) the issuance of 3,333,955 shares of Common Stock of SB Merger for 4,762,792 shares of Common Stock of RxBazaar; (ii) the conversion of $325,000 of short-term debt into 162,500 shares of RxBazaar Series B Preferred Stock; (iii) the sale of 1,337,500 shares of RxBazaar Series B Preferred Stock for net proceeds of $2,575,000; (iv) the issuance of 345,333 shares of SB Merger Series A Preferred Stock for 2,466,667 shares of RxBazaar Series A Preferred Stock and (v) the issuance of 1,500,000 shares of SB Merger Series B Preferred for 1,500,000 shares of RxBazaar Series B Preferred Stock. Also includes adjustments to give effect to an 8 for 5 split of the Common Stock of SB Merger and the issuance of 6,000 additional shares for accrued expenses.

(2) Does not include (i) 1,834,653 shares of Common Stock issuable on the exercise of RxBazaar's outstanding options and warrants assumed by SB Merger on completion of the merger and (ii) the issuance of up to 2,363,118 shares of Common Stock if the merged company meets earnings targets in the first or second year after the merger.

                                    DILUTION

            The difference between the price you paid for a share of common stock and our net tangible book value per share after this offering is completed constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing the net tangible book value, which is total tangible assets less total liabilities and preferred stock at liquidation value, by the number of shares of common stock outstanding.

            Our net tangible book value (deficit) as of December 31, 2001, on an unaudited pro forma combined basis, taking into account the acquisition of RxBazaar and issuance of shares of preferred stock and common stock to RxBazaar's present stockholders, was $(6,005,943) or approximately $(1.61) per share, based on 3,739,955 outstanding shares of common stock. The result will be an immediate dilution of $2.61 per share to the public investors on a post-merger basis. The following tables illustrate this dilution:

            Public offering price per share                         $ 1.00
            Pro forma net tangible book value (deficit) per
              share assuming the merger                             $(1.61)

            The table is based upon the potential acquisition of RxBazaar, the issuance of 3,333,955 shares of common stock to present RxBazaar stockholders, the issuance of 345,333 shares of Series A Preferred Stock, the issuance of 1,500,000 shares of Series B Preferred Stock and the assumption that 100% of the investors reconfirm their investment.

                                PLAN OF OFFERING

            We offered the shares covered by the registration statement of which this proxy statement/prospectus forms a part through Merit Capital Associates, Inc. (now known as Source Capital, Inc.). We paid Source Capital a 3% fee, or $3,750, for acting as an underwriter of the offering by issuing 3,750 shares of common stock in January 2002. In addition, we agreed to indemnify Source Capital for any losses resulting from our actions or inactions. No other fees are being paid to the underwriter in connection with this offering. We do not intend to use any electronic distribution methods in connection with this offering. There are no plans, proposals, arrangements or understandings with respect to the sale of additional securities to affiliates, current shareholders or others before the completion of the proposed merger.

                                 USE OF PROCEEDS

            The gross proceeds of this offering were $125,000. Rule 419 permits 10% of the funds, or $12,500, to be released from escrow to us prior to the reconfirmation of the offering. However, we did not request release of these funds. All of the proceeds received in this offering have been placed into the escrow account pending closing of the pending business combination with RxBazaar. Continental Stock Transfer & Trust Company, New York, New York is acting as the escrow agent.

            We will receive the escrowed funds from the escrow agent in the event a business combination with RxBazaar is closed according to Rule 419. After paying offering expenses, we will use our net proceeds for working capital and other general corporate purposes, including acquiring inventory, sales and marketing expenses and capital expenditures. The amounts and timing of our expenditures will vary depending on a number of factors, including the amount of cash generated by our operations, competitive and technological developments, and the rate of growth, if any, of our business. We have not yet determined with any certainty the manner in which we will allocate the net proceeds. Pending the foregoing uses, we intend to invest the net proceeds in U.S. government securities and other short-term, investment-grade, interest-bearing instruments, repurchase agreements or high-grade corporate notes.

                                 DIVIDEND POLICY

            We have never declared or paid any cash dividends on shares of our capital stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

            The shares of Series A Preferred Stock issuable in the merger to holders of RxBazaar's Series A Preferred Stock are entitled to an 8% dividend. The shares of Series B Preferred Stock issuable in the merger to holders of RxBazaar's Series B Preferred Stock are entitled to an 10% dividend. See "Description of Securities."

             MANAGEMENT'S DISCUSSION AND ANALYSIS/PLAN OF OPERATION

SB MERGER PLAN OF OPERATION

            As of December 31, 2001, we were in the development stage and in the process of raising capital. All activity to date has been related to our formation and proposed financing. Our ability to commence operations is contingent upon obtaining adequate financial resources through the public offering. As of December 31, 2001, we had not incurred any material costs or expenses other than those associated with our formation. We closed our public offering in May 2001.

            We will use the net proceeds of the public offering principally in connection with effecting a business combination, and structuring and consummating a business combination (including possible payment of finder's fees or other compensation to persons or entities which provide assistance or services). We do not have discretionary access to any monies in the escrow account. We cannot use the escrowed amounts to pay the costs of evaluating potential business combinations. To the extent that common stock is used as consideration to effect a business combination, the balance of the net proceeds of the public offering not then expended will be used to finance the operations of a target business. No cash compensation will be paid to any officer or director in their capacities as such until after the consummation of the first business combination. Since we do not expect our present management to remain involved after the merger is completed, we have no ability to determine what remuneration, if any, will be paid to managers after the merger.

            On February 1, 2002, we executed an agreement with RxBazaar, Inc., a Delaware corporation, to acquire RxBazaar by merging a wholly-owned subsidiary of ours into RxBazaar. In the merger we will become obligated to issue approximately:

            o 3,333,955 shares of our common stock, 345,333 shares of Series A Preferred Stock and 1,500,000 shares of Series B Preferred Stock;
            o up to 1,834,653 shares of our common stock upon exercise of outstanding options and warrants to purchase RxBazaar common stock; and
            o up to 2,363,118 additional shares of our common stock, if the merged company meets earnings targets in the first or second year after the merger.

            Assuming 100% of the investors in the offering reconfirm their investment, and assuming conversion of all shares of preferred stock into common stock, then after the merger it is expected that pre-merger SB Merger stockholders will own approximately 7% of the outstanding shares of the new merged company, or approximately 5% after giving effect to the exercise of all outstanding options and warrants, or approximately 4% giving additional effect to the issuance of additional shares that may become issuable to RxBazaar stockholders upon the achievement of certain earnings targets. There is currently no market for our common stock.

            We believe, after examining RxBazaar's business plan, interviewing its management, and examining its products and services, that RxBazaar can successfully compete with other companies in the pharmaceutical distribution industry.

            In the event that we do not effect a business combination by July 28, 2002, we will distribute to the then holders of common stock acquired as part of the shares sold in the public offering the amount held in the escrow account, without interest.

RXBAZAAR MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

            The selected financial data set forth below has been derived from RxBazaar's financial statements. The information set forth below should be read in connection with the financial statements and notes thereto, as well as other information contained in this proxy statement/prospectus which could have a material adverse effect on RxBazaar's financial condition and results of operations. In particular, refer to the matters described under the heading "Risk Factors" contained elsewhere in this prospectus.

                                                     Years Ended December 31,
                                                   ---------------------------
                                                       2001            2000
                                                   -----------     -----------
STATEMENT OF OPERATIONS DATA:
Sales............................................  $17,244,283     $   734,493
Cost of sales....................................   14,479,743         726,273
                                                   -----------     -----------
Gross profit.....................................    2,764,540           8,220
Operating expenses...............................    8,584,401       3,158,803
                                                   -----------     -----------
Operating loss...................................   (5,819,861)     (3,150,583)
Other income (expense), net......................     (717,432)        (57,645)
                                                   -----------     -----------
Net loss.........................................   (6,537,293)     (3,208,228)
Dividends on preferred stock.....................      257,682              --
                                                   -----------     -----------
Net loss applicable to common  stock.............  $(6,794,975)    $(3,208,228)
                                                   ===========     ===========
Net loss per share - basic.......................  $     (1.59)    $      (.82)
                                                   ===========     ===========
Weighted average number of shares outstanding ...    4,264,128       3,928,369
                                                   ===========     ===========

                                                           December 31,
                                                   ---------------------------
                                                       2001            2000
                                                   -----------     -----------
BALANCE SHEET DATA:
Current assets...................................  $ 5,878,706     $ 1,525,498
Total assets.....................................    8,714,793       2,259,440
Current liabilities..............................    7,024,979       2,245,145
Long-term debt...................................    2,250,000              --
Total liabilities................................    9,274,979       2,245,145
Working capital (deficit)........................   (1,146,273)       (719,647)
Stockholders' equity (deficit)...................     (560,186)         14,295


            OVERVIEW

            RxBazaar was incorporated on October 25, 1999. RxBazaar distributes brand and generic pharmaceutical and medical products, through both its on-line market and traditional distribution channels. During its first six months, RxBazaar focused its efforts on hiring key personnel, establishing relationships with customers and vendors, and developing its technological and operational infrastructure. RxBazaar launched its www.rxbazaar.com website, and commenced sales, in April 2000. Its initial operations were funded through loans from officers and directors and private placements of common stock. RxBazaar also arranged for FPP Distribution, Inc., then known as Superior Pharmaceutical Company, to act as its fulfillment center for all of its sales. FPP Distribution was a wholly-owned subsidiary of Able Laboratories, Inc. In October 2000, RxBazaar agreed to acquire FPP Distribution from Able. RxBazaar raised the necessary funds to acquire FPP Distribution by selling its Series A Preferred Stock to investors in a private placement. RxBazaar purchased FPP Distribution on February 23, 2001 for $4,000,000 in cash and the assumption of $2,250,000 in subordinated debt. At the same time, RxBazaar entered into a $12,500,000 line of credit, secured by all of its assets. On completion of the FPP Distribution acquisition, RxBazaar lacked sufficient working capital to operate its business. It continued to seek additional financing throughout 2001. In November 2001, RxBazaar reduced its work force by 18 employees and reduced the salaries of other employees.

            On February 1, 2002, RxBazaar entered into an agreement to merge with a wholly-owned subsidiary of SB Merger Corp. The merger agreement requires RxBazaar to raise a minimum of $3 million in additional equity after January 1, 2002, including selling shares of its preferred stock in a private placement.

            CRITICAL ACCOUNTING POLICIES

            RxBazaar's significant accounting policies are more fully described in Note 1 to its consolidated financial statements. However, certain of its accounting policies are particularly important to the portrayal of its financial position and results of operations and require the application of significant judgment by RxBazaar's management; as a result, they are subject to an inherent degree of uncertainty. In applying these policies, RxBazaar's management makes estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses and related disclosures. Those estimates and judgments are based on management's historical experience, the terms of existing agreements, RxBazaar's observance of trends in the industry, information that it obtains from its customers and outside sources, and on various other assumptions that it believes to be reasonable and appropriate under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. RxBazaar's significant accounting policies include:

            INVENTORIES. Inventories are stated at the lower of average cost or market, with cost being determined on the first-in, first-out method. Cost of inventories held for distribution is based on the purchase price net of vendor discounts and other allowances. RxBazaar establishes reserves for slow-moving and obsolete inventories based on its historical experience and management's assessment of current product demand. RxBazaar evaluates the adequacy of these reserves quarterly.

            REVENUE RECOGNITION AND ACCOUNTS RECEIVABLE. RxBazaar recognizes revenue on product sales when persuasive evidence of an arrangement exists, the price is fixed and final, delivery has occurred and there is a reasonable assurance of collection of the sales proceeds. RxBazaar obtains oral or written purchase authorizations from its customers for a specified amount of product at a specified price and consider delivery to have occurred at the time of shipment. RxBazaar recognizes revenue upon shipment. RxBazaar provides allowances for estimated uncollectible accounts based on historical experience and current developments with its customers.

            INFORMATION TECHNOLOGY COSTS. Costs of developing internal-use software for the Company's web site and call center are accounted for in accordance with Emerging Issues Task Force Issue No. 00-2 and AICPA Statement of Position 98-1. Costs are capitalized only to the extent that they are realizable and are amortized over the estimated life of the software. Costs incurred in connection with these development activities were not capitalized during 2001 and 2000.

            IMPAIRMENT OF LONG-LIVED ASSETS. RxBazaar continually evaluates whether events and circumstances have occurred that indicate that the remaining estimated useful life of long-lived assets may require revision or that the remaining net book value may not be recoverable. When factors indicate that an asset may be impaired, RxBazaar uses various methods to estimate the asset's future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized based on the excess of the carrying amount over the estimated fair value of the asset. Any impairment amount is charged to operations.

           RESULTS OF OPERATIONS

           YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

           RxBazaar's net sales for 2001 were $17,244,283, compared to $734,493 in 2000. The $16,509,790 increase is due to RxBazaar's acquisition of FPP Distribution on February 23, 2001 and approximately a $3,520,000 increase in sales through the rxbazaar.com web site. Sales growth was negatively affected during 2001 by RxBazaar's lack of working capital, which resulted in an inability to secure credit from vendors and an inability to adequately stock its warehouse.

            Cost of sales for 2001 was $14,479,743 or 84% of net sales, compared to $726,273 or 99% of net sales for 2000. In 2000, all of RxBazaar's sales were through its on-line marketplace, at margins that were set low by management in order to generate interest in on-line sales and develop a customer base. In 2001, RxBazaar's gross profit margin increased as a result of the acquisition of FPP Distribution and because of better margins achieved on sales through the web site. RxBazaar's margins are affected by its ability to buy pharmaceutical products at favorable prices. Due to a lack of working capital in 2001, RxBazaar was unable to purchase sufficient products at favorable prices, and its gross margin suffered as a result.

            Sales and marketing expenses for 2001 were $1,388,245, compared to $411,702 in 2000. These expenses include the salaries and commissions of RxBazaar's telemarketing staff, advertising and trade show expenses. In 2001 and 2000, RxBazaar expended significant effort on establishing its business through advertising and trade shows, as well as direct telemarketing to existing customers and potential customers.

            Information technology expenses for 2001 were $1,202,886, compared to $1,053,845 in 2000. These expenses include the salaries of information technology staff and the costs of contract programmers. During 2000 and 2001, RxBazaar established and maintained its web site and integrated the web site with FPP Distribution's information system. RxBazaar also developed and launched its proprietary call center software used by its telemarketing staff.

            General and administrative expenses for 2001 were $5,993,270, compared to $1,693,256 in 2000. The $4,300,014 increase in expenses is primarily due to the acquisition of FPP Distribution. Significant general and administrative expenses in 2001 include salaries, benefits and payroll taxes totaling $1,977,129, rent of $649,072, professional fees totaling $353,545, customer list amortization of $353,500, consulting fees of $331,844, telephone expense of $281,739 and travel expense of $207,354. RxBazaar also wrote off uncollectible accounts totaling $767,879.

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

            Other expenses for 2001 were $717,342, compared to $57,645 in 2000. The increase of $659,697 is primarily due to interest expense on the asset-based line of credit entered into in February 2001, totaling $268,079, and interest on the subordinated notes payable totaling $278,437.

            RxBazaar incurred a net loss for 2001 of $6,537,293, compared to a net loss of $3,208,228 in 2000. Net loss applicable to common stock in 2001 was $6,794,975 or $1.59 per share compared to $3,208,228 or $0.82 per share in 2000.

            LIQUIDITY AND CAPITAL RESOURCES

            Since inception, RxBazaar has funded its working capital requirements primarily through the sale of common and preferred stock and through borrowings against its asset-based line of credit. At December 31, 2001, RxBazaar had a working capital deficit of $1,146,273, compared to a working capital deficit of $719,647 at December 31, 2000. The working capital decrease is primarily due to RxBazaar's net loss of $6,537,293, which was partially offset by amounts raised in private placements of equity securities. At December 31, 2001, RxBazaar had a stockholders' deficit of $560,186, compared to stockholders' equity of $14,295 at December 31, 2000. During 2001, RxBazaar raised $7,046,262 through the sale of its equity securities and paid $955,375 to redeem and retire shares of its preferred and common stock.

            A summary of RxBazaar's outstanding contractual obligations (in thousands) at December 31, 2001 is as follows:

                                           Payment Due by Period
                          ------------------------------------------------------
Contractual Obligations    Total       2002    2003-2004   2005-2006  After 2006
-----------------------   ------------------------------------------------------
Debt Obligations          $ 5,331    $ 3,081    $ 2,250     $    --     $    --
Operating Leases            7,040        629      1,304       1,147       3,960
                          -------    -------    -------     -------     -------
            Total         $12,371    $ 3,710    $ 3,554     $ 1,147     $ 3,960
                          =======    =======    =======     =======     =======

            On February 1, 2002, RxBazaar entered into an agreement to merge with a wholly-owned subsidiary of SB Merger Corp. In the merger, RxBazaar's stockholders will receive shares of SB Merger common and preferred stock. The proposed merger is subject to several conditions, including RxBazaar's raising a minimum of $3,000,000 in additional equity after January 1, 2002, including selling shares of preferred stock. As of April 11, 2002, RxBazaar closed the sale of 1,500,000 shares of Series B Preferred Stock for gross proceeds of $3,000,000. The gross proceeds include the conversion of outstanding debt obligations totaling $700,000.

            Based on its operating plans, RxBazaar's management believes that the proceeds from the recently completed Series B Preferred Stock placement, combined with its borrowing ability under its asset-based line of credit, will be sufficient to fund its working capital needs for the next six months. RxBazaar plans to continue to seek additional financing to pay off its subordinated notes and improve its overall financial condition.

            SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

            Certain statements contained in RxBazaar's "Management's Discussion and Analysis," including information with respect to RxBazaar's future business plans, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "plans," "expects," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause RxBazaar's results to differ materially from those indicated by such forward-looking statements. These factors include those set forth below under the heading "Risk Factors" beginning on page 11 of this proxy statement/prospectus.

                                    BUSINESS

SB MERGER CORP.

            We were incorporated on January 2, 2000 under the laws of the State of Delaware to engage in any lawful corporate purpose. Other than issuing shares to our stockholders, we have not commenced any operational activities. We are a "blank check" company, and our sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The board has elected to implement our principal business purpose as described below.

            In January 2001, we completed an initial public offering of 125,000 shares of our common stock at a price of $1.00 per share using a registration statement that became effective with the Securities and Exchange Commission on January 28, 2001. In February 2002, we entered into an agreement with RxBazaar to acquire RxBazaar by merging our wholly-owned subsidiary into RxBazaar. In the merger we will become obligated to issue approximately:

            o 3,333,955 shares of our common stock, 345,333 shares of Series A Preferred Stock and 1,500,000 shares of Series B Preferred Stock;
            o up to 1,834,653 shares of our common stock upon exercise of outstanding options and warrants to purchase RxBazaar common stock; and
            o up to 2,363,118 additional shares of our common stock, if the merged company meets earnings targets in the first or second year after the merger.

Assuming 100% of the investors in the offering reconfirm their investment, and assuming conversion of all shares of preferred stock into common stock, then after the merger it is expected that pre-merger SB Merger stockholders will own approximately 7% of the outstanding shares of the new merged company, or approximately 5% after giving effect to the exercise of all outstanding options and warrants, or approximately 4% giving additional effect to the issuance of additional shares that may become issuable to RxBazaar stockholders upon the achievement of certain earnings targets. There is currently no market for our common stock.

RXBAZAAR

            The following discussion of RxBazaar's business contains forward-looking estimates and statements which involve risks and uncertainties. RxBazaar's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in this proxy statement/prospectus under the heading "Risk Factors."

            GENERAL

            RxBazaar is a distributor of brand and generic pharmaceutical and medical products. RxBazaar sells its products to distributors, wholesalers, pharmacies and other customers and organizations licensed to purchase pharmaceutical products. RxBazaar was incorporated in October 1999. On February 23, 2001, RxBazaar acquired FPP Distribution, Inc. (formerly known as Superior Pharmaceutical Company). RxBazaar conducts its business in all fifty U.S. states as well as Puerto Rico.

            RxBazaar conducts its business not only through traditional distribution channels, such as telemarketing through its call center, but also through its innovative on-line marketplace that it operates at its web site, rxbazaar.com. RxBazaar completed development of the web site in April 2000. RxBazaar.com is aimed at creating an on-line marketplace for the purchase and sale of branded and generic pharmaceutical and medical products, based on the following elements:

            o RxBazaar brings purchasing opportunities, both on- and off-line, closer to the local pharmacy. RxBazaar enables independent pharmacies to access products at reduced costs that were previously unavailable to them.

            o RxBazaar enables drug manufacturers, distributors, wholesalers, pharmacists and others to buy and sell products on-line efficiently and on a confidential basis. RxBazaar enables sellers to increase sales and manage inventory, expand their channels of distribution beyond traditional boundaries, and can help buyers achieve improved margins by eliminating multiple intermediaries when RxBazaar acts as the single intermediary between seller and buyer.

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

            o   RxBazaar has the capacity to offer a broad range of products.

            o RxBazaar can sell inventory for its own account, which generally results in higher margins than it realizes for its services as an intermediary.

            RxBazaar's goal is to enable its target market of independent and small-chain pharmacies access to the alternate source market for pharmaceutical products, where such pharmacies may be able to obtain products at prices lower than those available through traditional channels. The independent pharmacies that make up RxBazaar's target market account for the purchase of approximately $40 billion of pharmaceutical products annually.

THE DRUG DISTRIBUTION INDUSTRY TODAY -- SHORTCOMINGS OF TRADITIONAL CHANNELS OF DISTRIBUTION AND RXBAZAAR'S SOLUTION

            PHARMACEUTICAL DISTRIBUTION IN THE U.S.

            The United States is the world's largest pharmaceutical market, with over $131 billion recorded in sales of prescription drugs in 2000. Based on publicly available market research, RxBazaar anticipates that this market could grow to $163 billion in 2002. According to the National Institute for Health Care Management Foundation, prescription drug spending rose 40% from 1998 to 2000. During the first quarter of 2001, total prescriptions written in the U.S. rose 11%. The U.S. government has predicted that spending on prescription drugs will increase by 12% annually, on average, during the coming decade.

            THE ROLE OF INDEPENDENT PHARMACIES

            According to a recent survey conducted by the National Community Pharmacists Association, a trade group, independent pharmacies are in the midst of an economic resurgence. In 2001, independent pharmacies as a whole experienced a record year in sales. The number of independent pharmacies increased by approximately 200, to nearly 25,000 nationwide. Independent pharmacies posted a record 16.7% increase in sales for 2001, with $58 billion industry-wide in total sales, an average of $2.3 million per store. Approximately 83% of this revenue was attributable to the sale of prescription drugs. While gross margins continued to decline as a percentage of total sales in 2001, they increased by 13.3% in absolute dollars, to $535,052 per store, the highest ever recorded.

            MULTI-TIERED PRICING

            A distinctive feature of the drug distribution industry is that manufacturers charge different prices to different purchasers. Over the past 25 years, the pharmaceutical distribution industry has been characterized by an ever more complex set of pricing practices. These pricing practices are primarily the result of the varying market power held by different purchasers and because of government reimbursement programs. Drug manufacturers sell their products to several classes of purchasers, including:

            o   federal health care agencies and entities;
            o   hospitals;
            o   health maintenance organizations;
            o insurers and pharmacy benefit managers, companies that administer the prescription drug portion of a health benefit plan for insurers and managed care organizations; and
            o   wholesale distributors that sell to pharmacies and others.

            Because of this complex pricing system, a single drug product may be available in the market at many different prices, depending on the category of purchaser. The variables that affect the price for a particular class of purchaser include:

            o federal law entitling certain agencies and public entities to discounts;
            o whether a purchaser or a group of purchasers can negotiate directly with the manufacturer;
            o whether a purchaser can positively affect the manufacturer's revenue and market share.

            For example, certain federal agencies and governmental purchasers are entitled to discounts as a matter of law. Also, drug manufacturers typically offer lower prices to hospitals and health maintenance organizations, or to the pharmacy benefit managers or group purchasing organizations acting on their behalf, because those entities are able to negotiate directly with the manufacturer and can increase the use of a manufacturer's product. Other businesses, such as independent pharmacies, are not typically able to negotiate significant discounts. Independent pharmacies do not negotiate directly with manufacturers, and cannot control the drug prescribed by the physicians. Also, the Medicaid reimbursement program, under which state Medicaid programs reimburse beneficiaries for the cost of certain drugs, may act as an impediment to manufacturers' offering discounts on certain drugs. Under the Medicaid program, a manufacturer must offer a 15.1% discount in the form of a rebate to the state Medicaid program, or must offer the Medicaid program the best price it offers to other non-government purchasers. Therefore, manufacturers could be reluctant to offer discounts on certain drugs to non-government purchasers such as independent pharmacies.

            Another characteristic of the drug distribution business is that manufacturers may enter directly into agreements with various customers at different prices, and use a number of different distributors to fulfill orders from the customers. To facilitate this process, the manufacturer may sell to the distributor at a set wholesale price, and if the distributor then fills an order from a customer that has negotiated a lower price from the manufacturer, the distributor charges the manufacturer a credit, known in the industry as a chargeback.

            THE ALTERNATE SOURCE MARKET

            A purchaser that has obtained a drug product at a favorable price may, instead of selling the product through to retail businesses or consumers, sell the product back into the wholesale market. Then, another wholesaler or distributor may buy the product and resell it to retail outlets. As a result, a secondary, or alternate source, market for drug products has emerged. RxBazaar believes that the alternate source market could be a significant opportunity for its business.

            In the alternate source market, certain pharmaceutical wholesalers and distributors can acquire products at a discount and resell them to other parties. RxBazaar believes that independent pharmacies could benefit from improved access to the alternate source market. RxBazaar believes that until it introduced its on-line marketplace, RxBazaar's target market of 25,000 independent pharmacies had relatively little direct access to these alternate source products or the associated discounts.

            RXBAZAAR'S SOLUTION

            RxBazaar believes that traditional channels for the distribution of drugs, medical supplies and equipment create limitations that prevent distributors and independent pharmacies from achieving maximum efficiency. A few of the obstacles to efficiency caused by prevalent practices in the current drug distribution market include:

            o   limited selection available to independent pharmacies;
            o   limited access to alternate source products; and
            o   lack of convenience.

            Most independent pharmacists are responsible for purchasing, stocking, and selling all the items in their stores. Traditional business practices may limit pharmacists' and other purchasers' abilities to identify and take advantage of savings opportunities, because the pharmacists do not have an efficient way to find out about all of the products available from various distributors, including alternate sources. RxBazaar believes that, by integrated traditional and on-line distribution products and services, it can solve this problem and enables independent pharmacies and others in the business to overcome these limitations:

            o RxBazaar.com provides pharmacists an opportunity to browse through various deals offered by multiple sellers of the same products, potentially offering the pharmacists a wider selection and a better price than that which might be available through traditional wholesale distribution channels.
            o RxBazaar.com allows buyers to view directly the products offered by sellers.
            o RxBazaar.com is available twenty-four hours a day, seven days a week, allowing pharmacists the convenience of purchasing during off peak hours.

            In addition to the www.rxbazaar.com on-line marketplace, RxBazaar uses its traditional distribution business capabilities both to fulfill transactions carried out on-line and to engage in telemarketing through its call center. RxBazaar believes that its solution effectively addresses existing market limitations and can create an integrated distribution business consisting of both traditional distribution activities and an on-line marketplace, combining to offer buyers and sellers convenient access, competitive prices and full distribution support for a wide variety of both prescription and generic drugs, medical supplies and equipment. RxBazaar's on-line marketplace enables buyers and sellers to connect on a confidential basis and eliminates many of the intermediaries that inflate prices.

PRODUCTS AND SERVICES

            RxBazaar offers the following products and services:

            TRADITIONAL DISTRIBUTION SERVICES

            RxBazaar acquired FPP Distribution, Inc., formerly known as Superior Pharmaceutical Company, in February 2001. RxBazaar conducts its traditional pharmaceutical distributor business through FPP's established distribution channels, including:

            o direct sales, conducted by a staff of direct sales telemarketing employees who actively call and market to independent pharmacists, nursing homes and small regional chains; and
            o   corporate and government sales, marketing to group purchasing organizations, pharmacy chains and federal, state and local government agencies.

            RxBazaar's traditional distribution services also play an integral part in supporting its on-line marketplace. After an on-line buyer has selected a product offered by a seller posting on the web site, RxBazaar purchases the product from the seller, takes delivery at its Cincinnati warehouse, and sells and ships it to the buyer.

            ON-LINE PHARMACEUTICAL MARKETPLACE

            RxBazaar created its pharmaceutical trading outlet at RxBazaar.com to build on its traditional distribution business. RxBazaar's goal is to bring market efficiency to the local pharmacy and to link a variety of pharmaceutical buyers and sellers in a confidential internet environment. The web site enables buyers and sellers to post, on a confidential basis, products they wish to buy or sell. Because the site is capable of reaching a large national audience in an efficient manner, it enables sellers, such as manufacturers, wholesalers and distributors, to offer their products at significantly reduced prices. In addition, a seller can post for quick movement its short-dated, overstocked and bulk products that, in the past have been difficult to sell. RxBazaar purchases the product from the seller at a discount and sells the products to the buyer.

            RxBazaar's on-line marketplace enables participants to buy and sell in an open exchange that requires no up-front fees, no software installation and no consulting services. A seller selling products through the site avoids incurring expenses such as those relating to sales forces, distribution, chargebacks and rebates, and can reduce or eliminate expenses caused by an inability quickly to sell overstocked merchandise and inventory that is near its expiration date. The buyer reaps the benefits of these savings through reduced prices. The buyer may also post items it would like to acquire.

            RxBazaar's on-line marketplace is fully supported by a traditional "brick-and-mortar" warehouse, a full staff of software engineers monitoring and updating the site daily, and a telemarketing staff that is available 24 hours a day by phone. RxBazaar's operating controls are aimed at providing buyers and sellers using our exchange with the assurance that they are dealing in merchandise that has been handled properly with the assurance of complete product integrity.

            LOGISTICS SERVICES

            RxBazaar has also developed the capability to provide distribution logistics services for drug manufacturers, to manage all aspects of back room infrastructure for manufacturers, including:

            o   product storage,
            o   order fulfillment,
            o   invoicing,
            o   shipping,
            o   chargeback and rebate control, and
            o   accounts receivable management.

            RxBazaar is currently completing development of proprietary software to automate these services, including the complex transactions associated with manufacturer pricing strategies. Distribution logistics services presently do not account for a significant percentage of RxBazaar's revenues.

STRATEGY

            Since launching its on-line marketplace, RxBazaar has been positioning itself to be a national exchange for on-line pharmaceutical trading. RxBazaar believes that the key to growth is to become a recognized facilitator that creates value and convenience for both buyers and sellers. Its strategy is to offer an integrated set of distribution services, combining traditional, wholesale, pharmaceutical distribution services with a unique web-based exchange that facilitates and manages pharmaceutical trading transactions.

            A key element of RxBazaar's strategy is to leverage its ability to cut through the complexities of the pharmaceutical supply chain and pass the savings on to its customers. Specifically, RxBazaar intends to generate savings generated by reducing or eliminating the number of intermediaries and enabling independent pharmacy customers to realize those savings. RxBazaar is able to offer this to market participants by providing an on-line marketplace where buyers and sellers can do business efficiently and confidentially by selling to and buying from RxBazaar as the single intermediary.

            In addition to serving as a conduit for buyers and sellers, RxBazaar also intends to use its on-line market to sell for its own account inventory that it obtains at discounts through market intelligence and through its product acquisition activities. RxBazaar believes that these activities not only have the potential to increase overall sales, but also can assist in drawing buyers and sellers to the site by increasing the volume and product mix available. By selling products for its own account, RxBazaar can also generate significantly favorable gross margins compared to its margins on carrying out transactions for others.

            RxBazaar intends to persuade leading wholesalers and distributors to become regular posters on its on-line marketplace. By obtaining early participation from key suppliers in the industry, RxBazaar intends to become recognized as a useful resource that buyers will return to regularly, offering both branded and generic as well as alternate source merchandise at the lowest prices.

            Another important element in RxBazaar's strategy is to develop and leverage proprietary technology that is superior to that of its competitors. In April 2000, RxBazaar began developing its proprietary call center telemarketing management software. The project was completed in March 2001. See "Risk Factors -- RxBazaar may not be able to protect its proprietary technology."

            COMPETITION

            The drug distribution business is highly competitive. In addition, RxBazaar expects the on-line marketplace feature of its business to be highly competitive because the barriers to entry are relatively low.

            RxBazaar will have no control over how successful its competitors will be. In addition, its on-line competitors can duplicate many of the products or services and much of the content that RxBazaar offers, with little difficulty.

            Many of RxBazaar's competitors and potential competitors have operated for a longer period of time than RxBazaar has, have greater financial resources, have established marketing relationships with leading manufacturers and advertisers and have a secured presence in distribution channels. Some of these companies may also commence or expand their presence on the internet. Finally, RxBazaar is aware of other similar entrepreneurial companies that are focusing significant resources on developing and marketing products and services that will compete directly with those that RxBazaar offers. Also, RxBazaar may face a significant competitive challenge from alliances entered into between and among its competitors and major pharmacy benefit managers, major HMOs or chain drugstores, as well as from larger competitors created through industry consolidation. These partnerships or consolidated entities could pose a significant competitive challenge to RxBazaar and their existence could impede it in or prevent it from establishing relationships with the member pharmacy benefit managers, HMOs or chain drugstores.

            RxBazaar intends to compete on the following principal factors:

            o acceptance of its business model as a confidential on-line marketplace using RxBazaar as the single intermediary;
            o   recognition of the RxBazaar brand;
            o   convenience and ease of use for both sellers and buyers;
            o   the prices at which RxBazaar can offer products to buyers;
            o   accessibility and ease of use;
            o   customer service; and
            o   reliability and speed of fulfillment for products ordered.

            RxBazaar's management believes that RxBazaar has the ability to address each of the factors on which RxBazaar intends to compete because of its combination of:

            o   an established traditional distribution business,
            o an innovative on-line exchange featuring confidential trading through a single intermediary, and
            o   substantial management expertise and industry experience.

            However, RxBazaar can give no assurance that it will be able successfully to compete. Intense competition in RxBazaar's industry could prevent RxBazaar from achieving its business objectives. See "Risk Factors -- RxBazaar may not be able to compete successfully against current and future competitors."

GOVERNMENT REGULATION

            RxBazaar's business is subject to extensive federal, state and local regulations, including:

            o laws and regulations relating to the purchase and sale of prescription and over-the-counter drugs;
            o   federal, state and local licensing and registration regulations;
            o provisions of the Prescription Drug Marketing Act and the rules thereunder; and
            o provisions of the Controlled Substances Act and U.S. Drug Enforcement Agency regulations, as well as related state and local laws and regulations relating to the purchase, storage and dispensing of controlled substances, prescription drugs and certain over-the-counter drugs.

            These laws and regulations impose substantial registration, security, record keeping, reporting and other requirements.

            RxBazaar handles controlled substances, such as narcotic and habit-forming drugs, which require special storage and handling. RxBazaar therefore must meet licensing requirements of the U.S. Drug Enforcement Administration. RxBazaar is also required to maintain a wholesale distributor's license as well as a license for controlled substances for the state of Ohio, where its physical operations are located. Additionally, as a generic drug distributor, RxBazaar must obtain licenses as necessary from each state to which it ships products.

            RxBazaar's business is subject to a wide range of federal and state laws and regulations, including the Federal Food, Drug and Cosmetic Act, the Controlled Substances Act, the Prescription Drug Marketing Act and the rules under each of those laws, and state laws and regulations applicable to the distribution of pharmaceutical products and controlled substances.

            The Federal Food, Drug and Cosmetic Act generally regulates such matters as the handling, packaging, storage, and labeling of drugs and cosmetics. The Prescription Drug Marketing Act, an amendment to the Federal Food, Drug and Cosmetic Act, establishes requirements applicable to the wholesale distribution of prescription drugs, including the requirement that wholesale drug distributors be licensed in accordance with federally established guidelines on storage, handling, and records maintenance by each state in which they conduct business. In addition, because some of the drugs that RxBazaar handles are regulated under the Controlled Substances Act (for example, those containing narcotics such as codeine or certain stimulant or depressant medications), RxBazaar also is subject to the applicable provisions of that law, including specific labeling, packaging and recordkeeping requirements and the obligation to register with the federal government as a distributor of controlled substances. Finally, RxBazaar is required to maintain licenses and permits for the distribution of pharmaceutical products and controlled substances under the laws of each state in which it operates.

            On December 3, 1999, the Food and Drug Administration published final rules implementing the Prescription Drug Marketing Act. The Food and Drug Administration originally scheduled these final rules to become effective on December 4, 2000 but has since stayed effectiveness of certain rules several times, most recently on February 13, 2002, so that the stayed rules will not be in effect until April 1, 2003. Under the rules that have been stayed, wholesale drug distributors must enter into a written agreement with a drug manufacturer in order for the wholesale drug distributor to be considered an authorized distributor for the manufacturer's products. RxBazaar has written agreements to purchase products with over 40 manufacturers. Those wholesale drug distributors who are not considered authorized distributors must provide their customers with a statement identifying all prior sales of the drug starting with the original sale by the manufacturer. If these rules become effective in their current form on April 1, 2003, then one effect is that RxBazaar may have to provide this information to buyers on its web site. However, the confidentiality between sellers and buyers is a feature that RxBazaar promotes to attract sellers to use its online marketplace. Sellers on RxBazaar's web site may be less willing to use the web site if it means that they will have provide the prior sale information to RxBazaar's buyers. Therefore, RxBazaar could experience significant disruption in the supply of products available on its online marketplace, which could have a material adverse effect on its business. These rules may be further amended by the Food and Drug Administration prior to final implementation, or Congress could enact an amendment to the law that would alleviate this effect on RxBazaar. RxBazaar can give no assurance that the rules as they are finally implemented will not materially and adversely affect its business. See "Risk Factors -- Changes in federal and state regulation of the prescription drug distribution could harm RxBazaar's business."

            State laws and regulations aimed at preventing abuses in the drug distribution business could also affect RxBazaar's business, because increased regulation could put additional burdens on legitimate wholesalers and retailers. Recent regulations and enforcement actions, for example, have focused on practices of businesses known as closed door pharmacies. A closed door pharmacy is a pharmacy that dispenses drugs to patients of a nursing home or hospital, but does not sell to the public. Closed door pharmacies are given discounts on prescription drugs. One common fraudulent scheme involves operators who set up a closed door pharmacy, but rather than supplying a nursing home or other entity, these operators resell their product into the market at a significant mark-up. State laws and regulations are being enacted to combat such practices. For example, the Nevada Board of Pharmacy has voted to restrict pharmaceutical wholesalers from selling more than 10% of their inventory to other wholesalers, and has imposed more stringent recordkeeping requirements. Regulatory changes that limit or constrain the secondary market could harm RxBazaar's business.

            RxBazaar believes that it currently has all the necessary regulatory approvals to conduct its business. However, it can give no assurance that it will be able to maintain compliance with existing regulations or that laws or regulations enacted in the future will not hinder or prevent RxBazaar from conducting its traditional and on-line businesses. See "Risk Factors -- RxBazaar's failure to comply with extensive government regulation of its business could cause adverse effects to RxBazaar."

EMPLOYEES

            As of March 31, 2002, RxBazaar had 72 full-time employees, of whom 45 were employed in sales, 10 were employed in information technology and the rest were employed in administrative and customer service positions. None of our employees is represented by a union. RxBazaar believes its relationship with employees is good.

PROPERTIES

            RxBazaar maintains its principal executive offices at 1385 Kemper Meadow Drive, Cincinnati, OH 45240, under a lease expiring in March 2015. The premises consist of approximately 37,300 square feet of space.

            RxBazaar maintains its call center at 1255 Kemper Meadow Drive, Suite 150, Cincinnati, OH 45240, under a lease expiring in May 2011. The premises consist of approximately 17,300 square feet of space. RxBazaar also maintains an administrative office at 200 Highland Avenue, Suite 301, Needham, MA 02494 under a tenant-at-will arrangement.

            RxBazaar's web site address is www.rxbazaar.com.

            RxBazaar believes that its present facilities are adequate to meet its current needs. If new or additional space is required, RxBazaar believes that adequate facilities are available at competitive prices in the respective areas.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The table below sets forth certain information regarding the beneficial ownership of our common stock as of April 12, 2002 and as adjusted to reflect the merger with RxBazaar. The table includes each person who is known by us to own beneficially more than five percent of our outstanding common stock, each of our officers and directors and all of our directors and officers as a group.

                                                                         PRIOR TO MERGER                        AFTER MERGER
                                                                  -----------------------------        -----------------------------
                                                                  Shares Beneficially Owned (1)        Shares Beneficially Owned (1)
                                                                  -----------------------------        -----------------------------
Name/Address of Beneficial Owner                                    Number           Percent             Number           Percent
---------------------------------------------------------         -----------      ------------        -----------      ------------
A. Milton for Mantis Partners III, LP....................           26,557            6.54%              26,557              *
16 Lexington Drive
Croton-on-Hudson, NY  10520

Judith Haselton..........................................           33,434            8.23%              33,434              *

Richard L. Campbell......................................           58,566(2)         6.54%              58,556(2)         1.57%

All directors and officers of SB Merger Corp. as a Group.           92,000            22.6%              92,000            2.41%

Able Laboratories, Inc. .................................               --               *              751,333(3)        17.66%
6 Hollywood Court
South Plainfield, NJ  07080

Dhananjay G. Wadekar ....................................               --               *              317,332(4)         8.44%
c/o Able Laboratories, Inc.
6 Hollywood Court
South Plainfield, NJ  07080
C. Robert Cusick ........................................               --               *              722,334(5)        18.60%

James Stahly ............................................               --               *              124,834(6)         3.27%

Catherine M. Frost.......................................               --               *              116,500(7)         3.02%

Anand Adya...............................................               --               *               85,750(8)         2.29%

Bruce Warwick ...........................................               --               *               23,000(9)           *

Robert Cawthorn .........................................               --               *              340,000(10)        8.63%

Handel Evans ............................................               --               *              315,000(11)        8.05%

Shikhar Ghosh ...........................................               --               *              685,000(12)       17.72%

Vanett Marshall..........................................               --               *                1,225(13)          *

All directors and officers of RxBazaar
   as a group............................................               --               *            2,413,643(14)       52.42%
-----------------------
*     Indicates less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and convertible securities held by that person that are currently exercisable, or become exercisable within 60 days of the date of this prospectus, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information as to each person has been furnished by such person. Immediately after the merger we will have 3,739,955 shares of common stock outstanding.
(2) Consists of 29,283 shares owned by StockBridge Investment Partnership III and 29,283 shares owned by Mantis Partners IV, L.P. Mr. Campbell indirectly shares investment and voting control over the shares held by StockBridge Investment Partnership through control of StockBridge Investment Management Group, the administrative manager of StockBridge Investment Partners III. Mr. Campbell is both a general and limited Partner of Mantis Partners IV, L.P.
(3) Includes shares of Series A Preferred Stock that are convertible into 345,333 shares of common stock and warrants to purchase 168,000 shares of common stock.
(4) Includes 9,333 shares held by Mr. Wadekar's spouse, as to which he disclaims beneficial ownership, as well as 18,666 shares of common stock purchasable under a warrant exercisable within 60 days after April 12, 2002.
(5) Includes a warrant to purchase 18,667 shares of common stock exercisable within 60 days after April 12, 2002. Also includes 125,000 shares issuable upon conversion of Series B Preferred Stock.
(6) Includes an option to purchase 31,500 shares of common stock and warrants to purchase 46,667 shares of common stock exercisable within 60 days after April 12, 2002.
(7) Consists of 66,500 shares of common stock purchasable under a stock option exercisable within 60 days after April 12, 2002. Also includes 50,000 shares issuable upon conversion of Series B Preferred Stock.
(8) Includes an option to purchase 1,750 shares of common stock held by Mr. Adya's spouse exercisable within 60 days after April 12, 2002.
(9) Consists of 10,500 shares of common stock purchasable under a stock option exercisable within 60 days after April 12, 2002. Also includes 12,500 shares issuable upon conversion of Series B Preferred Stock.
(10) Includes an option to purchase 175,000 shares of common stock exercisable within 60 days after April 12, 2002. Also includes 25,000 shares issuable upon conversion of Series B Preferred Stock.
(11) Includes 140,000 shares held by the Dragon Trust, which Evans is the beneficiary of and a non-qualified stock option to purchase 175,000 shares of common stock exercisable within 60 days after April 12, 2002.
(12) Includes 420,000 shares of common stock held jointly by Shikhar Ghosh and his spouse and 140,000 shares held by Shikhar Ghosh Irrevocable Trust. Also includes 125,000 shares issuable upon conversion of Series B Preferred Stock.
(13) Consists of shares of common stock purchasable under a stock option exercisable within 60 days after April 12, 2002.
(14) Includes 526,809 shares of common stock purchasable under stock options and warrants exercisable within 60 days after April 12, 2002 and 337,500 shares issuable upon conversion of Series B Stock.

                                   MANAGEMENT

            Our current directors and officers are:

NAME                        AGE       POSITIONS HELD
----                        ---       --------------
Judith S. Haselton          46        Chairman of the Board, President, Director
Richard L. Campbell         46        Secretary, Treasurer, Director


            JUDITH S. HASELTON, chairman of the board, president and director is an independent financial consultant and private investor. From February 1987 to October 1991, she was employed as an investment banker in the corporate finance department of Smith Barney, Inc., and from June 1983 to February 1987, with E.F. Hutton and Company Inc. She also served from June 1980 to June 1983 as a commercial banker with Bank of America NT & SA. Ms. Haselton received her Masters in Business Administration from Columbia University Graduate School of Business and her undergraduate degree from Macalester College.

            RICHARD L. CAMPBELL, secretary, treasurer, and director, has been a managing partner of StockBridge, LLC, a privately held strategic advisory services company since September 1998. From June 1992 through September 1998, he was a principal with Mantis Holdings, an investment holdings company and also was special counsel to the law firm of Epstein, Becker & Green, P.C. Prior to the formation of Mantis in June 1992, Mr. Campbell was principally engaged as a corporate attorney concentrating in the areas of corporate finance and securities. Mr. Campbell received his undergraduate degree from the University of Michigan, his Juris Doctor from Wayne State University, and his Masters in Corporation Law from New York University.

CONFLICTS OF INTEREST

            Members of our present management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as our officers and directors. Because the officers and directors are engaged in other business activities, management anticipates it will devote less than full time to our affairs. As a result, we may not be able to complete the merger by July 28, 2002.

            The consummation of the merger may require a greater period of time than it would if our management devoted their full time to our affairs. However, each officer and director will devote such time as she or he deems reasonably necessary to carry out the business and affairs of our company, including the completion of the merger. We expect that our officers will spend a significant amount of his or her time until the merger is consummated. There can be no assurance that any of the foregoing conflicts will be resolved in favor us. In connection with the stockholder vote to approve the merger, all of our officers and directors (and any stockholders who are affiliated with our officers and directors) have agreed to vote all of their shares of our common stock in accordance with the vote of the majority of the shares voted by all non-affiliated public stockholders (in person or by proxy) with respect to the merger.

PRIOR "BLANK CHECK" EXPERIENCE

            Our management has conducted one prior "blank check" offering. Judith Haselton, our president and a director, was president and a director of 1997 Corp., and Richard Campbell, our secretary and a director, was secretary, treasurer and a director of 1997 Corp. 1997 Corp. was a blank check company. It filed a registration statement on Form SB-2 that was declared effective by the Securities and Exchange Commission in June 1997, and raised $150,000 in its offering. 1997 Corp. merged with a company called CyBear, Inc. on November 19, 1998, as a result of which the original stockholders of 1997 Corp. owned 2% of the surviving company immediately following the merger. 1997 Corp. changed its name to "CyBear, Inc." after the merger. Neither Ms. Haselton nor Mr. Campbell has had any involvement with 1997 Corp. or CyBear since the conclusion of the merger. Ms. Haselton invested $10,000 in 1997 Corp. and received 5,000 shares of common stock and Mr. Campbell contributed organizational services and $10,000 and received 10,000 shares of common stock. Their shares collectively represented 33% of the outstanding shares of 1997 Corp. immediately following its initial public offering and less than one percent (1%) of the outstanding shares of CyBear following the merger. They did not take any fees or other compensation from 1997 Corp. We are not currently involved with any other "blank check" companies and do not currently intend to undertake any more "blank check" offerings following this one.

            Upon consummation of the merger, our directors and officers will resign, and the current directors and officers of RxBazaar will be our directors and officers. They are:

         NAME                       AGE    POSITIONS HELD
         ----                       ---    --------------
         C. Robert Cusick.......    56     Chief Executive Officer and Chairman
                                             of the Board
         James W. Stahly........    53     President and Chief Operating Officer
         Catherine M. Frost.....    42     Vice President, Corporate Development
         Vanett Marshall........    45     Vice President, Sales and Purchasing
         Bruce Warwick..........    46     Secretary and Treasurer
         Anand Adya.............    35     Vice President, Chief Technology
                                             Officer
         Robert Cawthorn........    67     Director
         Handel Evans...........    68     Director
         Shikhar Ghosh..........    45     Director


            C. ROBERT CUSICK is a co-founder of RxBazaar and has served as the Chairman of the Board of Directors and Chief Executive Officer of RxBazaar since October 2000. Mr. Cusick is a Certified Public Accountant with over 30 years of diversified experience in finance, real estate, medical and professional sports sectors. From November 1997 until June 1998, he served as the Chief Executive Officer of International Murex Technology Corporation. Prior to joining Murex, Mr. Cusick was Vice President of San Francisco 49ers, Ltd. where he was responsible for commercial development and non-football related players' activities. Mr. Cusick served as the Chairman of the Board of Able Laboratories, Inc., a generic drug manufacturing and distributing company, from February 1999 to March 2002, and was Able's Chief Executive Officer from February 1999 until October 2001.

            JAMES W. STAHLY has served as the President and Chief Operating Officer of RxBazaar since October 2000. From November 1994 until February 2000, he served as president of North American Dental Group Operations in the U.S. for Henry Schein, Inc., a wholesaler of healthcare products.

            ANAND ADYA has served as the Vice-President of Information Technology and Chief Technology Officer of RxBazaar since March 2000. From January 1998 until January 2000, Mr. Adya was a senior manager at Anderson Consulting and from January 1996 until December 1997, he was a principal consultant at Price Waterhouse, LLP. Mr. Adya was responsible for designing and developing CRM technology solutions, data warehousing, sales force automation, and internet and client/server development projects. Mr. Adya holds a Masters of Business Administration from Indian Institute of Management Lucknow, India and a Bachelor of Science in Mechanical Engineering from Walchand College of Engineering, Sangli India.

            CATHERINE M. FROST has served as a consultant to RxBazaar since 2000 and has served as the Vice President of Corporate Development since March 2001. In June 1998, she began consulting for Able Laboratories, Inc. and since June 2001 she has served as Vice President of Investor Relations. Ms. Frost has for over fifteen years provided management and corporate development consulting for companies in a variety of industries. From October 1987 until June 1998, Ms. Frost served as Vice President and Special Assistant to the Chief Executive Officer and President at International Murex Technology Corporation. Ms. Frost studied finance and public affairs at the University of Southern California and computer science at California State University, Fullerton.

            VANETT MARSHALL has served as Vice President of Sales and Purchasing of RxBazaar since February 2001 and as Vice President of Purchasing and Merchandising of FPP Distribution since May 1997. From July 1995 until May 1997, she served as National Sales Manager of FPP Distribution. She has over seventeen years experience in the generic pharmaceutical industry, including experience in sales, management and procurement.

            BRUCE WARWICK has served as Secretary and Controller of RxBazaar since May 2000 and as Treasurer since March 2001. Mr. Warwick is a certified public accountant with 20 years of experience in public accounting and four years of financial management in private industry. From 1988 until May 2000, Mr. Warwick was employed at Wolf & Company, P.C., a large regional public accounting and business consulting firm, most recently as a principal. Mr. Warwick is a graduate of Bentley College with a Bachelor of Science in Accounting and a Master of Science in Taxation. He is licensed as a Certified Public Accountant in Massachusetts and is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants.

            ROBERT E. CAWTHORN has served as a director of RxBazaar since June 2001. From February 1997 until June 2001, he served as a managing director at DLJ Merchant Banking. He retired as chief executive officer of Rhone-Poulenc Rorer Inc. in May 1995 and as chairman in May 1996, after nearly four decades in the pharmaceutical, biotechnology and animal health industries. Mr. Cawthorn is a director of Charles River Laboratories International, Inc. Mr. Cawthorn is a graduate of Cambridge University, England.

            HANDEL E. EVANS has served as a director since June 2001. Since December 1999, Mr. Evans has served as the Chairman of Equity Growth Research Ltd., a company providing financial services principally to health care companies in Europe. Mr. Evans has 40 years' experience in the pharmaceutical industry and was the founder and former Executive Chairman of Pharmaceutical Marketing Services Inc. and Walsh International Inc., companies providing marketing services to the pharmaceutical industry. Prior to 1988, Mr. Evans was a co-founder and senior executive of IMS International Inc., the leading information supplier to the industry. Mr. Evans is a director of Allergan Inc., Cambridge Laboratories, Inc., and previously of SmithKline Beecham.

            SHIKHAR GHOSH is a co-founder of RxBazaar and has served as a director since January 2000. Since 1998 he has served as the Chief Executive Officer of Verilytics, Inc. Mr. Ghosh was a founder of Open Market, Inc., where he served as Chairman of the Board from December 1995 to December 2000, and as President and Chief Executive Officer from December 1995 to December 2000. Mr. Ghosh is also a director of Fairmarket, Inc., a publicly-traded company. Mr. Ghosh graduated with a Master of Business Administration from Harvard Business School and holds an undergraduate degree from the University of Bombay, India.

COMMITTEES OF THE BOARD OF DIRECTORS

            RxBazaar intends to nominate an audit committee before the completion of the merger. The audit committee will be charged with reviewing internal accounting procedures, evaluating audit and control functions, and reviewing the results and scope of the audit and other services provided by the Company's independent public accountants.

            The RxBazaar board of directors also intends to establish a compensation committee. The compensation committee will have the responsibility for reviewing and recommending to the board of directors the compensation and benefits of our officers and directors and administers and grants options under our stock plans. The compensation committee will also establish and review general policies relating to the compensation and benefits of employees.

                             EXECUTIVE COMPENSATION

SB MERGER CORP.

            Ms. Haselton and Mr. Campbell have not received any compensation for their services rendered to us and are not accruing any compensation under any agreement with us.

            No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us.

            Ms. Haselton and Mr. Campbell have not received any compensation for their services rendered to us as directors and are not accruing any compensation under any agreement with us.

RXBAZAAR

            DIRECTORS' COMPENSATION

            We do not currently compensate directors for their services as members of the board of directors or any committee of the board. We reimburse directors for out-of-pocket expenses incurred in attending board and committee meetings.

            On June 5, 2001, RxBazaar granted each of Handel Evans and Robert Cawthorn a stock option to purchase 250,000 shares of common stock. These options have an exercise price of $1.25 per share, and became exercisable in full on December 31, 2001. In January 2002, RxBazaar granted each of Handel Evans and Robert Cawthorn a stock option to purchase 170,000 shares of common stock. These options have an exercise price of $1.25 per share. The options will become exercisable in equal annual installments on the first and second anniversaries of the date of grant.

            EXECUTIVE COMPENSATION

            The following table sets forth certain information concerning the compensation for services rendered in all capacities to RxBazaar for the fiscal years ended December 2001, 2000 and 1999 of RxBazaar's chief executive officer and the four most highly compensated executive officers of RxBazaar other than the chief executive officer, who are referred to in this section as the named executive officers.

            Other than as described in the table below, RxBazaar did not pay any executive officer any compensation, including incidental personal benefits, in excess of 10% of such executive officer's salary.


                                                                                                                LONG-TERM
                                                                                                              COMPENSATION
                                                                             ANNUAL COMPENSATION                 AWARDS
                                                          ---------------------------------------------       ------------
                                                                                                               SECURITIES
                                                                                           OTHER ANNUAL        UNDERLYING
NAME AND PRINCIPAL POSITION                FISCAL YEAR     SALARY           BONUS          COMPENSATION          OPTIONS
----------------------------------------   -----------    --------         -------         ------------       ------------
C. Robert Cusick                               2001             --(1)(2)        --          $168,000(1)(2)          --
   Chief Executive Officer                     2000             --              --            96,000(1)(2)          --
   and Chairman of the Board                   1999             --              --                --                --


James W. Stahly                                2001       $175,000         $37,500             3,889(3)             --
   President and Chief Operating Officer       2000         33,654              --                --           120,000
                                               1999             --              --                --                --

Anand Adya                                     2001        142,894              --                --                --
   Vice President, Chief                       2000        108,750              --                --                --
   Technology Officer                          1999             --              --                --                --

Bruce Warwick                                  2001        136,634              --                --                --
   Treasurer and Secretary                     2000         88,308              --                --            30,000
                                               1999             --              --                --                --
-----------------

(1) Mr. Cusick's services as Chief Executive Officer and Chairman are currently provided pursuant to a consulting arrangement between RxBazaar and Mr. Cusick.
(2) RxBazaar did not pay Mr. Cusick any compensation in 1999. In 2000, RxBazaar paid Mr. Cusick $48,000 and accrued an additional $48,000 in consulting fees. In 2001, RxBazaar paid Mr. Cusick $56,000 and accrued an additional $112,000 in consulting fees.
(3) Consists of expenses related to an automobile provided for Mr. Stahly's use.

            OPTION GRANTS IN FISCAL YEAR 2001

            We did not grant any options to RxBazaar's named executive officers in the year ended December 31, 2001.

            OPTION EXERCISES AND FISCAL YEAR-END VALUES

            The following table sets forth certain information regarding exercisable and unexercisable stock options held as of December 31, 2001 by each of RxBazaar's named executive officers. The value of unexercised in-the-money options has been calculated by determining the difference between the exercise price per share payable upon exercise of such options and $1.25, the amount that the directors have selected to use to represent the fair market value of one share of RxBazaar common stock for the purpose of the table. No stock options were exercised by named executive officers during 2001.

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                                      FISCAL YEAR-END OPTION VALUES

                          NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                         UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                      OPTIONS AT FISCAL YEAR-END(#)      AT FISCAL YEAR-END($)
                      ----------------------------    --------------------------
NAME                   EXERCISABLE  UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
--------------------   -----------  -------------     -----------  -------------
C. Robert Cusick....         --             --               --            --
James W. Stahly.....     30,000         90,000               --            --
Anand Adya..........         --             --               --            --
Bruce Warwick.......     11,250         18,750          $11,250       $18,750

            STOCK OPTION PLANS

            SUMMARY OF THE RXBAZAAR 2000 STOCK OPTION/RESTRICTED STOCK PLAN

            The following summary of the RxBazaar 2000 Stock Option/Restricted Stock Plan is qualified in its entirety by reference to the 2000 plan, a copy of which is attached as an exhibit to the post-effective amendment to this registration statement on Form SB-2 of which this proxy statement/prospectus forms a part.

            The 2000 plan authorizes: (i) the grant of options to purchase common stock intended to qualify as incentive stock options, as defined in
Section 422 of the Internal Revenue Code, and (ii) the grant of non-statutory stock options. The exercise price of incentive stock options granted under the 2000 plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of incentive options granted to an optionee who owns stock possessing more than 10% of the voting power of RxBazaar's outstanding capital stock must equal at least 110% of the fair market value of the common stock on the date of grant.

            The 2000 plan is administered by a committee appointed by the board of directors. The committee selects the individuals to whom options are granted and determines the option exercise price and other terms of each award, subject to the provisions of the 2000 plan. Incentive options may be granted under the 2000 plan to employees, including officers and directors who are also employees, of RxBazaar or any of its subsidiaries. As of March 31, 2002, all RxBazaar employees were eligible to participate in the 2000 plan. Non-statutory options may be granted under the 2000 plan to employees, officers, individuals providing services to RxBazaar and directors, whether or not they are employees of RxBazaar. Neither incentive options nor non-statutory options granted under the 2000 plan may be repriced, whether by the reduction of their respective exercise prices or by their cancellation and replacement.

            No options may extend for more than ten years from the date of grant (five years in the case of an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of RxBazaar or any subsidiary). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive options which first become exercisable by an employee or officer in any calendar year may not exceed $100,000.

            Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee's lifetime, only by the optionee. Options generally may not be exercised after: (i) termination of the optionee's employment by RxBazaar for cause, (ii) thirty days after termination of the optionee's employment by RxBazaar without cause or by the optionee voluntarily, (iii) ninety days following the optionee's retirement from RxBazaar in good standing by reason of age or disability under the then established rules of the company, and (iv) one year following an optionee's death if the optionee's death occurs prior to termination of the optionee's employment with RxBazaar.

            Payment of the exercise price of the shares subject to the option may be made with: (i) certified or bank check for an amount equal to the option price for such shares, (ii) with the consent of the committee, delivery of such documentation as the committee and the broker, if applicable, will require to effect an exercise of the option and delivery to RxBazaar of the sale or loan proceeds required to pay the option price, (iii) with the consent of the committee, such other consideration which is acceptable to the committee and has a fair market value equal to the option price of such shares, or (iv) with the consent of the committee, a combination of the foregoing. To the extent permitted under the applicable laws and regulations and the terms of the participant's option agreement, at the request of the participant and consent of the committee, RxBazaar agrees to cooperate in a cashless exercise of an option.

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

            SUMMARY OF THE SB MERGER CORP. 2002 STOCK INCENTIVE PLAN

            The following summary of the 2002 Stock Incentive Plan is qualified in its entirety by reference to the 2002 plan, a copy of which is attached as an exhibit to the post-effective amendment to this registration statement on Form SB-2 of which this proxy statement/prospectus forms a part.

            The 2002 plan authorizes: (i) the grant of options to purchase common stock intended to qualify as incentive stock options, as defined in
Section 422 of the Internal Revenue Code, (ii) the grant of non-statutory stock options; and (iii) the grant of restricted stock awards entitling the recipient to acquire, for a purchase price determined by the board, shares of Common Stock subject to such restrictions and conditions as the board may determine at the time of grant, including continued employment and/or achievement of pre-established performance goals and objectives. The exercise price of incentive stock options granted under the 2002 plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of incentive options granted to an optionee who owns stock possessing more than 10% of the voting power of the company outstanding capital stock must equal at least 110% of the fair market value of the common stock on the date of grant.

            The 2002 plan is administered by the board of directors. The board selects the individuals to whom options are granted and determines the option exercise price and other terms of each award, subject to the provisions of the 2002 plan. Incentive options may be granted under the 2002 plan to employees, including officers and directors who are also employees, of the company or any of its subsidiaries. Non-statutory options may be granted under the 2002 plan to employees, officers, individuals providing services to the company and directors, whether or not they are employees.

            No options may extend for more than ten years from the date of grant (five years in the case of an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of RxBazaar or any subsidiary). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive options which first become exercisable by an employee or officer in any calendar year may not exceed $100,000.

            Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee's lifetime, only by the optionee. Options generally may not be exercised after: (i) termination of the optionee's employment for cause, (ii) thirty days after termination of the optionee's employment without cause or by the optionee voluntarily, and (iii) one year following an optionee's death if the optionee's death occurs prior to termination of the optionee's employment. Additionally, a non-statutory option shall be subject to all of the foregoing provisions, and may also be exercised so long as the optionee maintains a relationship with the company as a director, consultant or adviser, unless the option agreement provides otherwise.

            Payment of the exercise price for the shares subject to an option under the 2002 plan may be made by delivery of cash or a check to the order of the company in an amount equal to the exercise price of such option, or, to the extent provided in the applicable option agreement, (i) by delivery to the company of shares of common stock of the company already owned by the optionee for a period of six months and having a fair market value equal in amount to the exercise price of the options being exercised, (ii) a personal recourse note issued by the optionee to the company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the company may determine in its discretion, (iii) by any other means which the board of directors determines are consistent with the purpose of the plan and with applicable laws and regulations or (iv) by any combination of such methods of payment. Restricted stock agreements may provide for the payment of any purchase price in any manner approved by the board of directors at the time it authorizes the grant.

EMPLOYMENT AND CONSULTING AGREEMENTS

            JAMES STAHLY. On October 23, 2000, RxBazaar entered into an employment agreement with Mr. Stahly, with an initial term of four years subject to annual extensions thereafter. Under this employment agreement, Mr. Stahly serves as our president at an annual base salary of $175,000. In addition, Mr. Stahly may participate in our employee fringe benefit plans or programs generally available to employees of comparable status and position. Mr. Stahly is eligible to receive an annual performance bonus targeted at $75,000 based upon certain objectives to be agreed upon by RxBazaar's board of directors and Mr. Stahly. He was also granted options to purchase 120,000

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

shares of common stock, which vest over four years. Mr. Stahly is entitled to terminate his employment at any time upon at least 30 days' written notice to RxBazaar. In the event RxBazaar terminates Mr. Stahly without cause, RxBazaar will offer him a six month consulting agreement with a compensation package comparable to the package he receives pursuant to his employment agreement and the number of options equal to that which is to vest at the next scheduled vesting date, will vest. Upon termination of Mr. Stahly's employment due to his death or disability, options to purchase an additional 37,500 shares of common stock will vest. Under his employment agreement, he is subject to restrictive covenants, including confidentiality provisions. Also, during his employment and for a period of 12 months after termination of employment with RxBazaar, Mr. Stahly is subject to a non-competition provision.

            BRUCE WARWICK. On May 15, 2000, RxBazaar entered into an employment agreement with Mr. Warwick in substantially the same form as that described for Mr. Stahly. Mr. Warwick serves as the controller, treasurer and secretary at a base annual salary of $140,000. He was also granted an option to purchase 30,000 shares of common stock, which vests over four years.

            ANAND ADYA. On April 3, 2000, RxBazaar entered into an employment agreement with Anand Adya in substantially the same form as that described for Mr. Stahly. Mr. Adya serves as the chief technology officer and vice president of RxBazaar at an annual base salary of $145,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SB MERGER

            In January 2000, we issued 29,283 shares of Common Stock to each of StockBridge Investment Partnership III (the administrative manager of which is controlled by Richard L. Campbell), and Mantis Partners IV, LP (of which Richard
L. Campbell is a general partner) for aggregate consideration of $2,525, and 33,434 shares of Common Stock to Judith S. Haselton, for $2,500. In addition, each of Ms. Haselton and Mr. Campbell have loaned the Company $5,000 to pay ongoing expenses of the proposed Merger with RxBazaar. The loans are represented by demand notes bearing interest at the rate of 8% per annum.

RXBAZAAR

            RELATIONSHIPS WITH ABLE LABORATORIES

            Various relationships exist between RxBazaar and Able Laboratories, Inc. (formerly known as DynaGen, Inc.) As of December 31, 2001, Able beneficially owned 340,000 shares, or approximately 7%, of RxBazaar's outstanding common stock, and also owned all 2,466,667 outstanding shares of the Series A Preferred Stock, convertible into 493,333 shares of common stock. Able acquired the Series A Preferred Stock pursuant to an agreement it entered into with the former holders of RxBazaar's Series A Preferred Stock on February 15, 2001. The agreement gave the holders of RxBazaar's Series A Preferred Stock the right to exchange the shares of Series A Preferred Stock for shares of Able's Series O Preferred Stock. Able also agreed to register the shares of common stock issuable upon conversion of the Series O Preferred Stock for resale. In February and March 2000, the holders of shares of RxBazaar's Series A Preferred Stock exchanged such shares for shares of Able's Series O Preferred Stock. Able also holds a warrant to purchase an additional 240,000 shares of RxBazaar's common stock at a price of $12.50 per share.

            Able is currently the only holder of RxBazaar's Series A Preferred Stock. RxBazaar's Series A Preferred Stock pays a dividend to holders of such stock, provided, however, that certain conditions must be satisfied, pursuant to a Financing and Security Agreement between RxBazaar and its senior lender.

            C. Robert Cusick, RxBazaar's chief executive officer and a director, was a director of Able from February 1999 until March 2002 and, until October 2001, was the chief executive officer of Able. Dhananjay G. Wadekar, a director of RxBazaar until February 2002, is also the president, chief executive officer, and a director of Able. RxBazaar subleases a small amount of corporate office space from Able in Needham, Massachusetts.

            On February 23, 2001, pursuant to an agreement between RxBazaar, Able and FPP Distribution, Inc., a wholly-owned subsidiary of Able formerly known as Superior Pharmaceutical Company, RxBazaar acquired FPP Distribution from Able in a cash merger. As a result of the merger, RxBazaar paid Able a cash payment of $4,000,000

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
and assumed Able's existing 13.5% senior subordinated debt in the amount of $2,250,000. Able remains liable as a guarantor of the subordinated debt. In addition, the holders of the subordinated debt received the option to convert such debt, in whole or in part, into RxBazaar's common stock or common stock of Able. Further, Able agreed to register for resale any shares of its common stock issued upon conversion of the subordinated debt. The purchase price and terms of the merger were determined in arms-length negotiations between the parties.

            RxBazaar and Able's former subsidiary FPP Distribution, Inc. assisted each other in developing their businesses. FPP acted as RxBazaar's fulfillment center for all sales made by RxBazaar through its website. Subsequent to the sale of FPP to RxBazaar, Able continued to sell products to RxBazaar through FPP. In 2001, RxBazaar purchased approximately $6,008,000 of products from Able. As of December 31, 2001, RxBazaar had accounts payable of approximately $350,835 to Able.

            TRANSACTIONS WITH DIRECTORS AND OFFICERS

            RxBazaar was party to a Services Agreement dated February 5, 2001 with Verilytics, Inc. for hosting services and the purchase of certain equipment. Shikhar Ghosh, a stockholder and director of RxBazaar, was a director and the chief executive officer of Verilytics, Inc. The Services Agreement was terminated in March 2001 by mutual agreement of the parties. In April 2002, RxBazaar agreed to settle the balance due under the original agreement by issuing $200,000 of Series B Preferred Stock and paying the balance of $45,379 in cash on closing of the Series B Preferred Stock placement.

            In February, 2001, C. Robert Cusick, Dhananjay G. Wadekar, Neeta Wadekar (Dhananjay G. Wadekar's spouse), and James Stahly each purchased shares of common stock of RxBazaar at $7.50 per share.

            RxBazaar is party to a Liquidation Assistance Agreement dated February 23, 2001 with C. Robert Cusick, James W. Stahly, FPP Distribution, and The CIT Group/Business Credit, Inc., FPP Distribution's senior lender. If CIT declares an event of default under the Financing and Security Agreement and thereafter commences a liquidation process, each of Messrs. Cusick and Stahly agree to assist in the liquidation so long as they are being paid their standard compensation by RxBazaar.

            On June 5, 2001, RxSupply Chain Partners, LLC, purchased 400,000 shares of Common Stock of RxBazaar at a price of $1.25 per share. Handel Evans and Robert Cawthorn, directors of RxBazaar, are members of RxSupply Chain Partners. Rx Supply Chain Partners later transferred these shares to Messrs. Evans and Cawthorn.

            On June 5, 2001, RxBazaar granted non-plan stock options to purchase a total of 1,800,000 shares of Common Stock at $1.25 per share to four new directors. On November 30, 2001, options to purchase 1,300,000 shares of Common Stock were cancelled in connection with the resignation of two of these directors. RxBazaar subsequently issued 40,000 options to one of the resigning directors.

            On November 8, 2001, James Stahly purchased units of RxBazaar at $1.25 per unit for gross proceeds to RxBazaar of $50,000. Each unit consisted of one share of RxBazaar common stock and one warrant to purchase one share of RxBazaar common stock at $1.25 per share.

            On January 9, 2002, the board of directors of RxBazaar authorized the grant of options to purchase 170,000 shares of its Common Stock to each of Handel Evans and Robert Cawthorn, directors of RxBazaar at $1.25 per share.

                                LEGAL PROCEEDINGS

            There is no litigation pending or threatened by or against SB
Merger.

            RxBazaar may be involved in certain legal proceedings from time to time incidental to its normal business activities. While the outcome of any such proceedings cannot be accurately predicted, RxBazaar does not believe the ultimate resolution of any existing matters should have a material adverse effect on its financial position or results of operations.

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

                           MARKET FOR OUR COMMON STOCK

            There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for our securities and management does not intend to initiate any discussions until we have consummated a merger or acquisition. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.

            Our common stock is not listed or quoted on any exchange or trading medium. The Securities and Exchange Commission has adopted a rule that defines a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

            o that a broker or dealer approve a person's account for transactions in penny stocks; and
            o that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

To approve a person's account for transactions in penny stocks, the broker or dealer must:

            o obtain financial information and investment experience and objectives of the person; and
            o make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

            The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

            o sets forth the basis on which the broker or dealer made the suitability determination; and
            o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

            Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

            We cannot predict whether, upon a successful merger or acquisition, we will qualify our securities for listing on the Nasdaq Stock Market or a national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. Failure to qualify our securities or to meet the relevant maintenance criteria after qualification in the future could mean that our securities would not be traded on a national exchange. However, trading, if any, in our securities could take place on the NASD OTC Bulletin Board or in the "pink sheets." In that event, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. See "Risk Factors -- There is no public market for our stock."

ESCROW

            The common stock sold in the offering to which this prospectus relates will remain in escrow until our closing of a business combination with RxBazaar under the requirements of Rule 419. If we do not complete a business combination under Rule 419 on or before July 28, 2002, then we will be required to unwind the offering and return the funds raised in this offering to the investors.

DIVIDENDS

            We do not expect to pay dividends prior to the consummation of a business combination. Furthermore, we presently intend to retain all earnings, if any, for use in our business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

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

TRANSFER AGENT

            The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. Continental will hold the public offering proceeds and the stock certificates of the public investors in escrow pursuant to Rule 419 of the rules and regulations of the Securities and Exchange Commission, until the approval of a business combination by our stockholders. If the stockholders have not approved a business combination by July 28, 2002, all proceeds will be promptly returned to the stockholders and the stock certificates will be canceled.

                            DESCRIPTION OF SECURITIES

GENERAL

            Under our amended and restated certification of incorporation, we are authorized to issue 75,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. The following is a summary description of our capital stock.

COMMON STOCK

            As of March 31, 2002, there were 406,000 shares of common stock outstanding. The shares were held of record by 163 stockholders.

            Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive their proportionate share of dividends, if any, declared from time to time by the board of directors out of funds legally available for that purpose. See "Dividend Policy."

            In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to their proportionate share of all assets remaining after payment of liabilities, after taking into consideration the prior distribution rights of any preferred stock then outstanding. Common stock has no preemptive or conversion rights or other subscription rights. No redemption or sinking fund provisions apply to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock being offered by us will be fully paid and nonassessable upon the completion of this offering.

PREFERRED STOCK

            Under our amended and restated certificate of incorporation, the board of directors is authorized, without stockholder approval, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series, each series to have whatever rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, that the board of directors may determine. The rights of the holders of common stock will be affected by, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for others to acquire, or of discouraging others from attempting to acquire, a majority of our outstanding voting stock.

            RxBazaar has issued and outstanding 2,466,667 shares of Series A Preferred Stock, convertible into 493,333 shares of common stock, and 1,500,000 shares of Series B Preferred Stock convertible into an equal number of shares of common stock. We do not presently have any shares of preferred stock outstanding, but if the merger occurs then we will authorize and issue 345,333 shares of Series A Preferred Stock and 1,500,000 shares of Series B Preferred Stock. Following is a summary of the rights and preferences of the Series A Preferred Stock and Series B Preferred Stock that will be issuable to RxBazaar stockholders, based on the terms of the issued and outstanding RxBazaar Series A Preferred Stock and Series B Preferred Stock.

            SERIES A PREFERRED STOCK

            The rights and preferences of the Series A Preferred Stock include the following:

            CONVERSION. Each holder of Series A Preferred Stock has the right, at such holder's option, to convert at any time after the date of issuance, into such number of shares of common stock as shall be determined by dividing the number of shares of Series A Preferred Stock to be converted by the effective conversion rate. Currently, each five shares of Series A Preferred Stock is convertible into one share of common stock.

            DIVIDENDS. Holders of the Series A Preferred Stock shall be entitled to receive dividends at the rate of 8% per annum, which accrue quarterly. The dividend is payable in cash, or at our discretion, in shares of common stock.

            LIQUIDATION. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, or in the event of our insolvency, before any distribution or payment is made to any holders of common stock, and subject to the liquidation rights and preferences of the Series B Preferred Stock with respect to liquidation preferences, the holders of each share of Series A Preferred Stock shall be entitled to be paid first out of our assets available for distribution to holders of our capital stock.

            VOTING. Except as otherwise required by the General Corporation Law of the State of Delaware, holders of Series A Preferred Stock will not be entitled to vote. However, for so long as there are any shares of Series A Preferred Stock outstanding, we may not amend our certificate of incorporation without the approval of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class, if such amendment would adversely affect the rights of the holders of Series A Preferred Stock.

            SERIES B PREFERRED STOCK

            The rights and preferences of the Series B Preferred Stock include the following:

            CONVERSION. Each holder of Series B Preferred Stock has the right, at such holder's option, to convert at any time after the date of issuance, into an equal number of shares of common stock.

            Each share of Series B Preferred Stock shall automatically be converted into shares of common stock at the then effective conversion rate upon the effectiveness of a registration statement covering the resale of the shares of common stock issuable upon conversion of the Series B Preferred Stock.

            DIVIDENDS. Holders of the Series B Preferred Stock shall be entitled to receive dividends at the rate of 10% per annum.

            LIQUIDATION. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, or in the event of our insolvency, before any distribution or payment is made to any holders of common stock or Series A Preferred Stock, the holders of each share of Series B Preferred Stock will be entitled to be paid first out of our assets available for distribution to holders of our capital stock.

            VOTING. The Series B Preferred Stock and common stock vote together as a single class on all matters requiring a vote, with each share of Series B Preferred Stock being entitled to that number of votes equal to the number of whole shares of common stock into which it is then convertible.

OPTIONS

            RxBazaar has issued approximately 1,465,500 options to officers, employees, directors and consultants, and 1,155,433 warrants to consultants and investors, at exercise prices ranging from $.25 to $12.50. We are assuming RxBazaar's stock option plan and outstanding option agreements and warrants as part of the merger.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF DELAWARE LAW AND OUR CHARTER AND BYLAWS

            Provisions of Delaware law, our amended and restated certificate of incorporation and our bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

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

            We must comply with Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An interested stockholder includes a person who, together with affiliates and associates, owns, or did own within three years before the determination of interested stockholder status, 15% or more of the corporation's voting stock. The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

            Our amended and restated certificate of incorporation require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, upon the completion of this offering, special meetings of our stockholders may be called only by the board of directors or some of our officers.

                        SHARES ELIGIBLE FOR FUTURE RESALE

            There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales, could harm prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

            If 100% of the investors reconfirm their investment, we will have 406,000 shares outstanding. The shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, unless purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act of 1933, as amended, described below. All of the shares to be issued to RxBazaar stockholders when the merger is consummated will be restricted stock under Rule 144 and may not be sold under Rule 144 until they have been held for the applicable holding period, under the rule. RxBazaar has agreed to register the resale of shares of common stock issuable upon conversion of shares of its Series B Preferred Stock.

            RxBazaar has issued 1,465,500 options to its employees, officers, directors and consultants. RxBazaar has also issued 1,155,433 warrants to purchase common stock to consultants and investors in connection with financing transactions. These options and warrants will be assumed by us as part of the merger transaction.

                             REPORTS TO STOCKHOLDERS

            We are subject to the information requirements of the Securities Exchange Act of 1934. We file reports and other information with the Securities and Exchange Commission. We intend to furnish our stockholders, after the close of each fiscal year, an annual report that will contain audited financial statements certified by our independent certified public accountants. We may also furnish our stockholders quarterly reports containing unaudited financial information. RxBazaar's fiscal year ends on December 31.

                                  LEGAL MATTERS

            The validity of the shares offered under this prospectus is being passed upon for us by Gusrae, Kaplan & Bruno, PLLC, New York, NY.

                                     EXPERTS

            Our financial statements as of and for the year ended December 31, 2001, for the period January 3, 2000 (inception) through December 31, 2000 and for the period January 3, 2000 (inception) through December 31, 2001, included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Feldman Sherb & Co., P.C. independent certified public accountants, and upon the authority of the firm as experts in accounting and auditing.

            RxBazaar's financial statements as of and for the year ended December 31, 2001 and FPP Distribution's financial statements as of and for the year ended December 31, 2000, included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Wolf & Company, P.C., independent certified public accountants, and upon the authority of the firm as experts in accounting and auditing.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

            Our amended and restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law permits a corporation to provide that its directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

            o any breach of their duty of loyalty to the corporation or its stockholders;
            o acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law;
            o unlawful payments of dividends or unlawful stock repurchases or redemptions; and
            o any transaction from which the director derived an improper personal benefit.

            The limitations do not apply to liabilities arising under the federal securities laws and do not affect the availability of equitable remedies, including injunctive relief or rescission.

            Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers, and may indemnify other employees and agents, to the maximum extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of actions in his or her capacity as an officer, director, employee or agent, regardless of whether the amended and restated bylaws would permit indemnification. We intend to obtain an insurance policy that will insure our directors and officers against losses, above a deductible amount, from specified types of claims.

            The limited liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty and may reduce the likelihood of derivative litigation against our directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. A stockholder's investment in us may be adversely affected to the extent we pay the costs of settlement or damage awards against our directors and officers under these indemnification provisions.

            At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

            None.

                              FINANCIAL STATEMENTS
                              --------------------

                                 SB MERGER CORP.

THE FOLLOWING FINANCIAL STATEMENTS ARE ATTACHED TO THIS REPORT AND FILED AS A PART OF THIS REGISTRATION STATEMENT.

Independent Auditors' Report...............................................................................F-2
Balance Sheet as of December 31, 2001......................................................................F-3
Statements of Operations - Year Ended December 31, 2001, Period From
  January 3, 2000 (Inception) to December 31, 2000 and Period From
  January 3, 2000 (Inception) to December 31, 2001.........................................................F-4
Statement of Changes in Stockholders' Equity - Year Ended
  December 31, 2001 and Period From January 3, 2000 (Inception)
  to December 31, 2000.....................................................................................F-5
Statement of Cash Flows - Year Ended December 31, 2001, Period From
  January 3, 2000 (Inception) to December 31, 2000 and Period From
  January 3, 2000 (Inception) to December 31, 2001.........................................................F-6
Notes to Financial Statements..............................................................................F-7

                                 RXBAZAAR, INC.

Independent Auditors' Report..............................................................................F-10
Consolidated Balance Sheets as of December 31, 2001 and 2000..............................................F-11
Consolidated Statements of Loss - Years Ended December 31, 2001 and 2000..................................F-12
Consolidated Statements of Stockholders' Equity  - Years Ended December 31, 2001 and 2000.................F-13
Consolidated Statements of Cash Flows - Years Ended December 31, 2001 and 2000............................F-14
Notes to Consolidated Financial Statements - Years Ended December 31, 2001 and 2000.......................F-15

                             FPP DISTRIBUTION, INC.

Independent Auditors' Report..............................................................................F-27
Balance Sheet as of December 31, 2000.....................................................................F-28
Statements of Income and Retained Earnings  - Year Ended December 31, 2000................................F-29
Statement of Cash Flows - Year Ended December 31, 2000....................................................F-30
Notes to Financial Statements.............................................................................F-31


                       UNAUDITED PRO FORMA FINANCIAL DATA

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements...........................F-36
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2001..........................F-37
Unaudited Pro Forma Condensed Consolidated Statement of Loss - Year Ended December 31, 2001...............F-38
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements..................................F-39

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders of
SB Merger Corp.
Brighton, Michigan

We have audited the accompanying balance sheet of SB Merger Corp. (a development stage enterprise) as of December 31, 2001 and the related statements of operations, stockholders' equity and cash flows for year ended December 31, 2001, for the period January 3, 2000 (inception) to December 31, 2000, and for the period January 3, 2000 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SB Merger Corp. (a development stage enterprise) at December 31, 2001 and the results of its operations and its cash flows for year ended December 31, 2001, for the period January 3, 2000 (inception) to December 31, 2000, and for the period January 3, 2000 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




                                      /s/ Feldman Sherb  & Co., P.C.
                                      Feldman Sherb & Co., P.C.
                                      Certified Public Accountants



New York, New York
March 27, 2002

                                 SB MERGER CORP.
                                 ---------------
                        (A Development Stage Enterprise)
                        --------------------------------
                                  BALANCE SHEET
                                  -------------
                                DECEMBER 31, 2001
                                -----------------

                                     ASSETS
                                     ------
Cash                                                                                      $     381
Restricted cash                                                                             125,000
                                                                                          ---------
                                                                                          $ 125,381
                                                                                          =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities:
      Accrued expenses                                                                    $   6,405
      Advance from shareholder                                                                1,000
                                                                                          ---------
            Total current liabilities                                                         7,405
                                                                                          ---------
Stockholders' equity:
      Preferred stock, $.01 par value, authorized 500,000 shares, none issued or
      outstanding                                                                             --
      Common stock, $.001 par value, authorized 2,000,000 shares;
      issued and outstanding 250,000 shares                                                     250
      Paid in capital                                                                       151,000
      Deficit accumulated during the development stage                                      (33,274)
                                                                                          ---------
            Total stockholders' equity                                                      117,976
                                                                                          ---------
                                                                                          $ 125,381
                                                                                          =========


                       See notes to financial statements.

                                 SB MERGER CORP.
                                 ---------------
                        (A Development Stage Enterprise)
                        --------------------------------

                            STATEMENTS OF OPERATIONS
                            ------------------------


                                                                        January 3, 2000       January 3, 2000
                                                   Year Ended         (Inception) through   (Inception) through
                                                 December 31, 2001     December 31, 2000     December 31, 2001
                                                    ---------              ---------              ---------
Revenues                                            $    --                $    --                $    --
General and administrative expenses                    11,010                 22,264                 33,274
                                                    ---------              ---------              ---------
Net loss                                            $ (11,010)             $ (22,264)             $ (33,274)
                                                    =========              =========              =========
Basic loss per share of common stock                $   (0.05)             $   (0.18)
                                                    =========              =========
Weighted average common shares
outstanding                                           204,110                125,000
                                                    =========              =========


















                       See notes to financial statements.

                                 SB MERGER CORP.
                                 ---------------
                        (A Development Stage Enterprise)
                        --------------------------------

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  --------------------------------------------


                                                                                    Deficit
                                                                                  Accumulated
                                               Common Stock         Additional     During the
                                           ---------------------      Paid-In     Development
                                            Shares       Amount       Capital        Stage          Total
                                           -------     ---------     ---------     ---------      ---------
Balance, January 3, 2000 (inception)          --       $    --       $    --       $    --        $    --

Issuance of common stock for cash:
   at $0.07 per share, February             36,604            36         2,489          --            2,525
   at $0.12 per share, February             20,896            21         2,479          --            2,500
   at $0.37 per share, April                67,500            68        24,907          --           24,975
Net loss                                      --            --            --         (22,264)       (22,264)
                                           -------     ---------     ---------     ---------      ---------
Balance, December 31, 2000                 125,000           125        29,875       (22,264)         7,736

Issuance of common stock for cash:
   at $1.00 per share, May                 125,000           125       121,125          --          121,250
Net loss                                      --            --            --         (11,010)       (11,010)
                                           -------     ---------     ---------     ---------      ---------
Balance, December 31, 2001                 250,000     $     250     $ 151,000     $ (33,274)     $ 117,976
                                           =======     =========     =========     =========      =========





                       See notes to financial statements.

                                 SB MERGER CORP.
                                 ---------------
                        (A Development Stage Enterprise)
                        --------------------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------


                                                                           January 3, 2000     January 3, 2000
                                                                              (Inception)       (Inception)
                                                           Year Ended           through            through
                                                           December 31,       December 31,       December 31,
                                                              2001                2000               2001
                                                            ---------          ---------          ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                 $ (11,010)         $ (22,264)         $ (33,274)

   Changes in assets and liabilities:
      Restricted cash                                        (125,000)              --             (125,000)
      Accrued expenses                                            692              1,963              2,655
      Advance from shareholder                                  1,000               --                1,000
                                                            ---------          ---------          ---------
   NET CASH USED IN OPERATING ACTIVITIES:                    (134,318)           (20,301)          (154,619)
                                                            ---------          ---------          ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from sale of common stock                         125,000             30,000            155,000
                                                            ---------          ---------          ---------
NET (DECREASE) INCREASE IN CASH                                (9,318)             9,699                381

CASH - Beginning of period                                      9,699               --                 --
                                                            ---------          ---------          ---------
CASH - End of period                                        $     381          $   9,699          $     381
                                                            =========          =========          =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:
   Non-cash financing and investing activities:
      Accrued fees associated with sale of common stock     $   3,750          $    --            $   3,750
                                                            =========          =========          =========


                       See notes to financial statements.

                                 SB MERGER CORP.
                                 ---------------
                        (A Development Stage Enterprise)
                        --------------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

1.  FORMATION OF COMPANY
    --------------------

    SB Merger Corp. (a development stage enterprise) (the "Company"), was incorporated in the state of Delaware on January 3, 2000. It intends to serve as a vehicle to effect a business combination with a target business. The Company intends to utilize the net proceeds of offerings of equity and/or debt securities, bank and other borrowings or a combination thereof in effecting such business combination.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    ------------------------------------------

    a. Use of Estimates - The preparation of financial statements in accordance with generally accepted accounting principles requires management to make significant estimates and assumptions that effect the reporting amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

    b. Earnings Per Share - Basic loss per share is computed using the weighted average number of outstanding common shares. Diluted per share amounts when applicable include the effect of dilutive common stock equivalents from the assumed exercise of options and warrants.

    c. Income Taxes - The Company recognizes deferred tax assets and liabilities based on the difference between the financial statements' carrying amount and the tax basis of the assets and liabilities, using the effective tax rates in the years in which the differences are expected to reverse. A valuation allowance related to the deferred tax asset is also recorded when it is probable that some or all of the deferred tax asset will not be realized.

    d.  New Accounting Standards:

        - In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Intangible Assets ("SFAS No. 142"). SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting and prohibits the use of the pooling-of-interests method for such transactions. SFAS No. 142 applies to all goodwill and intangible assets acquired in a business combination. Under the new standard, all goodwill, including goodwill acquired before initial application of the standard, should not be amortized but should be tested for impairment at least annually at the reporting level, as defined in the standard. Intangible assets other than goodwill should be amortized over their useful lives and reviewed for impairment in accordance with SFAS No.
            121. The new standard is effective for fiscal years beginning after December 15, 2001. The Company must adopt this standard on January 1, 2002.

        - In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-lived Assets". SFAS 144 superseded Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and Assets to be Disposed Of" and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transaction". SFAS 144 also amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The provisions of SFAS 144 will be effective for fiscal years beginning after December 15, 2001.

3.  ADVANCE FROM SHAREHOLDER
    ------------------------

    The advance from shareholder has no specific due date for repayment and is uncollateralized. These advances accrue interest at 8% per annum.

4.  STOCKHOLDERS' EQUITY
    --------------------

        - In February 2000, the Company sold 36,604 shares of common stock, to two investor funds controlled by the Secretary / Treasurer of the Company for $2,525. In addition, in February 2000 the Company sold 20,896 shares of common stock to the President of the Company for $2,500.

        - In April 2000, the Company sold 67,500 shares of common stock to various investors for $24,975.

        - During January 2001, the Company completed its filing of Form SB-2 with the Securities and Exchange Commission for the issuance of 125,000 shares of common stock at $1.00 per share. The public offering of $125,000 of common stock of the Company was completed in May 2001. Continental Stock Transfer & Trust Company ("Continental") will hold the public offering proceeds and the stock certificates of the public investors in escrow pursuant to Rule 419 of the Rules and Regulations of the Securities and Exchange Commission, until the approval of a business combination by the shareholders of the Company. If the shareholders have not approved a business combination by July 28, 2002 all proceeds, will be promptly returned to the shareholders and the stock certificates will be canceled. The proceeds have been recorded as restricted cash.

        - In March 2002, the Company increased the number of authorized shares for all classes of capital stock to 85,000,000 shares consisting of
            (i) 75,000,000 shares of common stock, with a $.001 par value and
            (ii) 10,000,000 shares of preferred stock, with a $.001 par value.

        - In March 2002, the Company adopted the 2002 Stock Incentive Plan (the "Plan"). Under the Plan, employees, officers, and directors of the Company, along with consultants to the Company, are eligible to be awarded an aggregate maximum of 1,500,000 common shares and / or common stock options of the Company. Options issued under the plan have a maximum life of 10 years from the date of grant.

5.  INCOME TAXES
    ------------

    As of December 31, 2001, the Company has net operating loss carry forwards of approximately $33,000 for Federal income tax purposes, expiring between 2020 through 2021. The resulting tax deferred tax asset of approximately $5,000, as of December 31, 2001 has been offset by a corresponding valuation allowance.

    A reconciliation between the Federal statutory tax rate and the effective income tax rate is as follows:

                                              Year Ended       January 3,2000
                                              December 31,  (Inception) through
                                                 2001         December 31, 2000
                                              ------------  -------------------
    Statutory Federal income tax rate            (15%)               (15%)
    Losses for which no benefit is provided       15%                 15%
                                              ------------  -------------------
    Effective income tax rate                      0%                  0%
                                              ============  ===================

    The benefit for income taxes differs from the amount computed by applying the statutory federal income tax rate to the loss before the benefit for income taxes as follows:

                                                                                         January 3,2000
                                                                      Year Ended      (Inception) through
                                                                   December 31, 2001   December 31, 2000
                                                                   -----------------  -------------------
    Income tax benefit computed at the Federal statutory rate          $   1,650           $   3,300
    Deductions for which no benefit is recognized                         (1,650)             (3,300)
                                                                   -----------------  -------------------
                                                                       $    --             $    --
                                                                   =================  ===================

6.  ACQUISITION
    -----------

    On February 1, 2002, the Company executed a merger and plan of reorganization agreement with RxBazaar, Inc., ("RxBazaar") a Delaware corporation. Under the terms of the agreement the Company's wholly-owned subsidiary RxB Acquisition Corp., incorporated on January 28, 2002 for the purpose of this merger, would be merged with RxBazaar. In the merger, the Company would issue approximately (i) 3,333,955 shares of common stock, (ii) 345,333 shares of Series A Preferred Stock, (iii) a number of shares of Series B Preferred Stock currently estimated to be 1,500,000, (iv) up to 1,834,653 shares of the Company's common stock upon exercise of RxBazaar's outstanding options and warrants to purchase RxBazaar common stock; and (v) up to 2,363,118 additional shares of the Company's common stock, if the merged company meets earnings targets in the first or second year after the merger. The agreement is subject to shareholder approval by both the Company and RxBazaar, which as per the agreement, must be completed no later than July 28, 2002.

    On February 1, 2002, in contemplation of the above merger the Company declared an 8 for 5 stock split, for all common shares outstanding prior to the agreement. A total of 406,000 common shares existed after the stock split, comprising the 250,000 shares outstanding at December 31, 2001 converted into 400,000 common shares, and 3,750 shares issued after December 31, 2001 for underwriters fees, converted into 6,000 common shares.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
RxBazaar, Inc.
Cincinnati, Ohio

We have audited the accompanying consolidated balance sheets of RxBazaar, Inc. and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of loss, changes in stockholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RxBazaar, Inc. and subsidiary as of December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred losses from operations resulting in a working capital deficiency and a stockholders' deficit at December 31, 2001. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/  Wolf & Company, P.C.

Boston, Massachusetts
February 19, 2002

                          RXBAZAAR, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000

                                     ASSETS

                                                                                                   2001                   2000
                                                                                               ------------           ------------
Current assets:
   Cash and cash equivalents                                                                   $    176,840           $    339,027
   Accounts receivable - less allowance for doubtful accounts of $277,587 and $40,000             1,651,396                951,495
   Rebates receivable                                                                                93,653                   --
   Inventory                                                                                      3,894,494                216,922
   Prepaid expenses and other current assets                                                         62,323                 18,054
                                                                                               ------------           ------------
            Total current assets                                                                  5,878,706              1,525,498
                                                                                               ------------           ------------
Property and equipment, at cost:
   Computer hardware and software                                                                   666,633                478,680
   Furniture, fixtures and equipment                                                                261,363                124,651
   Leasehold improvements                                                                            28,713                 13,342
                                                                                               ------------           ------------
                                                                                                    956,709                616,673
   Less accumulated depreciation and amortization                                                  (248,320)               (29,006)
                                                                                               ------------           ------------
            Net property and equipment                                                              708,389                587,667
                                                                                               ------------           ------------
Other assets:
   Deferred financing costs, net                                                                    329,832                 85,000
   Customer lists, net of accumulated amortization of $353,500                                    1,767,483                   --
   Deferred acquisition costs                                                                          --                   16,542
   Deposits                                                                                          30,383                 44,733
                                                                                               ------------           ------------
            Total other assets                                                                    2,127,698                146,275
                                                                                               ------------           ------------
                                                                                               $  8,714,793           $  2,259,440
                                                                                               ============           ============
                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Notes payable                                                                               $  3,081,373           $    250,000
   Accounts payable                                                                               2,838,257              1,850,262
   Accrued expenses and other current liabilities                                                   847,667                144,883
   Preferred dividends payable                                                                      257,682                   --
                                                                                               ------------           ------------
            Total current liabilities                                                             7,024,979              2,245,145
Subordinated notes payable                                                                        2,250,000                   --
                                                                                               ------------           ------------
            Total liabilities                                                                     9,274,979              2,245,145
                                                                                               ------------           ------------
Stockholders' equity (deficit):
   Preferred stock, at liquidation value, $.001 par value, 10,000,000 shares
      authorized, 2,466,667 shares issued                                                         3,700,000                   --
   Common stock, $.001 par value, 60,000,000 shares authorized, 4,762,792
      and 3,811,166 shares issued                                                                     4,763                  3,811
   Additional paid-in capital                                                                     5,885,100              3,537,121
   Accumulated deficit                                                                          (10,053,655)            (3,258,680)
   Unearned stock-based compensation                                                                (96,394)              (267,957)
                                                                                               ------------           ------------
            Total stockholders' equity (deficit)                                                   (560,186)                14,295
                                                                                               ------------           ------------
                                                                                               $  8,714,793           $  2,259,440
                                                                                               ============           ============

    See independent auditors' report and accompanying notes to consolidated financial statements.

                          RXBAZAAR, INC. AND SUBSIDIARY
                         CONSOLIDATED STATEMENTS OF LOSS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                             2001                   2000
                                                         ------------           ------------
Sales, net                                               $ 17,244,283           $    734,493
Cost of sales                                              14,479,743                726,273
                                                         ------------           ------------
            Gross profit                                    2,764,540                  8,220
                                                         ------------           ------------

Operating expenses:
   Sales and marketing                                      1,388,245                411,702
   Information technology                                   1,202,886              1,053,845
   General and administrative                               5,993,270              1,693,256
                                                         ------------           ------------
            Total operating expenses                        8,584,401              3,158,803
                                                         ------------           ------------

            Operating loss                                 (5,819,861)            (3,150,583)
                                                         ------------           ------------

Other income (expense):
   Interest income                                                205                  7,555
   Interest and financing expense                            (745,903)               (19,563)
   Miscellaneous income (expense), net                         28,266                (45,637)
                                                         ------------           ------------
            Other income (expense), net                      (717,432)               (57,645)
                                                         ------------           ------------

            Net loss                                       (6,537,293)            (3,208,228)

Dividends on preferred stock                                  257,682                   --
                                                         ------------           ------------

            Net loss applicable to common stock          $ (6,794,975)          $ (3,208,228)
                                                         ============           ============

Net loss per share - basic                               $      (1.59)          $      (0.82)
                                                         ============           ============

Weighted average shares outstanding                         4,264,128              3,928,369
                                                         ============           ============

     See independent auditors' report and accompanying notes to consolidated financial statements.

                          RXBAZAAR, INC. AND SUBSIDIARY
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                      Preferred Stock                 Common Stock             Additional
                                                 -------------------------       -------------------------       Paid-in
                                                   Shares        Amount           Shares         Amount          Capital
                                                 ---------    ------------       ---------    ------------    ------------
Balance, December 31, 1999                            --      $       --         4,000,000    $      4,000    $     96,000

Sale of common stock, net                             --              --            80,000              80           1,920
Private placements of common stock                    --              --           371,166             371       2,817,461
Stock option compensation                             --              --              --              --           321,100
Stock warrants issued for services                    --              --              --              --           316,000
Cancellation and retirement of common stock           --              --          (640,000)           (640)        (15,360)
Stock subscriptions received                          --              --              --              --              --
Amortization of unearned compensation                 --              --              --              --              --
Net loss                                              --              --              --              --              --
                                                 ---------    ------------       ---------    ------------    ------------
Balance, December 31, 2000                            --              --         3,811,166           3,811       3,537,121

Private placement of preferred stock             3,133,334       4,700,000            --              --          (331,932)
Private placements of common stock                    --              --         1,154,601           1,155       2,677,039
Purchase and retirement of preferred stock        (666,667)     (1,000,000)           --              --            50,000
Purchase and retirement of common stock               --              --          (215,000)           (215)         (5,160)
Amortization of unearned compensation                 --              --              --              --              --
Forfeiture of unearned compensation                   --              --              --              --          (116,212)
Stock, options and warrants issued                    --              --             4,000               4          72,246
Stock options exercised                               --              --             8,025               8           1,998
Preferred dividends accrued                           --              --              --              --              --
Net loss                                              --              --              --              --              --
                                                 ---------    ------------       ---------    ------------    ------------
Balance, December 31, 2001                       2,466,667    $  3,700,000       4,762,792    $      4,763    $  5,885,100
                                                 =========    ============       =========    ============    ============

                                                                Unearned         Stock
                                              Accumulated      Stock-based    Subscriptions
                                                Deficit       Compensation     Receivable         Total
                                              ------------    ------------    ------------    ------------
Balance, December 31, 1999                    $    (50,452)   $       --      $    (18,000)   $     31,548

Sale of common stock, net                             --              --              --             2,000
Private placements of common stock                    --              --              --         2,817,832
Stock option compensation                             --          (321,100)           --              --
Stock warrants issued for services                    --              --              --           316,000
Cancellation and retirement of common stock           --              --            16,000            --
Stock subscriptions received                          --              --             2,000           2,000
Amortization of unearned compensation                 --            53,143            --            53,143
Net loss                                        (3,208,228)           --              --        (3,208,228)
                                              ------------    ------------    ------------    ------------
Balance, December 31, 2000                      (3,258,680)       (267,957)           --            14,295

Private placement of preferred stock                  --              --              --         4,368,068
Private placements of common stock                    --              --              --         2,678,194
Purchase and retirement of preferred stock            --              --              --          (950,000)
Purchase and retirement of common stock               --              --              --            (5,375)
Amortization of unearned compensation                 --            55,351            --            55,351
Forfeiture of unearned compensation                   --           116,212            --              --
Stock, options and warrants issued                    --              --              --            72,250
Stock options exercised                               --              --              --             2,006
Preferred dividends accrued                       (257,682)           --              --          (257,682)
Net loss                                        (6,537,293)           --              --        (6,537,293)
                                              ------------    ------------    ------------    ------------
Balance, December 31, 2001                    $(10,053,655)   $    (96,394)   $       --      $   (560,186)
                                              ============    ============    ============    ============

     See independent auditors' report and accompanying notes to consolidated financial statements.

                          RXBAZAAR, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                                 2001                  2000
                                                                             -----------           -----------
Cash flows from operating activities:
   Net loss                                                                  $(6,537,293)          $(3,208,228)
   Adjustments to reconcile net loss to net cash used for operating activities:
      Depreciation and amortization                                              693,727                29,006
      Amortization of unearned compensation                                       55,351                53,143
      Stock, options and warrants issued for services                             17,000               395,167
      (Increase) decrease in operating assets:
         Accounts receivable                                                   2,872,829              (951,495)
         Rebates receivable                                                      143,769                  --
         Inventory                                                             1,112,744              (216,922)
         Prepaid expenses and other current assets                               (13,536)              (18,054)
      Increase (decrease) in operating liabilities:
         Accounts payable                                                     (3,638,462)            1,850,262
            Accrued expenses and other current liabilities                       531,532               117,026
                                                                             -----------           -----------
                        Net cash used for operating activities                (4,762,339)           (1,950,095)
                                                                             -----------           -----------

Cash flows from investing activities:
   Purchase of property and equipment                                           (148,321)             (616,673)
   Decrease (increase) in deposits                                               137,582               (44,733)
   Purchase of subsidiary                                                     (4,002,880)              (16,542)
                                                                             -----------           -----------
                        Net cash used for investing activities                (4,013,619)             (677,948)
                                                                             -----------           -----------

Cash flows from financing activities:
   Increase in deferred financing costs                                         (365,402)              (82,559)
   Net change in line of credit                                                2,386,280                  --
   Proceeds from notes payable and warrants                                      575,000               250,000
   Payments on notes payable                                                     (75,000)                 --
   Proceeds from sale of stock                                                 7,046,262             2,740,665
   Proceeds from stock options exercised                                           2,006                  --
   Stock subscriptions received                                                     --                   2,000
   Purchase and retirement of stock                                             (955,375)                 --
                                                                             -----------           -----------
            Net cash provided by financing activities                          8,613,771             2,910,106
                                                                             -----------           -----------

Net change in cash and cash equivalents                                         (162,187)              282,063
Cash and cash equivalents at beginning of year                                   339,027                56,964
                                                                             -----------           -----------

Cash and cash equivalents at end of year                                     $   176,840           $   339,027
                                                                             ===========           ===========

Supplemental cash flow information:
   Interest paid                                                             $   528,724           $       193
   Preferred dividends accrued                                                   257,682                  --

Additional cash flow information is included in Note 3.

     See independent auditors' report and accompanying notes to consolidated financial statements.

                          RXBAZAAR, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

1.          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BUSINESS AND BASIS OF PRESENTATION

    RxBazaar, Inc. (the "Company" or "RxBazaar") was incorporated on October 25, 1999 in the State of Delaware. The Company distributes brand and generic pharmaceuticals and other medical supplies. On February 23, 2001, the Company acquired a wholly-owned subsidiary, FPP Distribution, Inc. ("FPP") which was formerly known as Superior Pharmaceutical Company. FPP distributes brand and generic pharmaceuticals. All significant intercompany balances and transactions have been eliminated in consolidation.

    REVERSE STOCK SPLIT

    On January 31, 2002 the Company's stockholders approved a 1 for 5 reverse stock split of the common shares. All common stock information presented herein has been retroactively adjusted to reflect the reverse stock split.

    USE OF ESTIMATES

    In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and reported amounts of revenues and expenses during the reporting period. Such estimates relate primarily to the carrying values of accounts receivable and inventory, the estimated lives of property and equipment, the value of intangible assets, the valuation reserve on deferred taxes and the value of equity instruments issued. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    Cash equivalents include interest-bearing deposits with original maturities of three months or less.

    INVENTORY

    Inventory consists primarily of finished goods held for distribution. Inventory is valued at the lower of average cost or market on a first-in first-out (FIFO) method. Cost of inventories held for distribution is based on the purchase price net of vendor discounts and other allowances.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation expense is provided over the estimated useful lives of the assets using the straight-line method. Leasehold improvements are amortized on the straight-line method over the shorter of the estimated useful life of the assets or the life of the related lease term. Depreciation and amortization for 2001 and 2000 was $219,314 and $29,006, respectively. Estimated useful lives are as follows:

                        See Independent Auditors' Report.

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

               Computer hardware and software                    2 - 5 years
               Furniture, fixtures and equipment                 5 - 7 years
               Leasehold improvements                            5 - 10 years


    INFORMATION TECHNOLOGY COSTS

    Costs of developing internal-use software for the Company's web site and call center are accounted for in accordance with Emerging Issues Task Force Issue No. 00-2 and AICPA Statement of Position 98-1. Costs are capitalized only to the extent that they are realizable and are amortized over the estimated life of the software. Costs incurred in connection with these development activities were not capitalized during 2001 and 2000.

    DEFERRED COSTS

    Deferred financing costs represent fees paid in connection with obtaining an asset-based line of credit and the assumption of the senior subordinated debt in connection with the acquisition of FPP (see Note 3). These costs are being amortized over the terms of the loans. Amortization expense for 2001 was $120,570. At December 31, 2000, deferred acquisition costs represents fees paid in connection with the acquisition agreement for FPP.

    CUSTOMER LISTS

    A portion of the purchase price for FPP was allocated to customer lists (see
    Note 3). Customer lists are being amortized over an estimated life of five years. Amortization expense for 2001 was $353,500.

    IMPAIRMENT OF LONG-LIVED ASSETS

    RxBazaar continually evaluates whether events and circumstances have occurred that indicate that the remaining estimated useful life of long-lived assets may require revision or that the remaining net book value may not be recoverable. When factors indicate that an asset may be impaired, RxBazaar uses various methods to estimate the asset's future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized based on the excess of the carrying amount over the estimated fair value of the asset. Any impairment amount is charged to operations.

    REVENUE RECOGNITION

    Revenues from product sales are recognized when products are shipped. The Company provides an allowance for potential uncollectible accounts. Shipping and handling fees billed to customers are recognized in net sales. Shipping and handling costs are included in cost of sales.

    ADVERTISING COSTS

    Advertising costs are charged to expense when incurred and amounted to approximately $128,000 and $105,000 in 2001 and 2000, respectively.

    INCOME TAXES

    Deferred tax assets and liabilities are recorded for temporary differences between the financial statement and tax bases of assets and liabilities using the currently enacted income tax rates expected to be in effect when the taxes are actually paid or recovered. A deferred tax asset is also recorded for net operating loss, capital loss and tax credit carryforwards to the extent their realization is more likely than not. The deferred tax expense, if any, for the period represents the change in the deferred tax asset or liability from the beginning to the end of the period.

    STOCK-BASED COMPENSATION

    Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Company's stock option plan generally have no intrinsic value at the grant date, and under Opinion No. 25 no compensation cost is recognized for them. The Company has elected to remain with the accounting in Opinion No. 25 and as a result, has provided pro forma disclosures of net loss and loss per share and other disclosures, as if the fair value based method of accounting had been applied.

                        See independent auditors' report

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    COMPREHENSIVE INCOME

    Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. There were no other items of comprehensive income during 2001 or 2000.

    NET LOSS PER SHARE

    Basic loss per share represents loss applicable to common stock divided by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects additional common shares that would have been outstanding if potential dilutive common shares had been issued, as well as any adjustment to income that would result from the assumed conversion. Potential common shares that may be issued by the Company relate to outstanding stock options and warrants (determined using the treasury stock method) and preferred stock. The assumed conversion of outstanding dilutive stock options, warrants and preferred stock would increase the shares outstanding but would not require an adjustment to net loss as a result of the conversion. For all periods presented, options, warrants and preferred stock were anti-dilutive and excluded from the net loss per share computation.

    RECENT ACCOUNTING PRONOUNCEMENTS

    On June 30, 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. With the adoption of SFAS No. 142, effective January 1, 2002, goodwill is no longer subject to amortization over its estimated useful life, but will be subject to at least an annual assessment for impairment by applying a fair value based test. Additionally, under SFAS No. 142, acquired intangible assets should be separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented, or exchanged, regardless of intent to do so. Management does not anticipate that the adoption of either statement will have a material impact on the consolidated financial statements.

    In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement establishes standards for accounting for obligations associated with the retirement of tangible long-lived assets. This statement is effective for fiscal years beginning after June 15, 2002. We are currently evaluating the impact, if any, the adoption of this statement will have on our financial position and results of operations.

    In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment and disposal of long-lived assets. This statement is effective for fiscal years beginning after December 15, 2001. We are currently evaluating the impact the adoption of this statement will have on our financial position and results of operations.

2.  NEED FOR ADDITIONAL CAPITAL

    The Company has incurred losses accumulating $10,053,655 since its inception, and has a working capital deficiency of $1,146,273 and a stockholders' deficit of $560,186 at December 31, 2001. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's continued existence is dependent on its ability to achieve profitable operations or raise additional financing. Management plans to resolve the doubt by raising capital through a private offering and anticipates the proceeds from the offering (see Note 17) will provide sufficient capital resources to sustain operations. As a result, management believes that no adjustments or reclassifications of recorded assets and liabilities is necessary at this time.

                        See independent auditors' report

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3.  ACQUISITION OF FPP DISTRIBUTION, INC.

    On February 23, 2001, pursuant to an agreement with Able Laboratories, Inc. ("Able"), RxBazaar acquired FPP in a cash merger. As a result of the merger, the Company made a cash payment of $4,000,000 to Able and also assumed Able's existing 13.5% senior subordinated debt in the amount of $2,250,000. Able remains liable for the subordinated debt as a guarantor. While FPP and Able are considered related parties (see Note 13), the purchase price and terms of the merger were determined in arms-length negotiations between the parties, based on a fairness opinion obtained from an independent appraiser.

    The acquisition has been accounted for as a purchase. The results of operations of FPP have been included in the Company's consolidated financial statements since the date of acquisition. The purchase price allocation was based on the estimated fair values at the date of acquisition. The Company acquired accounts receivable of $3,572,730, inventory of $4,790,316, property and equipment of $191,715 and other assets totaling $391,387 net of accounts payable and accrued expenses of $4,797,709. The excess of the purchase price over the net assets acquired plus costs incurred in connection with the merger aggregated $2,120,983. Accordingly, the Company allocated $2,120,983 of the purchase price to customer lists which are being amortized over five years.

    Unaudited pro forma consolidating operating results for the Company, assuming the acquisition of FPP had been made as of the beginning of 2000 are as follows:

                                              Years Ended December 31,
                                        -----------------------------------
                                            2001                   2000
                                        ------------           ------------
    Sales, net                          $ 20,314,758           $ 25,205,686
                                        ============           ============
    Net loss                            $ (7,046,696)          $ (3,236,213)
                                        ============           ============
    Net loss per share - basic          $      (1.71)          $      (0.82)
                                        ============           ============

4.   NOTES PAYABLE

    Notes payable at December 31, 2001 and 2000 consist of the following:

                                                  2001                2000
                                               ----------          ----------
    Notes payable, officers and directors      $  200,000          $  250,000
    Notes payable, computer equipment             225,000                --
    Line-of-credit                              2,386,280                --
    Subordinated notes payable                  2,250,000                --
    Bridge notes payable                          270,093                --
                                               ----------          ----------
                Total                           5,331,373             250,000

    Less current portion                        3,081,373             250,000
                                               ----------          ----------
                Long-term debt                 $2,250,000          $     --
                                               ==========          ==========

                        See independent auditors' report

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    NOTES PAYABLE, OFFICERS AND DIRECTORS

    In March 2000, the Company borrowed $250,000 from its officers and directors under 10% unsecured promissory notes. The notes are currently due on demand. Interest expense for 2001 and 2000 was $23,706 and $19,370, respectively, and accrued interest of $35,576 and $19,370 was included in accrued expenses and other current liabilities at December 31, 2001 and 2000, respectively.

    NOTES PAYABLE, COMPUTER EQUIPMENT

    On February 5, 2001, the Company entered into an equipment financing agreement with a corporation which employs a director of the Company as an officer. Under the agreement the Company received $250,000 and granted a security interest in certain computer equipment. During 2001, the Company paid $25,000 against the principal balance of this obligation. Interest expense for 2001 of $24,437 is included in accrued expenses and other current liabilities at December 31, 2001. On February 5, 2002, the Company paid $25,000 on this obligation and the lender agreed to release their claims to the computer equipment. The Company has agreed to settle the balance due by issuing Series B Preferred Stock and/or paying a mutually agreed amount of cash not to exceed the balance due under the original agreement.

    LINE-OF-CREDIT

    On February 23, 2001, the Company and FPP entered into an asset-based line-of-credit agreement with a lender for $12,500,000 secured by a lien on substantially all assets. Borrowings under the line are based on eligible accounts receivable and inventory and have been classified as a current liability. The line bears interest at prime plus 1% (5.75% at December 31, 2001) and matures on February 23, 2004. At December 31, 2001, the Company was in default of certain loan covenants. Interest expense for 2001 was $268,079.

    SUBORDINATED NOTES PAYABLE

    On February 23, 2001, in connection with the acquisition of FPP, the Company assumed senior subordinated notes payable totaling $2,250,000 and bearing interest at 13.5% per annum payable monthly. The notes mature on June 17, 2004. The notes payable are secured by a second lien on substantially all assets, are guaranteed by Able Laboratories, Inc. and are subject to an inter-creditor agreement with the Company's asset-based lender. The holders of the notes have the option to convert the debt into common stock of the Company or Able at the current market value of their common stock. The Company is current with its payments on these notes but is in default of certain loan covenants. The Company is prohibited from making any principal payments on the notes without the approval of the asset-based lender and the subordinated lenders have subordinated their rights with respect to defaults to the asset-based lender pursuant to the terms of the inter-creditor agreement. Accordingly, the Company has classified the balance due as non-current at December 31, 2001. Management intends to refinance this debt with long-term financing in 2002. Interest expense on these notes in 2001 amounted to $278,437.

    BRIDGE NOTES PAYABLE

    In December 2001, the Company commenced an offering of units, each unit consisting of a $100,000 10% unsecured convertible promissory note and a warrant to purchase 20,000 shares of common stock at $0.50 per share. The purchase price per unit is $100,000. The notes mature on January 15, 2004 or on the completion of an offering of securities in which the gross proceeds equal or exceed $5,000,000. If maturity has not occurred, within one year after the Company becomes publicly traded, then the outstanding principal and accrued interest on the notes shall be convertible at the option of the holder into common stock at a conversion price equal to 80% of the current market price of the common stock. As of December 31, 2001, gross proceeds from this offering were $325,000. Proceeds of $55,250 were allocated to the warrants based on their estimated fair value and credited to additional paid-in capital. This amount is reflected as a discount against the notes payable and will be amortized to interest expense over the life of the notes. Interest expense and amortization expense for 2001 was $404 and $343, respectively. In January 2002, the Company received an additional $375,000 in gross proceeds from this offering.

                        See independent auditors' report

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5.  COMMITMENTS

    LEASE AGREEMENTS

    The Company leases office and warehouse space under operating leases expiring April 2006 and March 2015. The leases require the Company to pay for utilities, repairs and maintenance. Rent expense for 2001 and 2000 was $649,072 and $47,915, respectively. Minimum future lease payments at December 31, 2001 were $628,583 for 2002, $645,844 for 2003, $658,072 for
    2004, $706,668 for 2005, $440,556 for 2006 and $3,960,000 thereafter.

    EMPLOYMENT AGREEMENTS

    The Company has employment agreements with certain of its officers that provide for minimum annual salaries, reimbursement of business related expenses and participation in other employee benefit programs. The agreements also include confidentiality, non-disclosure, severance, automatic renewal and non-competition provisions. Salary levels are subject to periodic review by the Board of Directors.

6.  PREFERRED STOCK

    On February 15, 2001, the Company sold 3,133,334 shares of Series A Preferred Stock for gross proceeds of $4,700,000. The Company also issued five year warrants to purchase 54,833 shares of common stock at $10.00 per share to the investors. The Company valued the warrants at $47,000. Commissions and expenses in connection with the placement were $331,932. Five shares of Series A Preferred Stock are convertible to one share of common stock and has a stated dividend of 8%.

    Able entered into an exchange and purchase agreement that gave the investors the right to exchange the Series A Preferred Stock for shares of Able preferred stock. On February 22, 2001, an investor exchanged $1,000,000 of Series A Preferred Stock for $1,000,000 of Able preferred stock. The 666,667 shares of Series A Preferred Stock used to effect the exchange were immediately redeemed and retired by RxBazaar for $950,000. In March 2001, the investors exchanged the remaining $3,700,000 of Series A Preferred Stock for Able preferred stock. Consequently, Able is the shareholder of the Company's Series A Preferred Stock after the exchange.

7.  COMMON STOCK

    On October 25, 1999, the Company issued 3,200,000 shares of common stock at a price of $.025 per share to the Company's founders. The Company also issued 800,000 shares to Able for services rendered. The Company valued the shares issued to Able at $.025 per share and charged $20,000 to consulting expense.

    In January 2000, the Company cancelled 920,000 of the shares issued in 1999, including 460,000 shares issued to Able. In addition, the Company issued 1,000,000 additional shares at $.025 per share to an officer and a director.

    The Company entered into a right of first refusal agreement with all of it founders, which gives the Company the first right to reacquire any shares of common stock which the founder decides to sell. In addition, under restricted stock purchase agreements, if certain founders cease their employment with the Company then the Company has the right to reacquire the unvested shares, as defined in the Stock Purchase Agreement, at the founder's original purchase price per share.

    In connection with a private placement dated March 28, 2000, the Company sold 153,000 shares of common stock for gross proceeds of $765,000. Legal fees and expenses in connection with the placement were $7,550.

    In June 2000, the Company exercised its option to repurchase and retire 640,000 shares of common stock, issued to certain founders, at the original purchase price of $.025 per share.

                        See independent auditors' report

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    The Company issued a second private placement memorandum dated June 2000. The Company sold 218,166 shares of common stock for gross proceeds of $2,181,668. The gross proceeds include shares issued for services amounting to $79,167. Commissions and expenses in connection with the placement were $121,286.

    On February 23, 2001, the Company completed a private placement of 203,868 units at $7.50 per unit, each unit consisting of one share of common stock and a five year warrant to purchase one share of common stock at $10.00 per share. The Company valued the warrants at $173,000. Gross proceeds of the offering were $1,529,000. Commissions and expenses in connection with the placement were $60,970.

    In March and May 2001, the Company exercised its option to repurchase and retire 215,000 shares of common stock issued to two founders who ceased working for the Company. The shares were repurchased at the original purchase price of $0.025 per share.

    On May 18, 2001, the Company received an additional $25,000 from an investor for the purchase of 3,333 units on the same terms as the February 23, 2001 private placement of units.

    On June 5, 2001, the Board of Directors approved the sale of 400,000 shares of common stock to a corporation owned by four new directors. Gross proceeds were $500,000. Legal fees and expenses in connection with the sale were $35,000.

    On June 8, 2001, the Company received $100,000 for the sale of 40,000 shares of common stock to an investor.

    In September to November 2001, the Company sold 507,400 units, each unit consisting of one share of common stock and a three year warrant to purchase one share of common stock at $1.25 per share. The Company valued the warrants at $127,000. Gross proceeds of the offering were $634,250. Costs and expenses of the offering were $14,086.

8.  STOCK OPTION PLAN

    The Company adopted the 2000 Stock Option/Restricted Stock Plan in March 2000 and reserved 700,000 shares of common stock for issuance to employees, directors and consultants. Under the plan, the Board of Directors may grant stock options and restricted stock and determine the terms of the grant. No restricted stock was granted during 2001 or 2000. The following table summarizes the activity of options granted under the plan:

                        See independent auditors' report

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                                                         Years Ended December 31,
                                                                         ---------------------------------------------------------
                                                                                   2001                            2000
                                                                         -------------------------        ------------------------
                                                                                           Weighted                        Weighted
                                                                                           Average                         Average
                                                                                           Exercise                        Exercise
                                                                          Shares            Price          Shares           Price
                                                                         -------           -------        -------          -------
    Outstanding at beginning of year                                     198,400           $  6.50           --            $  --
    Granted                                                               74,500              7.50        198,400             6.50
    Exercised                                                             (8,025)             0.25           --               --
    Forfeited                                                            (72,375)             5.07           --               --
                                                                         -------                          -------
       Outstanding at end of year                                        192,500           $  7.69        198,400          $  6.50
                                                                         =======                          =======


    Exercisable at end of year                                            44,888           $  6.96           --            $  --
                                                                         =======                          =======

    Reserved for future grants at end of year                            499,475                          501,600
                                                                         =======                          =======
    Weighted-average fair value of options
      granted during the year                                                              $  1.35                         $  1.70

                                                           Options Outstanding                   Options Exercisable
                                           -------------------------------------------------  ---------------------------
                                                                Weighted           Weighted                    Weighted
                                                                 Average            Average                     Average
                                                                Remaining          Exercise       Number       Exercise
    Exercise Price                            Number              Life               Price     Exercisable       Price
    --------------                            ------              ----               -----     -----------       -----

    $0.25                                   34,700             8.3 years           $  0.25        13,013        $  0.25
    $5.00                                    5,000             8.5                    5.00         1,875           5.00
    $7.50                                   32,800             9.2                    7.50           --              --
    $10.00                                 120,000             8.8                   10.00        30,000          10.00
                                           -------                                 -------

    Outstanding at end of year             192,500             8 years             $  7.69        44,888        $  6.96
                                           =======                                 =======

    In connection with 67,600 options granted at $0.25 per share in 2000, the Company recorded unearned stock-based compensation of $321,100 based on a fair market value of $5.00 per share at the time of the grants. The Company is amortizing the unearned stock-based compensation over the vesting period of the options. Amortization expense for 2001 and 2000 was $55,351 and $53,143, respectively. In addition, options valued at $116,212 were forfeited during 2001.

9.  COMMON STOCK WARRANTS AND NON-PLAN OPTIONS

    On September 29, 2000, the Company granted warrants to purchase 240,000 shares of common stock at $12.50 per share to Able in consideration for services rendered. The warrants are exercisable through September 29, 2005. The warrants were valued at $300,000 and charged to expense.

    On October 23, 2000, the Company granted warrants to purchase 6,000 shares of common stock at $10.00 per share as partial consideration for services rendered by an employment agency. The warrants are exercisable through October 23, 2005. The warrants were valued at $16,000 and charged to expense.

                        See independent auditors' report

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    On June 5, 2001, the Board of Directors granted non-plan stock options to purchase a total of 1,800,000 shares of common stock at $1.25 per share to four new directors. The options become exercisable on December 31, 2001 and expire seven years after the date of the grant. The weighted average fair value of the options on the date of grant was $.04 per share. On November 30, 2001, options to purchase 1,300,000 shares were cancelled in connection with the resignation of two of these directors. On December 19, 2001, the Company issued a five year option to purchase 40,000 shares of common stock at $1.25 per share to one of the former directors in connection with a mutual release. The Company valued the option at $12,000 and charged it to expense.

10. STOCK-BASED COMPENSATION

    The Company applies Opinion No. 25 and related interpretations in accounting for stock options issued to employees and directors. Had compensation cost for the Company's stock options issued to employees and directors been determined based on the fair value at the grant dates consistent with SFAS No. 123, the Company's net loss would have been adjusted to the pro forma amount indicated below:

                                                 Years Ended December 31,
                                            --------------------------------
                                                 2001               2000
                                            -------------      -------------
    Net loss                 As reported    $  (6,537,293)     $  (3,208,228)
                                               (6,950,223)        (3,231,728)

    Net loss per share       As reported            (1.59)             (0.82)
                                                    (1.63)             (0.82)

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants:

                                                 Years Ended December 31,
                                            --------------------------------
                                                 2001               2000
                                            -------------      -------------
    Dividend yield                              0.0%                0.0%
    Risk-free interest rate                     5.0%                6.0%
    Expected volatility                         0.0%                0.0%
    Expected lives                              4 years             4 years

11. COMMON STOCK RESERVED

    The Company has reserved common stock at December 31, 2001 as follows:

                                                         Number of Shares
                                                         ----------------
    Convertible preferred stock                                493,333
    Stock option plan                                          691,975
    Warrants                                                 1,080,434
    Non-plan options                                           540,000
                                                             ---------
                 Total                                       2,805,742
                                                             =========

    The Company may also be required to issue common stock on the conversion of its bridge notes payable and its subordinated notes payable if the holders elect to exercise their conversion rights.

                        See independent auditors' report

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

12. MAJOR CUSTOMERS AND SUPPLIERS

    During 2000, the Company had one major customer who accounted for 27% of net sales.

    During 2000, the Company had three major suppliers who accounted for 39%, 34% and 11%, respectively, of the Company's total purchases. During 2001, one major supplier (Able) accounted for 33% of the Company's total purchases.

13. RELATED PARTY TRANSACTIONS

    FPP DISTRIBUTION, INC.

    During 2000 and 2001, the Company entered into certain transactions with FPP Distribution, Inc. ("FPP"), a related party, such as advances, expenses paid on behalf of and receipts collected for the affiliate. One of the founders and directors of RxBazaar was an officer and director of Able Laboratories, Inc. ("Able"), and a former officer and director of RxBazaar is an officer and director of Able. Able was the parent company of FPP. On February 23, 2001, RxBazaar acquired FPP (see Note 3).

    During 2000 and 2001, the Company and FPP engaged in certain transactions for their mutual benefit that involved the use of each others' personnel and the use of FPP's facility. FPP acted as RxBazaar's fulfillment center for all sales made by RxBazaar during 2000 and the first two months of 2001. No monetary value was assigned to the transactions involving the use of each others' personnel and the use of the distribution facility. The management of both companies performed an analysis to estimate the financial impact of these transactions on each company. The analysis indicated RxBazaar incurred approximately $30,000 in net expenses on behalf of FPP.

    In addition, RxBazaar acted as an agent with respect to sales and purchases made on behalf of FPP in the amount of $1,787,000 during 2000 and $276,542 during the first two months of 2001. The Company records revenue in accordance with the Emerging Issues Task Force Issue No. 99-19, "Reporting Revenue Gross as a Principal Versus Net as an Agent." Accordingly, the Company has reduced its net sales and purchases by $1,787,000 in 2000 and by $276,542 in 2001. At December 31, 2000, RxBazaar had accounts receivable from and accounts payable to FPP of $351,393 and $439,117, respectively.

    ABLE LABORATORIES, INC.

    During 2000, the Company paid Able $50,000 for management services rendered during the Company's initial formation and reimbursed Able for office space and other services amounting to $20,288. During 2001, the Company reimbursed Able for office space and other services amounting to $34,013.(See Note 12.)

    CONSULTING SERVICES

    The Chairman of the Board provides consulting services to the Company. Consulting expense for 2001 and 2000 amounted to $168,000 and $96,000, respectively. At December 31, 2001 and 2000, the Company had accounts payable to the Chairman, for services and expenses, amounting to $167,670 and $75,295, respectively.

    A corporation owned by a stockholder of the Company also provides consulting services. Consulting expense for 2001 and 2000 amounted to $125,000 and $93,750, respectively. At December 31, 2001 and 2000, the Company accrued expenses of $52,083 and $10,417, respectively, to this corporation.

    A corporation which employs a director of the Company as an officer provided certain information technology services to the Company. The expense for 2001 and 2000 amounted to $4,920 and $26,660, respectively. Included in accounts payable at December 31, 2001 and 2000 are fees of $19,680 and $26,660, respectively.

                          See independent auditors' report

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

14. INCOME TAXES

    There was no provision for income taxes for 2001 and 2000 due to the Company's net operating losses. The difference between the statutory Federal income tax rate of 34% and the Company's effective tax rate is primarily due to net operating losses incurred by the Company and the valuation reserve against the Company's deferred tax asset.

    The components of the net deferred tax asset at December 31, 2001 and 2000 are as follows:

                                                 2001                  2000
                                             -----------           -----------
    Deferred tax asset:
        Federal                              $ 3,202,000           $ 1,102,000
        State                                    809,000               285,000
                                             -----------           -----------
                                               4,011,000             1,387,000
    Valuation reserve                         (4,011,000)           (1,387,000)
                                             -----------           -----------
    Net deferred tax asset                   $      --             $      --
                                             ===========           ===========

    The following differences give rise to deferred income taxes:

                                                 2001                  2000
                                             -----------           -----------
    Net operating loss carryforward          $ 4,005,000           $ 1,376,000
    Other                                          6,000                11,000
                                             -----------           -----------
                                               4,011,000             1,387,000
    Valuation reserve                         (4,011,000)           (1,387,000)
                                             -----------           -----------
    Net deferred tax asset                   $      --             $      --
                                             ===========           ===========



    The increases in the valuation reserve are due to the Company's net operating losses.

    As of December 31, 2001, the Company has federal and state net operating loss carryforwards of approximately $9,400,000 and $9,450,000, respectively. Federal and state net operating loss carryforwards expire in varying amounts beginning in 2015 and 2005, respectively.

    Use of net operating loss carryforwards is subject to annual limitations based on ownership changes in the Company's common stock as defined by the Internal Revenue Code.

15. EMPLOYEE BENEFIT PLAN

    In February 2001, the Company adopted a Section 401(k) Profit Sharing Plan (the "401(k) Plan") for all employees. Employees who have attained the age of 21 may elect to reduce their current compensation, subject to certain limitations, and have that amount contributed to the 401(k) Plan. The Company matches 25% of employee contributions not to exceed 6% of employee compensation, subject to certain limitations. Employee contributions to the 401(k) Plan are fully vested at all times and all Company contributions become vested over a period of five years. In 2001, the Company made matching contributions of $16,091.

                          See independent auditors' report

                          RXBAZAAR, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

16. FAIR VALUE OF FINANCIAL INSTRUMENTS

    At December 31, 2001 and 2000, the Company's financial instruments consist of notes payable (see Note 4). The carrying value of the notes payable approximate their fair value as these instruments bear interest at market rates.

17. SUBSEQUENT EVENT

    On February 1, 2002, the Company entered into a merger agreement with a "public shell" company, that is, a company that does not currently conduct operations but which has completed a public offering under the Securities Act. In the merger, RxBazaar stockholders would receive shares of the other company's stock. The proposed merger is subject to several conditions, including the Company raising a minimum of $3,000,000 in equity after January 1, 2002, including selling preferred stock in a private placement.





                          See independent auditors' report

                          Independent Auditors' Report
                          ----------------------------


Board of Directors and Stockholder
FPP Distribution, Inc.
Cincinnati, Ohio

            We have audited the accompanying balance sheet of FPP Distribution, Inc. (formerly known as Superior Pharmaceutical Company, a wholly-owned subsidiary of Able Laboratories, Inc.) as of December 31, 2000, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FPP Distribution, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with auditing standards generally accepted in the United States of America.

            As discussed in Note 7, to the financial statements, the Company was a part of a consolidated group of companies and has entered into various transactions with the group members. Also, as discussed in Note 8 to the financial statements, on February 23, 2001 the Company was acquired in a cash merger.


/s/  Wolf & Company, P.C.

Boston, Massachusetts
June 29, 2001

                             FPP DISTRIBUTION, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2000

                                     ASSETS

 CURRENT
     Cash and cash equivalents                                                                 $   135,558
     Accounts receivable - trade (net of allowance for doubtful accounts
        of $485,068)                                                                             3,120,090
     Accounts receivable - related party                                                         4,454,687
     Accounts receivable - employees                                                                20,048
     Accounts receivable - vendor rebates                                                          119,558
     Inventory                                                                                   5,404,815
     Prepaid expense                                                                                16,477
     Deferred tax benefit                                                                          165,000
                                                                                               -----------
                        Total current assets                                                    13,436,233
                                                                                               -----------
 FIXED
     Property and equipment                                                                        926,444
     Less:  Accumulated depreciation                                                               721,373
                                                                                               -----------
                        Net fixed assets                                                           205,071
                                                                                               -----------
 OTHER
     Deposits                                                                                       20,146
                                                                                               -----------
                        Total other assets                                                          20,146
                                                                                               -----------
                        Total assets                                                           $13,661,450
                                                                                               ===========
                      LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES
     Accounts payable - trade                                                                  $ 3,464,057
     Accounts payable - related party                                                            5,553,305
     Accrued expenses                                                                              183,945
                                                                                               -----------
                        Total current liabilities                                                9,201,307
                                                                                               -----------

 CAPITAL STOCK

     Common - $.01 par value
     100 shares authorized
     100 shares issued and outstanding                                                                   1
 PAID-IN CAPITAL                                                                                 1,750,000

 RETAINED EARNINGS                                                                               2,710,142
                                                                                               -----------
                        Total shareholder's equity                                               4,460,143
                                                                                               -----------
                        Total liabilities and shareholder's equity                             $13,661,450
                                                                                               ===========

   The accompanying notes are an integral part of these financial statements.

                             FPP DISTRIBUTION, INC.
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 2000


SALES                                                      $ 24,471,193
COST OF SALES                                                20,259,403
                                                           ------------
                       Gross profit                           4,211,790


OPERATING EXPENSE                                             3,815,978
                                                           ------------
                       Income from operations                   395,812


OTHER INCOME
    Interest income                                                 400
                                                           ------------

                       Income before tax                        396,212

    Federal Income Tax
        Currently payable                                       292,000
        Deferred benefit                                       (165,000)
                                                           ------------
                       Federal income tax expense               127,000
                                                           ------------
                       Net income                               269,212


    Retained earnings at beginning of year                    2,440,930

                                                           ------------
    Retained earnings at end of year                       $  2,710,142
                                                           ============



   The accompanying notes are an integral part of these financial statements.

                             FPP DISTRIBUTION, INC.
                             STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2000

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
    Net income                                                                               269,212
    Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization                                                        98,459
         Deferred tax benefit                                                               (165,000)
         Decrease (increase) in:
             Accounts receivable - trade                                                   1,193,261
             Accounts receivable - related party                                          (8,099,577)
             Accounts receivable - employees                                                 (17,246)
             Accounts receivable - vendor rebates                                            142,822
             Inventory                                                                     2,063,027
             Prepaid expense                                                                  11,615
             Deposits                                                                        (19,546)
         Increase in:
             Accounts payable - trade                                                      1,274,776
             Accounts payable - related party                                              3,421,672
             Accrued expenses                                                                  3,975
                                                                                         -----------

                  Net cash provided by operating activities                                  177,450
                                                                                         -----------

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES
    Purchase of property and equipment                                                       (41,892)
                                                                                         -----------

                  Net cash used in investing activities                                      (41,892)
                                                                                         -----------
Net increase in cash                                                                         135,558
Cash and cash equivalents at beginning of year                                                  --
                                                                                         -----------
Cash and cash equivalents at end of year                                                 $   135,558
                                                                                         ===========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Cash paid during the year for:

         Interest                                                                        $     1,402
                                                                                         ===========


   The accompanying notes are an integral part of these financial statements.

                             FPP DISTRIBUTION, INC.
                          NOTES TO FINANCIAL STATEMENTS

            1. Summary of Significant Accounting Policies
            ------------------------------------------
            Nature of Operations
            --------------------

            FPP Distribution, Inc. (the "Company") is engaged in wholesale distribution of generic pharmaceuticals throughout the United States. The Company was a wholly owned subsidiary of Able Laboratories, Inc. (formerly known as DynaGen, Inc.).

            Use of Estimates
            ----------------

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

            Cash Equivalents
            ----------------

            Cash Equivalents include interest-bearing deposits with original maturities of three months or less.

            Vendor Rebates Receivable
            -------------------------

            Rebates receivable represent incentives provided by pharmaceutical suppliers based on purchases. Management has estimated its rebates to be received from suppliers based upon agreements and documented purchases throughout the year. Actual rebates received could be different due to market volatility and whether the Company continues purchasing from these suppliers.

            Allowance for Doubtful Accounts
            -------------------------------

            The allowance is made up of estimated rebates and allowances for bad debts. Rebates are charged to sales, and bad debt expense is charged to operating expenses.

            At December 31, 2000 a reserve was estimated as follows:

                Rebate reserve                          $ 435,068
                Allowance for bad debts                    50,000
                                                        ---------
                            Total                       $ 485,068
                                                        =========

            Inventory
            ---------

            Inventory is stated at the lower of average cost or market on a first-in, first-out (FIFO) method. Inventory consists primarily of generic pharmaceuticals.

            Inventory is written off to cost of sales as it becomes obsolete. Approximately, $180,000 of inventory was written off as obsolete to cost of sales during 2000.

            Property and Equipment
            ----------------------

            Property and equipment are stated at cost. Depreciation of property and equipment is computed on the straight-line method over the estimated useful lives of the property. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

            Advertising Costs
            -----------------

            Advertising costs are charged to operations when incurred. Advertising and promotion expense charged to income was $71,836 for 2000.

            Revenue Recognition
            -------------------

            Revenues from product sales are recognized when products are shipped. The Company provides allowances for potential uncollectible accounts and rebates. Shipping and handling fees billed to customers are recognized in net sales. Shipping and handling costs are included in cost of sales.

            Income Taxes
            ------------

            Deferred tax assets and liabilities are recorded for temporary differences between the financial statement and tax basis of assets and liabilities using the currently enacted income tax rates expected to be in effect when the taxes are actually paid or recovered. A deferred tax asset is also recorded for net operating loss, capital loss and tax credit carry forwards to the extent their realization is more likely than not. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The deferred tax expense for the period represents the change in the deferred tax asset or liability from the beginning to the end of the period.

            2. Concentration of Credit Risk
            -------------------------------

            The Company grants credit to customers throughout the United States. Collateral is not generally required on outstanding accounts receivable balances.

            3. Property and Equipment
            -------------------------

            Property and equipment are carried at cost and consist of the following:

                  Machinery and equipment                       $  90,155
                  Computer equipment                              366,202
                  Office furniture and fixtures                   438,444
                  Leasehold improvements                           31,643
                                                                ---------
                              Total                             $ 926,444
                                                                =========

            Depreciation and amortization charged to income was $98,459 for 2000.

            4. Profit Sharing Plan
            ----------------------

            The Company provides its employees with a 401(k) profit sharing plan. Eligible participants, who must be 21 years old, may elect to reduce their current compensation, subject to certain limitations, and have that amount contributed to the plan. Employer matching and profit sharing contributions are discretionary. For 2000, the Company made matching contributions of $16,746 and did not make a profit sharing contribution.

            5. Lease Commitments
            --------------------

            The company leases its office and a warehouse facility under an operating lease agreement, which expires in 2015. The agreement requires that the company pay certain costs such as maintenance and insurance. The facility is rented from a related party (through common ownership). Rent expense for 2000 was $422,459. The following is a schedule of future minimum lease payments for the operating lease as of December 31, 2000:

                Year                                             Amount
                ----                                             ------

                2001                                        $   420,000
                2002                                            420,000
                2003                                            420,000
                2004                                            420,000
                2005                                            420,000
                Thereafter                                    4,305,000
                                                            -----------
                        Total minimum future
                          lease payments                    $ 6,405,000
                                                            ===========

            6. Income Taxes
            ---------------

            The Company files a consolidated tax return with its parent, Able Laboratories, Inc. Within the consolidated financial statements there was no current provision for income taxes and the deferred tax asset was offset by a valuation allowance created by the parent company's net operating losses.

            In preparing the Company's separate financial statements the method by which the consolidated amount of current and deferred tax expense was allocated was by applying SFAS No. 109 as if this Company was a separate taxpayer.

            The components of income tax expense consist of the following:

               Statutory rates applied to federal taxable income     $  292,000
                                                                     ----------
                   Current income tax expense                           292,000
                                                                     ----------
               Decrease in deferred income taxes resulting from:
                   Temporary differences                               (165,000)
                                                                     ----------
                      Deferred income tax benefit                      (165,000)
                                                                     ----------
                         Total federal income tax expense            $  127,000
                                                                     ==========

            Income taxes were recorded on these financial statements by decreasing the related party receivable by $292,000 and recording a deferred tax benefit of $165,000.

            7. Related Party Transactions
            -----------------------------

            Able Laboratories and Generic Distributors, Inc.
            ------------------------------------------------

            The Company purchases pharmaceuticals from Able Laboratories and Generic Distributors, Inc. (related parties through common ownership). Total purchases from related parties during 2000 amounted to $3,700,000 and $175,000, respectively. The company also sells pharmaceuticals to Generic Distributors, Inc. Total sales to this related party during 2000 amounted to $102,905.

            RxBazaar, Inc.
            --------------

            During 2000, the Company entered into certain transactions with RxBazaar. RxBazaar, which was founded in October 1999 by two of the parent company's directors and others, provides an online marketplace for the purchase and sale of brand and generic drugs on the Internet. On October 20, 2000 the parent company entered into an agreement to sell the company to RxBazaar.

            During 2000, the Company and RxBazaar engaged in certain related party transactions for their mutual benefit that involved the use of each others' personnel and the use of FPP Distribution's facility. No monetary value was assigned to these transactions. The management of both companies performed an analysis to estimate the financial impact of these transactions on each company. The analysis indicated that RxBazaar incurred approximately $30,000 in net expenses on behalf of FPP Distribution in 2000.

            During 2000, RxBazaar and FPP Distribution assisted each other in developing their businesses. FPP Distribution acted as RxBazaar's fulfillment center for all sales by RxBazaar through its website. Sales to RxBazaar by FPP Distribution during 2000 were approximately $1,362,000 or 5.6% of total sales for the year. FPP Distribution's purchases from RxBazaar were approximately $425,000 or 2.1% of its cost of sales.

            Line of Credit
            --------------

            On November 30, 1999, the Company's parent completed a loan transaction with a bank. The loan agreement provided a revolving line of credit secured by all assets of the parent and its subsidiaries. With the proceeds of the loan, FPP Distribution's line of credit was paid off in full and a payable to the parent company was recorded. During the year, all cash receipts were sent to the bank's lock box and advances from the line were received as needed. As a result of all members of the consolidated group being allowed to draw advances on the line of credit, intercompany payments were limited and both intercompany receivables and payables increased significantly during the year 2000. All cash and debt activity, along with other intercompany transactions, have been recorded through intercompany accounts. This loan was paid off on February 23, 2001.

            No interest has been recorded on any of the related party accounts throughout the year. Through November 30, 1999, the Company had incurred approximately $421,000 of interest expense on its line of credit and management estimates that if the bank debt had not been refinanced with the parent company that interest expense would have been incurred at approximately the same amount as the previous year.

            Related Party Balances
            ----------------------

            Related party accounts receivable and accounts payable as of December 31, 2000 are as follows:

                                                ACCOUNTS           ACCOUNTS
                                               RECEIVABLE           PAYABLE
                                               -----------        -----------
            Able Laboratories                  $        --        $ 5,098,412
            Generic Distributors                    27,794            103,500
            RxBazaar, Inc.                         439,117            351,393
            Parent company                       3,987,776                 --
                                               -----------        -----------
                        Total                  $ 4,454,687        $ 5,553,305
                                               ===========        ===========

            8. Subsequent Events
            --------------------

            On February 23, 2001, pursuant to an agreement with the parent company, RxBazaar, Inc. acquired FPP Distribution in a cash merger. As a result of the merger, the parent company received a cash payment of $4,000,000. RxBazaar also assumed the parent company's existing 13.5% senior subordinated debt in the amount of $2,250,000. The parent company remains liable for the subordinated debt as a guarantor. The purchase price and terms of the merger were determined in arms-length negotiations between the parties, based on a fairness opinion.

            On February 23, 2001, the Company entered into a revolving loan promissory note agreement with a lender for $12,500,000 and is subject to all terms of the Financing and Security Agreement. As a condition to guarantee the loan and as security therefor, the Company has pledged 100% of the Company stock in accordance with the terms of the Pledge Agreement.

            9. Economic Dependency
            ----------------------

            During 2000, the Company purchased $3,700,000 and $175,000 of product from Able Laboratories and Generic Distributors, Inc., both related parties. All three organizations were wholly-owned subsidiaries of the same parent company. The parent company has incurred recurring losses from operations resulting in a working capital deficiency and a stockholders' deficit at December 31, 2000, and is in default on certain debt obligations. These circumstances raise substantial doubt about the parent company's ability to continue as a going concern. Management feels that if they were unable to acquire product from Able or Generic that supply of similar product would be available through other vendors.

                                 SB MERGER CORP.
                  INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

            The following unaudited pro forma condensed consolidated balance sheet presents the pro forma financial position of SB Merger Corp. and RxBazaar, Inc. at December 31, 2001 as if the proposed combination of the two companies had been consummated simultaneously with the completion of the sale of 1,500,000 shares of Series B Preferred Stock by RxBazaar.

            The unaudited pro forma condensed consolidated statements of loss for the year ended December 31, 2001 reflect the combined results of SB Merger and RxBazaar as if the proposed combination of the two companies had occurred at the beginning of the year, adjusted to eliminate non-recurring costs, and to reflect new costs directly attributable to the transaction.

            For accounting purposes, the transaction described above is considered, in substance, a capital transaction rather than a business combination. It is equivalent to the issuance of common stock by RxBazaar for the net assets of SB Merger, accompanied by a recapitalization. This accounting treatment is identical to that resulting from an acquisition, except that no goodwill or other intangible asset has been recorded. Accordingly, the accompanying financial statements reflect the acquisition by RxBazaar of the net assets of SB Merger and the recapitalization of RxBazaar's stock based on the exchange ratio in the merger agreement.

            The unaudited pro forma condensed consolidated statement do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the companies' respective historical financial statements and notes included in this proxy statement/prospectus.

                                 SB MERGER CORP.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001

                                                               SB Merger        RxBazaar,
            ASSETS                                               Corp.            Inc.          Adjustments    Note    Pro Forma
                                                             ------------     ------------     ------------    ----   ------------
Current assets:
   Cash and cash equivalents                                 $        381     $    176,840     $    125,000      C    $  2,877,221
                                                                                                  2,575,000      D
   Accounts receivable                                               --          1,651,396             --                1,651,396
   Rebates receivable                                                --             93,653             --                   93,653
   Inventory                                                         --          3,894,494             --                3,894,494
   Other current assets                                              --             62,323             --                   62,323
                                                             ------------     ------------     ------------           ------------
            Total current assets                                      381        5,878,706        2,700,000              8,579,087
                                                             ------------     ------------     ------------           ------------
Net property and equipment                                           --            708,389             --                  708,389
                                                             ------------     ------------     ------------           ------------
Other assets:
   Deferred financing costs, net                                     --            329,832             --                  329,832
   Customer lists, net                                               --          1,767,483             --                1,767,483
   Restricted cash                                                125,000             --           (125,000)     C            --
   Deposits                                                          --             30,383             --                   30,383
                                                             ------------     ------------     ------------           ------------
            Total other assets                                    125,000        2,127,698         (125,000)             2,127,698
                                                             ------------     ------------     ------------           ------------
                                                             $    125,381     $  8,714,793     $  2,575,000           $ 11,415,174
                                                             ============     ============     ============           ============
   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Notes payable                                             $       --       $  3,081,373     $   (325,000)     D    $  2,756,373
   Accounts payable                                                  --          2,838,257             --                2,838,257
   Accrued expenses and other                                       7,405          847,667           (3,750)     B         851,322
   Preferred dividends payable                                       --            257,682             --                  257,682
                                                             ------------     ------------     ------------           ------------
            Total current liabilities                               7,405        7,024,979         (328,750)             6,703,634
Subordinated notes payable                                           --          2,250,000             --                2,250,000
                                                             ------------     ------------     ------------           ------------
            Total liabilities                                       7,405        9,274,979         (328,750)             8,953,634
                                                             ------------     ------------     ------------           ------------
Stockholders' equity (deficit):
   Preferred stock, at liquidation value; $.001 par value;
      10,000,000 shares authorized:

      Series A, none, 2,466,667 and 345,333 shares issued            --          3,700,000             --        A       3,700,000

      Series B, none, none and 1,500,000 shares issued               --               --          3,000,000      D       3,000,000

   Common stock, $.001 par value; 75,000,000 shares                   250            4,763           (1,429)     A           3,740
      authorized, 250,000, 4,762,792 and 3,739,955                                                      156      B
      shares issued
                                                                                                    (31,845)     A
   Additional paid-in capital                                     151,000        5,885,100            3,594      B       5,907,849
                                                                                                   (100,000)     D
   Accumulated deficit                                            (33,274)     (10,053,655)          33,274      A     (10,053,655)
   Unearned stock-based compensation                                 --            (96,394)            --                  (96,394)
                                                             ------------     ------------     ------------           ------------
            Total stockholders equity (deficit)                   117,976         (560,186)       2,903,750              2,461,540
                                                             ------------     ------------     ------------           ------------
                                                             $    125,381     $  8,714,793     $  2,575,000           $ 11,415,174
                                                             ============     ============     ============           ============

                  See notes to pro forma financial statements.

                                 SB MERGER CORP.
          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF LOSS
                          YEAR ENDED DECEMBER 31, 2001

                                                               SB Merger        RxBazaar,
            ASSETS                                               Corp.            Inc.          Adjustments    Note    Pro Forma
                                                             ------------     ------------     ------------    ----   ------------

Sales, net                                                   $       --       $ 17,244,283     $       --             $ 17,244,283
Cost of sales                                                        --         14,479,743             --               14,479,743
                                                             ------------     ------------     ------------           ------------
            Gross profit                                             --          2,764,540             --                2,764,540

Operating expenses                                                 11,010        8,584,401             --                8,595,411
                                                             ------------     ------------     ------------           ------------
            Operating loss                                        (11,010)      (5,819,861)            --               (5,830,871)
                                                             ------------     ------------     ------------           ------------
Other income (expense):
   Interest income                                                   --                205             --                      205
   Interest and financing expense                                    --           (745,903)          34,475     1         (711,428)
   Miscellaneous                                                     --             28,266             --                   28,266
                                                             ------------     ------------     ------------           ------------
            Other income (expense), net                              --           (717,432)          34,475               (682,957)
                                                             ------------     ------------     ------------           ------------
            Net loss                                              (11,010)      (6,537,293)          34,475             (6,513,828)

Dividends on preferred stock                                         --            257,682          300,000     2          557,682
                                                             ------------     ------------     ------------           ------------
            Net loss applicable to common stock              $    (11,010)    $ (6,794,975)    $   (265,525)          $ (7,071,510)
                                                             ============     ============     ============           ============
Net loss per share - basic                                   $      (0.05)    $      (1.59)                           $      (2.14)
                                                             ============     ============                            ============
Weighted average shares outstanding                               204,110        4,264,128                      3        3,311,466
                                                             ============     ============                            ============







                  See notes to pro forma financial statements.

                                 SB MERGER CORP.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

            The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet at December 31, 2001 to reflect the proposed combination of SB Merger Corp. and RxBazaar simultaneously with the completion of the sale of 1,500,000 shares of Series B Preferred Stock by RxBazaar.

            A. To record the acquisition of RxBazaar by SB Merger in exchange for 3,333,955 shares of common stock and 345,333 shares of Series A Preferred Stock of SB Merger Corp.

            B. To record the issuance of 3,750 shares in 2002 for accrued expenses of $3,750 by SB Merger Corp. and the issuance of an additional 152,250 shares in connection with an 8-for-5 stock split.

            C. To record the release of $125,000 in restricted cash from escrow on completion of the merger.

            D. To record the sale of 1,500,000 shares of RxBazaar Series B Preferred Stock at $2.00 per share for conversion of notes payable amounting to $325,000 and net proceeds of $2,575,000 in cash.

            The following pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated statements of loss for the year ended December 31, 2001.

            1. Elimination of interest expense incurred on notes payable converted to equity in connection with the sale of Series B Preferred Stock.

            2. To record dividends on Series B Preferred Stock at 10% per annum.

            3. Pro forma loss per share is based on the pro forma weighted average number of shares outstanding during the year as follows:

                SB Merger weighted average shares outstanding as adjusted
                   for the 8-for-5 stock split                                        326,576

                RxBazaar weighted average shares outstanding as adjusted
                   for the 0.7-for-1 exchange ratio                                 2,984,890
                                                                                    ---------
                                                                                    3,311,466
                                                                                    =========

                                   APPENDIX A

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY __, 2002

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                      BOARD OF DIRECTORS OF SB MERGER CORP.

            The undersigned stockholder of SB Merger Corp., revoking all prior proxies, hereby appoints Rick Campbell and James D'Esposito, Esq., or each of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of SB Merger which the undersigned is entitled to vote at the special meeting of stockholders to be held at the offices of Gusrae, Kaplan & Bruno, PLLC, 120 Wall Street, New York, New York 10005 on May __, 2002, beginning at 9:00 a.m. local time and at any adjournments thereof, upon matters set forth in the notice of special meeting dated __________, 2002 and the related proxy statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

            The undersigned hereby acknowledges receipt of a copy of the accompanying notice of special meeting of stockholders and of the proxy statement relating thereto, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

            When properly executed, this proxy will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted for proposals 1, 2 and 3 and in the discretion of the persons named as proxies as to such other matters as may properly come before the meeting.

 1. To approve the merger, approve and adopt the merger agreement and approve the issuance of shares pursuant to the merger agreement.

          FOR                   AGAINST                       ABSTAIN
          [_]                     [_]                           [_]

 2. To adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve Proposal No. 1.

          FOR                   AGAINST                       ABSTAIN
          [_]                     [_]                           [_]

 3.  To transact such other business as may properly come before the meeting.

          FOR                   AGAINST                       ABSTAIN
          [_]                     [_]                           [_]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSALS.

DATED:  __________, 2002      Signature of Stockholder(s):
                                                          ----------------------

                              Print Name:
                                         ---------------------------------------


Mark here if you plan to attend the meeting:

Mark here if your address has changed:

                                     New address:
                                                 -------------------------------

                                                 -------------------------------

            Please promptly date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON STOCK CERTIFICATE. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other person.

                                   APPENDIX B

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

                                   APPENDIX C

                        DELAWARE GENERAL CORPORATION LAW

                              TITLE 8. CORPORATIONS

                            SS. 262 APPRAISAL RIGHTS.

            (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

            (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of
this title:

            (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

            (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

            (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

            (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

            (d) Appraisal rights shall be perfected as follows:

            (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

            (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholder's of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

            (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholder's. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

            (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

            (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

            (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

            (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

            (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

            (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

            Section 145 of the Delaware General Corporation Law authorizes a Delaware corporation to indemnify its present and former directors and officers under certain conditions. Article Seventh of our amended and restated certificate of incorporation provides that we shall indemnify each person who at any time is, or shall have been, one of our officers or directors and was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers, or is or was serving at our request as a director, officer, trustee of, or in similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by the Delaware General Corporation Law, as currently in effect or amended in the future. No amendment to or repeal of the provisions of Article Seventh of our amended and restated certificate of incorporation shall deprive a director or officer of the benefit of those articles with respect to any act or failure occurring prior to such amendment or repeal.

            Section 102(b)(7) of the Delaware General Corporation Law authorizes a Delaware corporation to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, provided that the provision may not eliminate or limit the liability of directors for:

    o any breach of the director's duty of loyalty to the corporation or its stockholders;
    o any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
    o any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware General Corporation Law; and
    o any transaction from which the director derived an improper personal benefit.

            Article Ninth of our amended and restated certificate of incorporation provides that, to the maximum extent permitted by the Delaware General Corporation Law, none of our directors shall be personally liable to us or to any of our stockholders for monetary damages arising out of that director's breach of fiduciary duty as one of our directors. No amendment to or repeal of the provisions of Article Ninth shall apply to or have any effect on the liability or the alleged liability of any of our directors with respect to any act or failure to act of that director occurring before the amendment or repeal. A principal effect of Article Ninth is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described above.

            Section 145 of the Delaware General Corporation Law also authorizes a Delaware corporation to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. We will procure a directors' and officers' liability and company reimbursement liability insurance policy that insures: (a) our directors and officers against losses, above a deductible amount, arising from specified types of claims made against them by reason of enumerated acts done or attempted by our directors or officers; and (b) us against losses, above a deductible amount, arising from any of the specified types of claims, but only if we are required or permitted to indemnify our directors or officers for those losses under statutory or common law or under provisions of our amended and restated certificate of incorporation or amended and restated bylaws.

            The preceding discussion gives effect to amendments to our certificate of incorporation and bylaws that will become effective upon completion of the offering contemplated by this Registration Statement.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

            SB Merger's estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:

            Securities and Exchange Commission filing fee                 35.12
            Filing Fee - National Association of Securities Dealers      512.50
            Blue Sky filing fees                                       5,000.00
            Legal fees and expenses                                   25,000.00
            Accounting expenses                                        5,000.00
            Printing and Engraving Expenses                           10,000.00
            Transfer and Warrant Agent fees                            1,000.00
            Miscellaneous                                              3,452.38
                                                                     ----------
                                    Total                            $50,000.00
                                                                     ==========

RECENT SALES OF UNREGISTERED SECURITIES

            SB MERGER CORP.

            In January 2000, the company sold 33,434 shares to Judith Haselton, and 29,283 shares to each of StockBridge Investment Partners III (the administrative manager of which is controlled by Richard L. Campbell), and Mantis Partners IV, LP (of which Richard L. Campbell is a General Partner). Mr. Campbell and Ms. Haselton are the company's founders, officers and directors. The aggregate consideration for such shares was $5,025, which was paid in full at the time in connection with the organization of the company. Such shares were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof. In addition, in April 2000 we issued 108,000 shares to 15 accredited investors for $24,975. We issued such securities in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

            RXBAZAAR

            From its inception RxBazaar has sold the following securities in reliance on one or more exemptions from registration under the Securities Act of 1933, as amended, including the exemptions under Section 4(2) thereof and Rule 506 promulgated thereunder (all information below has been adjusted to reflect the effect of a one-for-five reverse stock split of RxBazaar's common stock effected in February 2002):

            SALES OF COMMON STOCK

            1. In the fall of 1999 and the winter of 2000 RxBazaar issued a total of 4,080,000 shares of its common stock at a price of $.025 per share to its founders.

            2. In May, June and July 2000, RxBazaar sold, in an offering to private investors, a total of 153,000 shares of its common stock at $5.00 per share for an aggregate consideration of $765,000 in cash.

            3. In August, September and October 2000, RxBazaar sold, in an offering to private investors, a total of 218,166 shares of its common stock at $10.00 per share for an aggregate consideration of $2,181,668 in cash.

            4. On February 23, 2001, RxBazaar sold 203,868 units at a purchase price of $7.50 per unit to a number of private investors. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $10.00 per share. RxBazaar raised an aggregate of $1,529,000 in cash in this offering.

            5. In May 2001, RxBazaar sold 3,333 units at a purchase price of $7.50 per unit to a single investor for aggregate proceeds of $25,000. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $10.00 per share.

            6. In June 2001, RxBazaar sold 400,000 shares of common stock at a purchase price of $1.25 per share to Rx Supply Chain Partners, LLC, for aggregate proceeds of $500,000 in cash, and RxBazaar sold 40,000 shares of common stock at a purchase price of $2.50 per share to a private investor for aggregate proceeds of $100,000 in cash.

            7. In September 2001 through November 2001, RxBazaar sold 507,400 units at a purchase price of $1.25 per unit, for aggregate proceeds of $634,250 in cash. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $1.25 per share.

            SALES OF CONVERTIBLE SECURITIES

            1. In February 2001, RxBazaar sold 3,133,334 shares of its Series A Preferred Stock and warrants to purchase an aggregate of 54,833 shares of common stock at a purchase price of $10.00 per share to two private investors for an aggregate purchase price of $4,700,000.

            2. In June 2001, RxBazaar issued options to purchase 1,800,000 shares of its common stock at $1.25 per share to four outside directors.

            3. In September 2000, RxBazaar issued a warrant to purchase 240,000 shares of common stock at an exercise price of $12.50 per share to Able Laboratories, Inc. in consideration for services performed by Able Laboratories for RxBazaar.

            4. In October 2000, RxBazaar issued a warrant to purchase 6,000 shares of its common stock at an exercise price of $10.00 per share to a firm for professional placement services.

            5. Since its inception to March 31, 2002, RxBazaar has granted to its employees stock options to purchase an aggregate of 671,400 shares of its common stock at exercise prices ranging from $.25 to $10.00 per share. Options to purchase a total of 8,025 shares have been exercised.

            6. In December 2001 and January 2002, RxBazaar sold an aggregate of seven units at a purchase price of $100,000 per unit. Each unit consisted of one $100,000 10% unsecured convertible promissory note and one warrant to purchase 20,000 shares of common stock at an exercise price of $.50 per share. Net proceeds to RxBazaar were $658,000, after placement costs of $42,000.

            7. On January 9, 2002, RxBazaar issued options to purchase 170,000 shares of common stock at a purchase price of $1.25 per share to each of Handel Evans and Robert Cawthorn, two of its outside directors.

            8. In April 2002, RxBazaar sold 1,500,000 shares of its Series B Preferred Stock to accredited investors in a private placement for an aggregate purchase price of $3,000,000.

EXHIBITS

     EXHIBIT
     NUMBER       EXHIBIT DESCRIPTION
     ------       -------------------
     *1.1         Underwriting Agreement between SB Merger and Merit Capital
                  Associates, Inc. dated January 1, 2001
      2.1         Merger Agreement and Plan of Reorganization among RxBazaar, SB
                  Merger and RxB Acquisition Corp. dated February 1, 2002
      3.1         Amended and Restated Certificate of Incorporation of SB Merger
                  filed with the Delaware Secretary of State on
      3.2         Amended and Restated Bylaws of SB Merger
      3.3         Certificate of Incorporation of RxBazaar filed with the
                  Delaware Secretary of State on October 25, 1999
      3.4         Certificate of Amendment of Certificate of Incorporation of
                  RxBazaar filed with the Delaware Secretary of State on February 15, 2001
      3.5         Certificate of Designations, Preferences and Rights of Series
                  A Convertible Preferred Stock of RxBazaar filed with the
                  Delaware Secretary of State on February 15, 2001

      3.6         Certificate of Amendment of Certificate of Incorporation of
                  RxBazaar filed with the Delaware Secretary of State on
                  December 12, 2001
      3.7         Certificate of Amendment of Certificate of Incorporation of
                  RxBazaar filed with the Delaware Secretary of State on January
                  31, 2002
      3.8         Certificate of Designations, Preferences and Rights of Series
                  B Convertible Preferred Stock of RxBazaar filed with the
                  Delaware Secretary of State on April 10, 2002
      3.9         By-laws of RxBazaar
    **5.1         Opinion of Gusrae, Kaplan & Bruno PLLC
      10.1        Agreement and Plan of Merger among RxBazaar, RxBazaar.com
                  Acquisition Corp., Superior Pharmaceutical Company and
                  DynaGen, Inc. dated October 20, 2000
      10.2        First Amended and Restated Secured Promissory Note issued by
                  RxBazaar and issued to FINOVA Mezzanine Capital Inc. in the amount of $1,500,000 dated February 23, 2001
      10.3        First Amended and Restated Secured Promissory Note issued by
                  RxBazaar and issued to Argosy Investment Partners, L.P. in the amount of $750,000 dated February 23, 2001
      10.4        Revolving Loan Promissory Note issued by Superior
                  Pharmaceutical Company and issued to The CIT Group/Business
                  Credit, Inc. in the amount of $12,500,000 dated February 23,
                  2001
      10.5        Form of 10% unsecured promissory note issued by RxBazaar on
                  January 15, 2002
      10.6        Warrant to purchase 1,200,000 shares of common stock of
                  RxBazaar at $2.50 per share issued to Able Laboratories, Inc.
                  dated September 29, 2000
      10.7        Form of Warrant to purchase shares of common stock of RxBazaar at $2.00 per share dated February 23, 2001
      10.8        Form of Warrant to purchase shares of common stock of RxBazaar at $.25 per share issued November 8, 2001
      10.9        Form of Warrant to purchase shares of common stock of RxBazaar at $.10 per share dated January 15, 2002
  ***10.10        Escrow Agreement (Funds) between SB Merger Corp. and
                  Continental Stock Transfer & Trust Company
  ***10.11        Escrow Agreement (Stock) between SB Merger Corp. and
                  Continental Stock Transfer & Trust Company
     10.12        Form of Right of First Refusal Agreement between RxBazaar and the parties listed thereto dated October 25, 1999
     10.13        Form of Stock Purchase Agreement to purchase shares of common stock of RxBazaar at $1.00 per share
     10.14        Form of Stock Purchase Agreement to purchase shares of common stock of RxBazaar at $2.00 per share
     10.15        Securities Purchase Agreement between RxBazaar and Kenilworth
                  LLC and The Endeavor Capital Investment Fund S.A. dated
                  February 15, 2001, to purchase 3,133,333 shares of Series A
                  Convertible Preferred Stock of RxBazaar
     10.16        Form of Securities Purchase Agreement to purchase units at
                  $1.50 per unit, each unit consisting of one share of common stock and a warrant to purchase an additional share of common stock dated February 2001
     10.17        Form of Subscription Agreement between RxBazaar and the
                  signatories thereto to purchase units, each unit consisting of one share of common stock and one common stock purchase warrant at $.25 per unit dated November 8, 2001
     10.18        Form of Subscription Agreement between RxBazaar and the
                  signatories thereto to purchase units, each unit consisting of a 10% $100,000 unsecured convertible promissory note and warrant to purchase an additional 100,000 shares of common stock dated January 15, 2002
     10.19        Subscription Agreement between RxBazaar and RxSupply Chain
                  Partners, LLC dated June 13, 2001 to purchase 2,000,000 shares of Common Stock of RxBazaar
     10.20        RxBazaar Series B Preferred Stock Subscription Agreement and
                  Investment Letter dated February 2002
     10.21        Employment Agreement between RxBazaar and Anand Adya dated
                  April 3, 2000
     10.22        Employment Agreement between RxBazaar and Bruce Warwick dated
                  May 15, 2000
     10.23        Employment Agreement between RxBazaar and James Stahly dated
                  October 23, 2000
     10.24        Form of Employee Non-Disclosure Agreement and Intellectual
                  Property Assignment Agreement
     10.25        2000 Stock Option/Restricted Stock Plan of RxBazaar

     10.26        SB Merger Corp. 2002 Stock Incentive Plan
     10.27 Commercial Lease Agreement between SPC Properties Limited and Superior Pharmaceutical Company
     10.28 Lease Agreement between Scott F. Orton, John H. Thigpen, III and RxBazaar dated April 25, 2001
     10.29 Financing and Security Agreement among The CIT Group/Business Credit, Inc., Superior Pharmaceutical Company and RxBazaar dated February 23, 2001
     10.30 RxBazaar Guaranty pursuant to Financing and Security Agreement among The CIT Group/Business Credit, Inc., Superior Pharmaceutical Company and RxBazaar dated February 23, 2001
     10.31 Pledge Agreement between RxBazaar and The CIT Group/Business Credit, Inc. dated February 23, 2001
     10.32 Form of Liquidation Assistance Agreement among each of Wadekar, Stahly, Cusick, and Superior Pharmaceutical Company, RxBazaar, and The CIT Group/Business Credit, Inc. dated February 23, 2001
     10.33 First Amended and Restated Loan Agreement between DynaGen, Inc., RxBazaar, Superior Pharmaceutical Company, Argosy Investment Partners, L.P. and FINOVA Mezzanine Capital Inc. dated February 23, 2001
     10.34 Security Agreement between RxBazaar and FINOVA Mezzanine Capital Inc. dated February 23, 2001
     10.35 Pledge and Security Agreement between RxBazaar and FINOVA Mezzanine Capital Inc. dated February 23, 2001
     10.36 Assignment and Assumption Agreement among DynaGen, Inc., Able Laboratories, Inc. and Superior Pharmaceutical Company dated February 23, 2001
     10.37 Guaranty and Pledge Agreement dated February 15, 2001 between Able Laboratories, Inc., RxBazaar, Kenilworth LLC, Infusion Capital Investment Corp. and Ocean Marketing Corp.
     23.1*        Consent of Gusrae, Kaplan & Bruno PLLC (included in Exhibit
                  5.1)
     23.2         Consent of Feldman Sherb & Co., P.C.
     23.3         Consent of Wolf & Co., P.C.
     99.1         Reconfirmation Letter
     99.2         Consent of Board of Directors of RxBazaar dated April 10, 2002

------------------
* Previously filed on Amendment Number 5 to the Registration Statement of SB Merger Corp. on Form SB-2 (File No. 333-39044), as filed with the Securities and Exchange Commission on January 25, 2001.
** Previously filed on Amendment Number 1 to the Registration Statement of SB Merger Corp. on Form SB-2 (File No. 333-39044), as filed with the Securities and Exchange Commission on August 24, 2000.
*** Previously filed on the Registration Statement of SB Merger Corp. on Form SB-2 (File No. 333-39044), as filed with the Securities and Exchange Commission on January 19, 2001.

UNDERTAKINGS

The registrant undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

        (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

        (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

            In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY, on April 15, 2002.

                                        SB Merger Corp.


                                        /s/  Judith Haselton
                                        ----------------------------------------
                                        By: Judith Haselton, President

            In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2002.

      SIGNATURE                        TITLE                            DATE
      ---------                        -----                            ----

/s/ Judith Haselton           President, Chief Executive          April 15, 2002
-------------------------     Officer and Director
Judith Haselton


/s/ Richard Campbell          Secretary, Treasurer and            April 15, 2002
-------------------------     Director
Richard Campbell

                                  EXHIBIT INDEX

     EXHIBIT
     NUMBER       EXHIBIT DESCRIPTION
     ------       -------------------

     *1.1         Underwriting Agreement between SB Merger and Merit Capital
                  Associates, Inc. dated January 1, 2001
      2.1         Merger Agreement and Plan of Reorganization among RxBazaar, SB
                  Merger and RxB Acquisition Corp. dated February 1, 2002
      3.1         Amended and Restated Certificate of Incorporation of SB Merger
                  filed with the Delaware Secretary of State on
      3.2         Amended and Restated Bylaws of SB Merger
      3.3         Certificate of Incorporation of RxBazaar filed with the
                  Delaware Secretary of State on October 25, 1999
      3.4         Certificate of Amendment of Certificate of Incorporation of
                  RxBazaar filed with the Delaware Secretary of State on
                  February 15, 2001
      3.5         Certificate of Designations, Preferences and Rights of Series
                  A Convertible Preferred Stock of RxBazaar filed with the
                  Delaware Secretary of State on February 15, 2001
      3.6         Certificate of Amendment of Certificate of Incorporation of
                  RxBazaar filed with the Delaware Secretary of State on
                  December 12, 2001
      3.7         Certificate of Amendment of Certificate of Incorporation of
                  RxBazaar filed with the Delaware Secretary of State on January
                  31, 2002
      3.8         Certificate of Designations, Preferences and Rights of Series
                  B Convertible Preferred Stock of RxBazaar filed with the
                  Delaware Secretary of State on April 10, 2002
      3.9         By-laws of RxBazaar
    **5.1         Opinion of Gusrae, Kaplan & Bruno PLLC
      10.1        Agreement and Plan of Merger among RxBazaar, RxBazaar.com
                  Acquisition Corp., Superior Pharmaceutical Company and
                  DynaGen, Inc. dated October 20, 2000
      10.2        First Amended and Restated Secured Promissory Note issued by
                  RxBazaar and issued to FINOVA Mezzanine Capital Inc. in the amount of $1,500,000 dated February 23, 2001
      10.3        First Amended and Restated Secured Promissory Note issued by
                  RxBazaar and issued to Argosy Investment Partners, L.P. in the amount of $750,000 dated February 23, 2001
      10.4        Revolving Loan Promissory Note issued by Superior
                  Pharmaceutical Company and issued to The CIT Group/Business
                  Credit, Inc. in the amount of $12,500,000 dated February 23,
                  2001
      10.5        Form of 10% unsecured promissory note issued by RxBazaar on
                  January 15, 2002
      10.6        Warrant to purchase 1,200,000 shares of common stock of
                  RxBazaar at $2.50 per share issued to Able Laboratories, Inc.
                  dated September 29, 2000
      10.7        Form of Warrant to purchase shares of common stock of RxBazaar at $2.00 per share dated February 23, 2001
      10.8        Form of Warrant to purchase shares of common stock of RxBazaar at $.25 per share issued November 8, 2001
      10.9        Form of Warrant to purchase shares of common stock of RxBazaar at $.10 per share dated January 15, 2002
  ***10.10        Escrow Agreement (Funds) between SB Merger Corp. and
                  Continental Stock Transfer & Trust Company
  ***10.11        Escrow Agreement (Stock) between SB Merger Corp. and
                  Continental Stock Transfer & Trust Company
     10.12        Form of Right of First Refusal Agreement between RxBazaar and the parties listed thereto dated October 25, 1999
     10.13        Form of Stock Purchase Agreement to purchase shares of common stock of RxBazaar at $1.00 per share
     10.14        Form of Stock Purchase Agreement to purchase shares of common stock of RxBazaar at $2.00 per share
     10.15        Securities Purchase Agreement between RxBazaar and Kenilworth
                  LLC and The Endeavor Capital Investment Fund S.A. dated
                  February 15, 2001, to purchase 3,133,333 shares of Series A
                  Convertible Preferred Stock of RxBazaar

     10.16 Form of Securities Purchase Agreement to purchase units at $1.50 per unit, each unit consisting of one share of common stock and a warrant to purchase an additional share of common stock dated February 2001
     10.17 Form of Subscription Agreement between RxBazaar and the signatories thereto to purchase units, each unit consisting of one share of common stock and one common stock purchase warrant at $.25 per unit dated November 8, 2001
     10.18 Form of Subscription Agreement between RxBazaar and the signatories thereto to purchase units, each unit consisting of a 10% $100,000 unsecured convertible promissory note and warrant to purchase an additional 100,000 shares of common stock dated January 15, 2002
     10.19 Subscription Agreement between RxBazaar and RxSupply Chain Partners, LLC dated June 13, 2001 to purchase 2,000,000 shares of Common Stock of RxBazaar
     10.20 RxBazaar Series B Preferred Stock Subscription Agreement and Investment Letter dated February 2002
     10.21 Employment Agreement between RxBazaar and Anand Adya dated April 3, 2000
     10.22 Employment Agreement between RxBazaar and Bruce Warwick dated May 15, 2000
     10.23 Employment Agreement between RxBazaar and James Stahly dated October 23, 2000
     10.24 Form of Employee Non-Disclosure Agreement and Intellectual Property Assignment Agreement
     10.25        2000 Stock Option/Restricted Stock Plan of RxBazaar
     10.26        SB Merger Corp. 2002 Stock Incentive Plan
     10.27 Commercial Lease Agreement between SPC Properties Limited and Superior Pharmaceutical Company
     10.28 Lease Agreement between Scott F. Orton, John H. Thigpen, III and RxBazaar dated April 25, 2001
     10.29 Financing and Security Agreement among The CIT Group/Business Credit, Inc., Superior Pharmaceutical Company and RxBazaar dated February 23, 2001
     10.30 RxBazaar Guaranty pursuant to Financing and Security Agreement among The CIT Group/Business Credit, Inc., Superior Pharmaceutical Company and RxBazaar dated February 23, 2001
     10.31 Pledge Agreement between RxBazaar and The CIT Group/Business Credit, Inc. dated February 23, 2001
     10.32 Form of Liquidation Assistance Agreement among each of Wadekar, Stahly, Cusick, and Superior Pharmaceutical Company, RxBazaar, and The CIT Group/Business Credit, Inc. dated February 23, 2001
     10.33 First Amended and Restated Loan Agreement between DynaGen, Inc., RxBazaar, Superior Pharmaceutical Company, Argosy Investment Partners, L.P. and FINOVA Mezzanine Capital Inc. dated February 23, 2001
     10.34 Security Agreement between RxBazaar and FINOVA Mezzanine Capital Inc. dated February 23, 2001
     10.35 Pledge and Security Agreement between RxBazaar and FINOVA Mezzanine Capital Inc. dated February 23, 2001
     10.36 Assignment and Assumption Agreement among DynaGen, Inc., Able Laboratories, Inc. and Superior Pharmaceutical Company dated February 23, 2001
     10.37 Guaranty and Pledge Agreement dated February 15, 2001 between Able Laboratories, Inc., RxBazaar, Kenilworth LLC, Infusion Capital Investment Corp. and Ocean Marketing Corp.
     23.1*        Consent of Gusrae, Kaplan & Bruno PLLC (included in Exhibit
                  5.1)
     23.2         Consent of Feldman Sherb & Co., P.C.
     23.3         Consent of Wolf & Co., P.C.
     99.1         Reconfirmation Letter
     99.2         Consent of Board of Directors of RxBazaar dated April 10, 2002

------------------
* Previously filed on Amendment Number 5 to the Registration Statement of SB Merger Corp. on Form SB-2 (File No. 333-39044), as filed with the Securities and Exchange Commission on January 25, 2001.
** Previously filed on Amendment Number 1 to the Registration Statement of SB Merger Corp. on Form SB-2 (File No. 333-39044), as filed with the Securities and Exchange Commission on August 24, 2000.
*** Previously filed on the Registration Statement of SB Merger Corp. on Form SB-2 (File No. 333-39044), as filed with the Securities and Exchange Commission on January 19, 2001.

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